                                                                    Exhibit 99.3

                        FINANCING AND SECURITY AGREEMENT
                                  by and among

                                OPTELECOM, INC.,
                              OPTELECOM UK LIMITED,
                            OPTELECOM EUROPE LIMITED,
                                       and
                              NKF ELECTRONICS, B.V.

                                   as Obligors

                                       and

                 MANUFACTURERS AND TRADERS TRUST COMPANY, Lender

                              Dated: March 8, 2005

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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS                                                           2
Section 1.1       Certain Defined Terms.                                        2
Section 1.2       Accounting Terms and Other Definitional Provisions.          26
Section 1.3       Dutch Terms                                                  26
ARTICLE II THE CREDIT FACILITIES                                               27
Section 2.1       The U.S. Revolving Credit Facility.                          27
    2.1.1    U.S. Revolving Credit Facility.                                   27
    2.1.2    Procedure for Making U.S. Revolving Loan Advances.                27
    2.1.3    U.S. Borrowing Base.                                              28
    2.1.4    U.S. Borrowing Base Report.                                       29
    2.1.5    Promise to Pay U.S. Revolving Loan.                               29
    2.1.6    Mandatory Prepayments of U.S. Revolving Loan.                     29
    2.1.7    Optional Prepayments of U.S. Revolving Loan.                      30
    2.1.8    U.S. Revolving Loan Account.                                      30
    2.1.9    Revolving Credit Unused Line Fee, Monitoring Fee.                 30
Section 2.2       The U.S. Term Loan.                                          31
    2.2.1    U.S. Term Loan Commitment.                                        31
    2.2.2    Promise to Pay U.S. Term Loan.                                    31
    2.2.3    U.S. Term Loan Installment Payments.                              31
    2.2.4    Mandatory Prepayments of U.S. Term Loan.                          31
    2.2.5    Optional Prepayments of U.S. Term Loan.                           32
Section 2.3       The Dutch Revolving Credit Facility.                         32
    2.3.1    Dutch Revolving Credit Facility.                                  32
    2.3.2    Procedure for Making Dutch Revolving Loan Advances.               32
    2.3.3    Dutch Borrowing Base.                                             33
    2.3.4    Dutch Borrowing Base Report.                                      34
    2.3.5    Promise to Pay Dutch Revolving Loan.                              34
    2.3.6    Mandatory Prepayments of Dutch Revolving Loan.                    34
    2.3.7    Optional Prepayments of Dutch Revolving Loan.                     35
    2.3.8    Dutch Revolving Loan Account.                                     35
Section 2.4       The Dutch Term Loan.                                         35
    2.4.1    Dutch Term Loan Commitment.                                       35
    2.4.2    Promise to Pay Dutch Term Loan.                                   36
    2.4.3    Dutch Term Loan Installment Payments.                             36
    2.4.4    Mandatory Prepayments of Dutch Term Loan.                         36
    2.4.5    Optional Prepayments of Dutch Term Loan.                          36
Section 2.5       Letter of Credit.                                            37
    2.5.1    Obtaining Letters of Credit.                                      37
    2.5.2    Letter of Credit Fees.                                            37
    2.5.3    Terms of Letters of Credit; Post-Expiration
              Date Letters of Credit.                                          37
    2.5.4    Procedures for Letters of Credit.                                 38
    2.5.5    Payments of Letters of Credit.                                    39
    2.5.6    Change in Law; Increased Cost.                                    40
    2.5.7    General Letter of Credit Provisions.                              40
Section 2.6       Interest.                                                    42
    2.6.1    Applicable Interest Rates.                                        42
    2.6.2    Selection of Interest Rates.                                      43
    2.6.3    Inability to Determine Dollar LIBOR Rate or Euro LIBOR Rate.      45
    2.6.4    Indemnity.                                                        45
    2.6.5    Payment of Interest.                                              45
  Section 2.7     General Financing Provisions.                                46
    2.7.1    Consideration; Obligors' Representative.                          46

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
    2.7.2    Origination Fees.                                                 47
    2.7.3    Field Examination Fees.                                           47
    2.7.4    Computation of Interest and Fees.                                 48
    2.7.5    Payments.                                                         48
    2.7.6    Liens; Setoff.                                                    48
    2.7.7    Requirements of Law.                                              49
Section 2.8       Guaranty.                                                    49
Section 2.9       Limitations on Joint and Several Liability
                   for Obligations.                                            52
ARTICLE III THE COLLATERAL                                                     52
Section 3.1       Debt and Obligations Secured.                                52
Section 3.2       Grant of Liens.                                              53
Section 3.3       Collateral Lists.                                            53
Section 3.4       Personal Property.                                           54
    3.4.1    Securities, Chattel Paper, Promissory Notes, etc.                 54
    3.4.2    Patents, Copyrights and Other Property Requiring
             Additional Steps to Perfect.                                      54
Section 3.5       Record Searches.                                             54
Section 3.6       Costs.                                                       55
Section 3.7       Release.                                                     55
Section 3.8       Inconsistent Provisions.                                     55
Section 3.9       Ranking of Lien Priorities.                                  56
Section 3.10      Authorization to File Financing Statements.                  56
ARTICLE IV REPRESENTATIONS AND WARRANTIES                                      56
Section 4.1       Representations and Warranties.                              56
    4.1.1    Subsidiaries.                                                     56
    4.1.2    Good Standing.                                                    56
    4.1.3    Power and Authority.                                              57
    4.1.4    Binding Agreements.                                               57
    4.1.5    No Conflicts.                                                     57
    4.1.6    No Defaults, Violations.                                          57
    4.1.7    Compliance with Laws.                                             58
    4.1.8    Margin Stock.                                                     58
    4.1.9    Investment Company Act; Margin Securities.                        58
    4.1.10   Litigation.                                                       58
    4.1.11   Financial Condition.                                              58
    4.1.12   Proforma Financial Statements.                                    59
    4.1.13   Full Disclosure.                                                  59
    4.1.14   Indebtedness for Borrowed Money.                                  59
    4.1.15   Taxes.                                                            60
    4.1.16   ERISA.                                                            60
    4.1.17   Title to Properties.                                              60
    4.1.18   Patents, Trademarks, Etc.                                         60
    4.1.19   Employee Relations.                                               61
    4.1.20   Presence of Hazardous Materials or Hazardous
              Materials Contamination.                                         61
    4.1.21   Perfection and Priority of Collateral.                            61
    4.1.22   Places of Business and Location of Collateral.                    62
    4.1.23   Business Names and Addresses.                                     62
    4.1.24   Equipment.                                                        62
    4.1.25   Inventory.                                                        62
    4.1.26   Accounts.                                                         62
    4.1.27   Compliance with Eligibility Standards.                            63
    4.1.28   Stock.                                                            63
    4.1.29   Purchase Agreement Transaction.                                   63
    4.1.30   Centre of Main Interest.                                          63
Section 4.2       Survival; Updates of Representations and Warranties.         64

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
ARTICLE V CONDITIONS PRECEDENT                                                 64
Section 5.1       Conditions to the Initial Advance.                           64
    5.1.1    Organizational Documents - Obligors.                              64
    5.1.2    Approval of Dutch Borrower's Works Council.                       65
    5.1.3    Opinions of Obligors' Counsel in U.S., U.K.
              and The Netherlands.                                             65
    5.1.4    Consents, Licenses, Approvals, Etc.                               65
    5.1.5    Financing Documents and Collateral.                               65
    5.1.6    Other Financing Documents.                                        65
    5.1.7    Other Documents, Etc.                                             66
    5.1.8    Payment of Fees and Reimbursements.                               66
    5.1.9    Collateral Lists.                                                 66
    5.1.10   Recordings and Filings.                                           66
    5.1.11   Receivables Insurance Policy.                                     66
    5.1.12   Evidence of Insurance.                                            66
    5.1.13   Landlord's  and Mortgagee's Waivers.                              66
    5.1.14   Bailee Acknowledgements.                                          67
    5.1.15   Field Examination.                                                67
    5.1.16   Equipment Appraisal.                                              67
    5.1.17   Proforma Balance Sheet and Projections.                           67
    5.1.18   Subordinated Obligations Documents.                               67
    5.1.19   Subordinated Obligations.                                         67
    5.1.20   Purchase Agreement Transaction.                                   67
Section 5.2       Conditions to all Extensions of Credit.                      68
    5.2.1    Borrowing Base.                                                   68
    5.2.2    Default.                                                          68
    5.2.3    Representations and Warranties.                                   68
    5.2.4    Legal Matters.                                                    69
ARTICLE VI COVENANTS OF THE OBLIGORS                                           69
Section 6.1       Affirmative Covenants.                                       69
    6.1.1    Financial Statements.                                             69
    6.1.2    Reports to SEC and to Stockholders.                               70
    6.1.3    Recordkeeping, Rights of Inspection, Field Examination, Etc.      70
    6.1.4    Corporate Existence.                                              71
    6.1.5    Compliance with Laws.                                             71
    6.1.6    Preservation of Properties.                                       71
    6.1.7    Line of Business.                                                 71
    6.1.8    Insurance.                                                        71
    6.1.9    Taxes.                                                            72
    6.1.10   ERISA.                                                            72
    6.1.11   Notification of Events of Default and Adverse Developments.       72
    6.1.12   Hazardous Materials; Contamination.                               73
    6.1.13   Disclosure of Significant Transactions.                           74
    6.1.14   Financial Covenants.                                              74
    6.1.15   Collection of Receivables.                                        74
    6.1.16   Assignments of Receivables.                                       75
    6.1.17   Government Accounts.                                              75
    6.1.18   Notice of Returned Goods, etc.                                    75
    6.1.19   Inventory.                                                        75
    6.1.20   Insurance With Respect to Equipment and Inventory.                76
    6.1.21   Maintenance of the Collateral.                                    76
    6.1.22   Equipment.                                                        76
    6.1.23   Defense of Title and Further Assurances.                          77
    6.1.24   Business Names; Locations.                                        77
    6.1.25   Subsequent Opinion of Counsel as to Recording Requirements.       77
    6.1.26   Use of Premises and Equipment.                                    78
    6.1.27   Protection of Collateral.                                         78
Section 6.2       Negative Covenants.                                          78

                                      iii

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
    6.2.1    Merger, Acquisition or Sale of Assets.                            78
    6.2.2    Subsidiaries.                                                     78
    6.2.3    Purchase or Redemption of Securities, Dividend Restrictions.      79
    6.2.4    Indebtedness.                                                     79
    6.2.5    Investments, Loans and Other Transactions.                        80
    6.2.6    Stock of Subsidiaries.                                            80
    6.2.7    Subordinated Indebtedness.                                        81
    6.2.8    Liens.                                                            81
    6.2.9    Transactions with Affiliates.                                     81
    6.2.10   ERISA Compliance.                                                 81
    6.2.11   Prohibition on Hazardous Materials.                               81
    6.2.12   Method of Accounting; Fiscal Year.                                82
    6.2.13   Compensation.                                                     82
    6.2.14   Transfer of Collateral.                                           82
    6.2.15   Sale and Leaseback.                                               82
    6.2.16   Disposition of Collateral.                                        82
    6.2.17   Amendments or Modification to Charter Documents.                  83
ARTICLE VII DEFAULT AND RIGHTS AND REMEDIES                                    83
Section 7.1       Events of Default.                                           83
    7.1.1    Failure to Pay.                                                   83
    7.1.2    Breach of Representations and Warranties.                         83
    7.1.3    Failure to Comply with Certain Covenants.                         83
    7.1.4    Failure to Comply with Other Covenants.                           84
    7.1.5    Default Under Other Financing Documents.                          84
    7.1.6    Insolvency.                                                       84
    7.1.7    Bankruptcy.                                                       84
    7.1.8    Receivership.                                                     84
    7.1.9    Judgment.                                                         84
    7.1.10   Execution; Attachment.                                            85
    7.1.11   Default Under Other Borrowings.                                   85
    7.1.12   Unenforceable Liens.                                              85
    7.1.13   Challenge to Agreements.                                          85
    7.1.14   Material Adverse Effect.                                          85
    7.1.15   Change in Control.                                                85
    7.1.16   Liquidation, Termination, Dissolution.                            85
    7.1.17   Suit by Seller.                                                   86
Section 7.2       Remedies.                                                    86
    7.2.1    Acceleration, Termination.                                        86
    7.2.2    Uniform Commercial Code.                                          86
    7.2.3    Standard of Care.                                                 87
    7.2.4    Specific Rights With Regard to Collateral.                        88
    7.2.5    Application of Proceeds.                                          89
    7.2.6    Performance by Lender.                                            89
    7.2.7    Other Remedies.                                                   90
ARTICLE VIII MISCELLANEOUS                                                     90
Section 8.1       Notices.                                                     90
Section 8.2       Amendments; Waivers.                                         91
Section 8.3       Cumulative Remedies.                                         92
Section 8.4       Severability.                                                92
Section 8.5       Assignments and Participations by Lender.                    93
Section 8.6       Disclosure of Information by Lender.                         93
Section 8.7       Successors and Assigns.                                      93
Section 8.8       Continuing Agreements.                                       93
Section 8.9       Enforcement Costs.                                           94

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
Section 8.10      Applicable Law; Jurisdiction.                                94
    8.10.1   Applicable Law.                                                   94
    8.10.2   Submission to Jurisdiction.                                       94
    8.10.3   Appointment of Agent for Service of Process.                      95
    8.10.4   Service of Process.                                               95
Section 8.11      Duplicate Originals and Counterparts;
                    Counterpart Facsimile Execution.                           95
Section 8.12      Headings.                                                    95
Section 8.13      No Agency.                                                   96
Section 8.14      Date of Payment.                                             96
Section 8.15      Entire Agreement.                                            96
Section 8.16      Liability of the Lender.                                     96
Section 8.17      Patriot Act Notice.                                          97
Section 8.18      Waiver of Trial by Jury.                                     97

                        FINANCING AND SECURITY AGREEMENT

      THIS FINANCING AND SECURITY AGREEMENT (this "Agreement") is made as of March 8, 2005, by and among (a) OPTELECOM, INC., a corporation organized under the laws of the State of Delaware (the "U.S. Borrower"), (b) OPTELECOM UK LIMITED, a company organized and existing under the laws of England and Wales and OPTELECOM EUROPE LIMITED, a company organized and existing under the laws of England and Wales (each a "U.K. Subsidiary" and collectively, the "U.K. Subsidiaries"), (c) NKF ELECTRONICS IBERICA S.L., formerly known as NKF IBERICA S.L., a private company with limited liability organized and existing under the laws of Spain (the "Spanish Subsidiary") and (d) NKF ELECTRONICS, B.V., a corporation organized and existing under the laws of The Netherlands (the "Dutch Borrower")(the U.S. Borrower and the Dutch Borrower each being sometimes called a "Borrower" and both of them being collectively called the "Borrowers")(the U.S. Borrower, the U.K. Subsidiaries, the Spanish Subsidiary, the Dutch Borrower and each Additional Obligor (hereinafter defined) being each sometimes call an "Obligor" and all of them collectively, the "Obligors"); and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York State bank (the "Lender").

                                    RECITALS

A. The Obligors have requested the Lender to make credit facilities and term loans to the Borrowers consisting of: (i) a revolving credit facility in the maximum principal amount of Five Million Dollars ($5,000,000) to be made available to the U.S. Borrower for the purpose of obtaining letters of credit and financing the U.S. Borrower's working capital needs and certain Acquisition Expenses (hereinafter defined), (ii) a term loan in the maximum principal amount of Nine Million One Hundred Fifty Two Thousand Eight Hundred Seventy Dollars and Forty Cents ($9,152,870.40) to be made to the U.S. Borrower for the purpose of partially financing the U.S. Borrower's acquisition of the stock of the Dutch Borrower, (iii) a revolving credit facility in the maximum principal amount of the Euro Currency Equivalent (hereinafter defined) of Five Million Dollars ($5,000,000) to be made available to the Dutch Borrower in Euros for the purpose of obtaining letters of credit and financing the Dutch Borrower's working capital needs, and (iv) a term loan in the maximum principal amount of Four Million Eighty Eight Thousand Euros ((euro)4,088,000) to be made available to the Dutch Borrower for the purpose of refinancing certain indebtedness owed to the Seller (hereinafter defined).

B. The Lender is willing to make such credit facilities and term loans available to the Borrowers upon the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENTS

      NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                              ARTICLE I DEFINITIONS

Section 1.1 Certain Defined Terms.

      As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

      "Account" individually and "Accounts" collectively mean all presently existing or hereafter acquired or created accounts (as defined in the Maryland Uniform Commercial Code-Secured Transactions), accounts receivable, receivables arising out of the use of a credit or charge card or information contained on or for use with the card, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in, or a lease of, goods, all rights to receive the payment of money or other consideration under present or future contracts, or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in goods which gave rise to any or all of the foregoing, including all commercial tort claims (as defined in the Maryland Uniform Commercial Code-Secured Transactions), other claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind, Supporting Obligations, letter-of-credit rights (as defined in the Maryland Uniform Commercial Code-Secured Transactions) and letters of credit given by any Person with respect to any of the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.

      "Account Debtor" means any Person who is obligated on a Receivable and "Account Debtors" means collectively, all Persons who are obligated on the Receivables.

      "Acquisition Expenses" means cost and expenses associated in connection with the U.S. Borrower's acquisition of the stock of the Dutch Borrower.

      "Additional Obligor" means each Subsidiary of the Obligors which has executed and delivered an Additional Obligor Joinder Supplement and has otherwise complied with the provisions of Section 6.2.2 (Subsidiaries).

      "Additional Obligor Joinder Supplement" shall mean an Additional Obligor Joinder Supplement in substantially the form attached hereto as EXHIBIT A, with the blanks appropriately completed and executed and delivered by the Additional Obligor and by the Lender.

      "Affiliate" means, with respect to any designated Person, any other Person, (a) directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Person designated, (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in such designated Person, or (c) five percent (5%) or more of whose stock or other equity interest is directly or indirectly owned or held by such designated Person. For purposes of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other equity interests or by contract or otherwise.

      "Agreement" means this Financing and Security Agreement, as amended, restated, supplemented or otherwise modified in writing in accordance with the provisions of Section 8.2 (Amendments; Waivers).

      "Aggregate Revolving Loan Cap" means Five Million Dollars ($5,000,000).

      "Applicable Interest Rate" means (a) the LIBOR Rate, or (b) the Base Rate.

      "Applicable Margin" means the applicable percentage per annum added, as set forth in Section 2.6.1 (Applicable Interest Rates), to the LIBOR Base Rate or the Base Rate to then constitute the Applicable Interest Rate.

      "Assessments" has the meaning set forth in Section 2.7.5 (Payments).

      "Asset Coverage Ratio" means, as of any one time, the ratio of (a) the sum of (i) the amount of the U.S. Borrowing Base, plus (ii) the amount of the Dutch Borrowing Base, minus (iii) any Unused Availability, to (b) the total aggregate outstanding amount of the Credit Facility.

      "Asset Disposition" means the disposition of any or all of the Assets of any Obligor, whether by sale, lease, transfer or other disposition (including any such disposition effected by way of merger or consolidation) other than (a) transfers from one Obligor to another, (b) sales of Inventory, (c) licensing of Patents, Trademarks and/or Copyrights, and (d) dispositions of worn, used, surplus or obsolete Equipment made in the ordinary course of business, in each case prior to the occurrence of a Default which is continuing.

      "Assets" means at any date all assets that, in accordance with GAAP consistently applied, should be classified as assets on a consolidated and consolidating balance sheet of the U.S. Borrower.

      "Bankruptcy Code" means with respect to the U.S. Borrower and any other Obligor located with the United State of America, the United States Bankruptcy Code, with respect to any Obligor located within the United Kingdom, any similar Laws in effect in the United Kingdom, with respect to any Obligor located within The Netherlands, any similar Laws in effect in The Netherlands, all as amended from time to time, and any successor Laws.

      "Base Rate" means the sum of (a) the Prime Rate plus (b) the Applicable Margin.

      "Base Rate Loan" means any Loan for which interest is to be computed with reference to the Base Rate.

      "Borrower" means each Person defined as a Borrower in the preamble of this Agreement and, "Borrowers" means the collective reference to both Persons defined as "Borrower" in the preamble to this Agreement.

      "Business Day" means for all purposes other than as covered by clauses (b) and (c) below, (a) any day other than a Saturday, Sunday or other day on which commercial banks in the State and in the State of New York are authorized or required to close, (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Dollar LIBOR Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits are being carried on in the London interbank market, or (c) if the applicable Business Day relates to a Dutch Revolving Loan, any day in which trading by and between banks in Euro deposits are being carried on in the London interbank market.

      "Calculation Date" has the meaning set forth in Section 2.2.4 (Mandatory Prepayments of U.S. Term Loan).

      "Capital Expenditure" means an expenditure (whether payable in cash or other property or accrued as a liability) for Fixed or Capital Assets, including, without limitation, the entering into a Capital Lease.

      "Capital Lease" means with respect to any Person any lease of real or personal property, for which the related Lease Obligations have been or should be, in accordance with GAAP consistently applied, capitalized on the balance sheet of that Person.

      "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit with maturities of one (1) year or less from the date of acquisition of, or money market accounts maintained with, the Lender, any Affiliate of the Lender, or any other domestic commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000.00) or such other domestic financial institutions or domestic brokerage houses to the extent disclosed to, and approved by, the Lender, (c) commercial paper of a domestic issuer rated at least either A-2 by Standard & Poor's Corporation (or its successor) or P-2 by Moody's Investors Service, Inc. (or its successor) with maturities of six (6) months or less from the date of acquisition, and (d) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (a) or deposits of the type described in clause (b) above entered into with a bank meeting the qualifications described in clause (b) above. In addition, with respect to each Non-U.S. Obligor, Cash Equivalents shall also mean (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by the national government or any agency thereof or any agency thereof in which jurisdiction such Non-U.S. Obligor is organized and existing and (b) certificates of deposit with maturities of one
(1) year or less from the date of acquisition of, or money market accounts maintained with a commercial bank or financial institution reasonably acceptable to the Lender; provided that the Lender has a first priority lien on, and security interest in, all of such Non-U.S. Obligor's rights, title and interest in and to such Cash Equivalents. In addition, with respect to each Non-U.S. Obligor, Cash Equivalents shall also mean (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by the national government or any agency thereof in which jurisdiction such Non-U.S. Obligor is organized and existing and (b) certificates of deposit with maturities of one (1) year or less from the date of acquisition of, or money market accounts maintained with a commercial bank or financial institution in which jurisdiction such Non-U.S. Obligor is organized and existing and which is reasonably acceptable to the Lender.

      "Chattel Paper" means chattel paper (as defined in the Maryland Uniform Commercial Code-Secured Transactions), together with, writing or writings which evidence both a monetary obligation and a security interest in or lease of specific goods; any returned, rejected or repossessed goods covered by any such writing or writings and all proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods; and all proceeds (cash and non-cash) of the foregoing.

      "Change of Control" shall be deemed to have occurred (a) with respect to the U.S. Borrower if (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934) of 51% or more of the outstanding shares of voting stock of the U.S. Borrower, or (ii) if a majority of the members of the board of directors of the U.S. Borrower are not Continuing Directors, or (b) with respect any other Obligor, if the U.S. Borrower shall at any time not own directly or indirectly, beneficially and of record, 100% (on a fully diluted basis) of the outstanding Equity of such Obligor.

      "Closing Date" means the Business Day, in any event not later than March 8, 2005, on which the Lender shall be satisfied that the conditions precedent set forth in Section 5.1 (Conditions to the Initial Advance) have been fulfilled or otherwise waived by the Lender in accordance with this Agreement.

      "Collateral" means all property of each and every Obligor subject from time to time to the Liens of this Agreement, any of the Security Documents and/or any of the other Financing Documents, together with any and all cash and non-cash proceeds and products thereof, including, without limitation, the U.S. Collateral and the Dutch Collateral.

      "Collateral List" and "Collateral Lists" have the meanings described respectively in Section 3.3 (Collateral Lists).

      "Commitment" means the U.S. Revolving Credit Commitment, the U.S. Term Loan Commitment, the Dutch Revolving Credit Commitment and the Dutch Term Loan Commitment, as the case may be, and "Commitments" means the collective reference to the U.S. Revolving Credit Commitment, the U.S. Term Loan Commitment, the Dutch Revolving Credit Commitment and the Dutch Term Loan Commitment.

      "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with any Obligor within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

      "Compliance Certificate" means a periodic Compliance Certificate described in Section 6.1.1(b) (Financial Statements).

      "Continuing Directors" means, as of any date of determination, any member of the board of directors of the U.S. Borrower who (a) was a member of such board of directors on the Closing Date or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

      "Copyrights" means and includes, in each case whether now existing or hereafter arising, all of each Obligor's rights, title and interest in and to
(a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, copyright applications, and all renewals of any of the foregoing, (b) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past, current or future infringements of any of the foregoing, (c) the right to sue for past, present and future infringements of any of the foregoing, and (d) all rights corresponding to any of the foregoing throughout the world.

      "Credit Facility" means the U.S. Revolving Credit Facility, the U.S. Term Loan, the Dutch Revolving Credit Facility and the Dutch Term Loan, which are extended pursuant to this Agreement, and "Credit Facilities" means collectively the U.S. Revolving Credit Facility, the U.S. Term Loan, the Dutch Revolving Credit Facility and the Dutch Term Loan and any and all other credit facilities now or hereafter extended under or secured by this Agreement.

      "Current Letter of Credit Obligations" has the meaning described in
Section 2.5.5 (Payments of Letters of Credit).

      "Default" has the meaning set forth in Section 7.1 (Events of Default).

      "Documents" means all documents of title, whether now existing or hereafter acquired or created, and all proceeds (cash and non-cash) of the foregoing.

      "Dollar", "Dollars" and "$" mean the lawful currency of the United States of America.

      "Dollar Currency Equivalent" means, on any date of determination, the amount of Dollars which results from the sale of a given amount in Euros, determined at the rate of exchange quoted generally by the Lender to its customers as the market rate of foreign exchange for the sale of Euros for Dollars.

      "Dollar Interest Period" means as to any Dollar LIBOR Loan, the period commencing on and including the date such Dollar LIBOR Loan is made (or on the effective date of the U.S. Borrower's election to convert any Base Rate Loan to a Dollar LIBOR Loan in accordance with the provisions of this Agreement) and ending on and including the day which is 30, 60, 90 or 180 days thereafter, as selected by the U.S. Borrower in accordance with the provisions of this Agreement, and thereafter, each period commencing on the last day of the then preceding Interest Period for such Dollar LIBOR Loan and ending on and including the day which is 30, 60, 90 or 180 days thereafter, as selected by the U.S. Borrower, in accordance with the provisions of this Agreement; provided, however that:

      (a)   the first day of any Dollar Interest Period shall be a Business Day;

      (b) if any Dollar Interest Period would end on a day that is not a Business Day, such Dollar Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case, such Dollar Interest Period shall end on the next preceding Business Day; and

      (c) no Dollar Interest Period shall extend beyond the U.S. Revolving Credit Termination Date.

      "Dollar LIBOR Loan" means any Loan for which interest is to be computed with reference to the Dollar LIBOR Rate.

      "Dollar LIBOR Rate" means for any Dollar Interest Period with respect to any Dollar LIBOR Loan, the interest rate per annum (rounded up, if necessary, to the nearest 1/16th of 1%) equal to the per annum rate of interest at which deposits in Dollars are obtained by dividing (i) the rate fixed by the British Bankers Association for Dollar deposits in the London Interbank Eurodollar Market at approximately 11:00 a.m. (London time) (or as soon thereafter as practicable), two Business Days before the first day of the applicable Dollar Interest Period, in an amount equal to the aggregate principal amount outstanding on the first day of the Dollar Interest Period, as determined by the Lender from any broker, quoting service or commonly available source utilized by the Lender, by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against "Eurocurrency Liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on Dollar LIBOR Loans is determined or any category of extension of credit or other assets which includes loans by a non-United States' office of a bank to United States residents) to any member bank of the Federal Reserve System.

      "Dutch Borrower" means the Person defined as the Dutch Borrower in the preamble of this Agreement.

      "Dutch Borrowing Base" has the meaning described in Section 2.3.3 (Dutch Borrowing Base).

      "Dutch Borrowing Base Deficiency" has the meaning described in Section
2.3.3 (Dutch Borrowing Base).

      "Dutch Borrowing Base Report" has the meaning described in Section 2.3.4 (Dutch Borrowing Base Report).

      "Dutch Collateral" means the collective reference to all property of all Non-U.S. Obligors from time to time subject to the Liens of this Agreement, the Dutch Security Documents and the other Financing Documents, together with any and all cash and non-cash proceeds and products thereof.

      "Dutch Obligations" means the principal of the Dutch Revolving Loan, the Dutch Term Loan and any Letters of Credit issued for the account of the Dutch Borrower and all of the obligations of the Non-U.S. Obligors hereunder and under the Financing Documents, together with any interest thereon, Fees, Enforcement Costs and indemnifications attributable thereto.

      "Dutch Origination Fee" has the meaning described in Section 2.7.2 (Origination Fees).

      "Dutch Revolving Credit Commitment" means the agreement of the Lender relating to the making of the Dutch Revolving Loan Advance subject to and in accordance with the provisions of this Agreement.

      "Dutch Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the Dutch Revolving Credit Termination Date.

      "Dutch Revolving Credit Committed Amount" is at any one time the Euro Currency Equivalent of Five Million Dollars ($5,000,000).

      "Dutch Revolving Credit Expiration Date" means April 1, 2007.

      "Dutch Revolving Credit Facility" means the facility established by the Lender pursuant to Section 2.3 (Dutch Revolving Credit Facility).

      "Dutch Revolving Credit Termination Date" means the earlier of (a) the Dutch Revolving Credit Expiration Date, or (b) the date on which the Dutch Revolving Credit Commitment is terminated pursuant to Section 7.2.1 (Acceleration, Termination) or otherwise.

      "Dutch Revolving Loan" means the aggregate of all the Dutch Revolving Loan Advances.

      "Dutch Revolving Loan Account" has the meaning described in Section 2.3.8 (Dutch Revolving Loan Account).

      "Dutch Revolving Loan Advance" and "Dutch Revolving Loan Advances" have the meanings described in Section 2.3.1 (Dutch Revolving Credit Facility).

      "Dutch Revolving Loan Mandatory Prepayment" and "Dutch Revolving Loan Mandatory Prepayments" have the meanings described in Section 2.3.6 (Mandatory Prepayments of Dutch Revolving Loan).

      "Dutch Revolving Loan Optional Prepayment" and "Dutch Revolving Loan Optional Prepayments" have the meanings described in Section 2.3.7 (Optional Prepayments of Dutch Revolving Loan).

      "Dutch Security Documents" means collectively any assignment, pledge agreement, guaranty trust agreement, security agreement, mortgage, deed of trust, deed to secure debt, indenture, debenture, charge, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Lender on any property of the Dutch Borrower or the other Non-U.S. Obligors to secure all or any portion of the Dutch Obligations, including, without limitation, Deed of Pledge of Rights, Deed of Pledge of Moveable Assets, Deed of Pledge of Bank Accounts, all as the same may from time to time be amended, restated, supplemented or otherwise modified.

      "Dutch Term Loan" has the meanings described in Section 2.4.1 (Dutch Term Loan Commitment).

      "Dutch Term Loan Commitment" means the agreement of the Lender to make the Dutch Term Loan in accordance with the provisions of this Agreement.

      "`Dutch Term Loan Committed Amount" means Four Million Eighty Eight Thousand Euros ((euro)4,088,000).

      "Dutch Term Loan Scheduled Payment" means the amount of the payment on the Dutch Term Loan which the Dutch Borrower is required to make on each Dutch Term Loan Scheduled Payment Date in accordance with Section 2.4.3 (Dutch Term Loan Installment Payments) of this Agreement.

      "Dutch Term Loan Scheduled Payment Date" means the first day of each month, commencing April, 2005.

      "Dutch Term Loan Mandatory Prepayment" and "Dutch Term Loan Mandatory Prepayments" have the meanings described in Section 2.4.4 (Mandatory Prepayments of Dutch Term Loan).

      "Dutch Term Loan Maturity Date" means the earlier of April 1, 2009 or the date the Dutch Term Loan is accelerated under Section 7.2.1 (Acceleration, Termination).

      "Dutch Term Loan Optional Prepayment" and "Dutch Term Loan Optional Prepayments" have the meanings described in Section 2.4.5 (Optional Prepayments of Dutch Term Loan).

      "EBITDA" means as to the U.S. Borrower and its consolidated Subsidiaries for any period of determination thereof, the sum of (a) net income, plus (b) interest expense, plus (c) tax provisions, plus (d) depreciation plus (e) amortization of assets for such period, in accordance with GAAP consistently applied.

      "Eligible Dutch Receivable" means each Eligible Receivable of the Dutch Borrower, "Eligible Dutch Receivables" means all Eligible Receivables of the Dutch Borrower.

      "Eligible Inventory" means all Inventory of the U.S. Borrower held for sale in the ordinary course of business, valued in Dollars at the lowest of the net purchase cost or net manufacturing cost, any ceiling prices which may be established by any Law of any Governmental Authority or prevailing market value, excluding, however, any Inventory which consists of:

      (a)   any Inventory located outside of the United States;

      (b) any Inventory of the U.S. Borrower in which the Lender has not properly perfected the Liens of the Lender under this Agreement, free and clear of all other Liens;

      (c) any Inventory not owned by the U.S. Borrower, which is subject to any retention of title in the seller or which is not in the actual possession of the U.S. Borrower;

      (d) unless expressly waived in writing by the Lender in each instance, any Inventory in the possession of a bailee, warehouseman, consignee or similar third party, except to the extent that such bailee, warehouseman, consignee or similar third party has entered into an agreement with the Lender in which such bailee, warehouseman, consignee or similar third party consents and agrees to the Lender's Lien on such Inventory and to such other terms and conditions as may be reasonably required by the Lender;

      (e) any Inventory located on premises leased or rented to the U.S. Borrower or otherwise not owned by the U.S. Borrower, unless the Lender has received a waiver and consent from the lessor, landlord and/or owner in form and substance reasonably satisfactory to the Lender and from any mortgagee of such lessor, landlord or owner to the extent required by the Lender;

      (f) any Inventory, the sale or other disposition of which has given rise to a Receivable;

      (g) any Inventory which fails to meet all standards and requirements imposed by any Governmental Authority over such Inventory or its production, storage, use or sale;

      (h) work-in-process, supplies, displays, packaging and promotional materials;

      (i) any Inventory as to which the Lender determines in the exercise of its reasonable and good faith discretion at any time is not in good condition or is defective, unmerchantable, post-seasonal, slow moving or obsolete; and

      (j) any Inventory which the Lender in the reasonable and good faith exercise of its discretion has deemed to be ineligible because the Lender otherwise considers the collateral value to the Lender to be impaired or its ability to realize such value to be insecure.

      "Eligible Receivable" and "Eligible Receivables" mean, at any time of determination thereof, the unpaid portion of each Account valued in Dollars with respect to the U.S. Borrower and valued in Euros with respect to the Non-U.S. Obligors (net of any returns, discounts, claims, credits, charges, accrued rebates or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement, but including interest or time value of money fees payable to the extent such amounts are insured under the Obligors' receivables insurance policy acceptable to the Lender the proceeds of which have been assigned to the Lender pursuant to an assignment acknowledged by the insurer); provided that each Account conforms and continues to conform to the following criteria to the satisfaction of the
Lender:

      (a) the Account arose in the ordinary course of the business of the Obligor owed on such Account, from a bona fide outright sale of Inventory by such Obligor, or from services performed by such Obligor;

      (b) the Account is a valid, legally enforceable obligation of the Account Debtor and requires no further act on the part of any Person under any circumstances to make the Account payable by the Account Debtor;

      (c) the Account is based upon an enforceable order or contract, written or oral, for Inventory shipped or for services performed, and the same were shipped or performed in accordance with such order or contract;

      (d) if the Account arises from the sale of Inventory, the Inventory the sale of which gave rise to the Account has been shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding;

      (e) if the Account arises from the performance of services, such services have been fully rendered (or have been rendered to the extent necessary to create a valid and binding unconditional obligation of the Account Debtor for payment of the portion of the Account included in the computation of Eligible Receivables) and do not relate to any warranty claim or obligation;

      (f) the Account is evidenced by an invoice or other documentation in form acceptable to the Lender, dated no later than the date of shipment in the case of the sale of goods, or dated promptly (but in no event later than the last day of the billing cycle during which the services were completed) after completion of the performance of services, and containing only terms normally offered by the Obligor owed on such Account;

      (g) the amount shown on the books of the Obligor owed on such Account and on any invoice, certificate, schedule or statement delivered to the Lender is owing to such Obligor, and no partial payment has been received unless reflected with that delivery;

      (h) the Account is either (i) not outstanding more than ninety (90) days from the date of the invoice therefor or past due more than sixty (60) days after its due date, which shall not be later than sixty (60) days after the invoice date or (ii) is secured by a letter of credit, guaranty or banker's acceptance having terms and from such issuer as are acceptable to the Lender in its sole and absolute discretion (which letter of credit, guaranty or banker's acceptance is subject to an irrevocable assignment of proceeds in favor of the Lender, unless otherwise approved by the Lender) or (iii) is insured under a receivables insurance policy acceptable to the Lender, the proceeds of which have been assigned to the Lender pursuant to an assignment acknowledged by the insurer;

      (i) unless insured under the applicable Obligor's receivables insurance policy acceptable to the Lender, the proceeds of which have been assigned to the Lender pursuant to an assignment acknowledged by the insurer, the Account is not owing by an Account Debtor or group of affiliated Account Debtors whose then existing Accounts owing to the applicable Obligor exceed in the aggregate fifty percent (50%) of the total Eligible Receivables of all the Obligors in the aggregate;

      (j) unless insured under the applicable Obligor's receivables insurance policy acceptable to the Lender, the proceeds of which have been assigned to the Lender pursuant to an assignment acknowledged by the insurer, the Account is not owing by any Account Debtor for which the Lender has deemed fifty percent (50%) or more of such Account Debtor's other Accounts due to such Obligor to be non-Eligible Receivables;

      (k) the Account Debtor has not returned, rejected or refused to retain, or otherwise notified any Obligor of any dispute concerning, or claimed nonconformity of, any of the Inventory or services from the sale or furnishing of which the Account arose, provided, that if such Account otherwise meets the conditions for inclusion among the Eligible Receivables, such Account, minus the amount of the Account attributable to returned, rejected, refused, disputed or claimed non-conforming Inventory, may be included among the Eligible Receivables;

      (l) the Account is not subject to any present or contingent (and no facts exist which are the basis for any future) offset, claim, deduction or counterclaim, dispute or defense in law or equity on the part of such Account Debtor, or any claim for credits, allowances, or adjustments by the Account Debtor because of returned, inferior, or damaged Inventory or unsatisfactory services, or for any other reason including, without limitation, those arising on account of a breach of any express or implied representation or warranty, provided, if such Account otherwise meets the conditions for inclusion among the Eligible Receivables, such Account, minus the amount of the claim, may be included among the Eligible Receivables;

      (m) the Account Debtor is not a Subsidiary or Affiliate of any Obligor or an employee, officer, director or shareholder of any Obligor;

      (n) unless insured under the applicable Obligor's receivables insurance policy acceptable to the Lender, the proceeds of which have been assigned to the Lender pursuant to an assignment acknowledged by the insurer, the Account Debtor is not incorporated or primarily conducting business or otherwise located in any jurisdiction outside of (i) the United States of

America, Canada, or (ii) with respect to an Account Debtor of the Non-U.S. Obligors only, any member state of the European Union;

      (o) the Account Debtor with respect to such Account is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind;

      (p) unless the actions required by Section 6.1.17 (Government Accounts) have been taken, the Account Debtor is not a Governmental Authority;

      (q) none of the Obligors is indebted in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise), with the exception of customary credits, warranty obligations, adjustments and/or discounts given to an Account Debtor by any Obligor in the ordinary course of its business, provided, if such Account otherwise meets the conditions for inclusion among the Eligible Receivables, such Account, minus the amount of the indebtedness, may be included among the Eligible Receivables;

      (r) the Account does not arise from services under or related to any warranty obligation of any Obligor or out of service charges, finance charges or other fees for the time value of money;

      (s) the Account is not evidenced by chattel paper or an instrument of any kind, unless the original of such chattel paper or instrument has been furnished to the Lender as collateral and security for the Obligations and is not secured by any letter of credit or receivables insurance policy, the proceeds of which have not been assigned to the Lender pursuant to an assignment accepted and acknowledged by the issuer or insurer;

      (t) the title of the applicable Obligor to the Account is absolute and is not subject to any prior assignment, claim, Lien, or security interest, except Permitted Liens;

      (u) no bond or other undertaking by a guarantor or surety has been or is required to be obtained, supporting the performance of any Obligor in respect of any of such Obligor's agreements with the Account Debtor;

      (v) no bond or other undertaking by a guarantor or surety has been or is required to be obtained, supporting the Account and any of the Account Debtor's obligations in respect of the Account;

      (w) the applicable Obligor, has the full and unqualified right and power to assign and grant a security interest in, and Lien on, the Account to the Lender as security and collateral for the payment of the Obligations and/or the Dutch Obligations, as appropriate;

      (x) if included in the U.S. Borrowing Base, the Account is subject to a Lien in favor of the Lender, which Lien is perfected as to the Account by the filing of financing statements and which Lien upon such filing constitutes a first priority security interest and Lien, or, if included in the Dutch Borrowing Base, the Account is subject to a Lien in favor of the Lender which Lien constitutes a first priority security interest and Lien;

      (y) the Inventory giving rise to the Account was not, at the time of the sale thereof, subject to any Lien, except those in favor of the Lender; and

      (z) the Lender in the reasonable and good faith exercise of its discretion has not deemed the Account ineligible because of uncertainty as to the creditworthiness of the Account Debtor or because the Lender otherwise considers the collateral value of such Account to the Lender to be impaired or its ability to realize such value to be insecure.

      "Eligible Spanish Receivable" means each Eligible Receivable of the Spanish Subsidiary which has been sold by the Spanish Subsidiary to the Dutch Borrower subject to and in accordance with that certain Receivables Purchase Agreement, by and between the Spanish Subsidiary and the Dutch Borrower, and "Eligible Spanish Receivables" means all Eligible Receivables of the Spanish Subsidiary which have been sold by the Spanish Subsidiary to the Dutch Borrower subject to and in accordance with that certain Receivables Purchase Agreement, by and between the Spanish Subsidiary and the Dutch Borrower.

      "Eligible U.K. Receivable" means each Eligible Receivable of the U.K. Subsidiaries, and "Eligible U.K. Receivables" means all Eligible Receivables of the U.K. Subsidiaries.

      "Eligible U.S. Receivable" means each Eligible Receivable of the U.K. Subsidiaries, and "Eligible U.S. Receivables" means all Eligible Receivables of the U.S. Borrower.

      "Enforcement Costs" means all out-of-pocket expenses, charges, costs and fees whatsoever (including, without limitation, reasonable outside attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender in connection with (a) the creation, collection and enforcement of any or all of the Obligations, this Agreement and/or any of the other Financing Documents, and (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, including, without limitation, those costs and expenses more specifically enumerated in Section 3.6 (Costs) and/or Section 8.9 (Enforcement Costs). The Lender understands and agrees that Non-U.S. Obligors shall be liable only for payment of those Enforcement Costs which relate solely to the Dutch Obligations.

      "Equipment" means all equipment, machinery, computers, chattels, tools, parts, machine tools, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, whether or not the same shall be deemed to be affixed to real property, together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary or beneficial for the operation, use and/or disposition of such personal property, all licenses, warranties, franchises and general intangibles related thereto or necessary or beneficial for the operation, use and/or disposition of the same, together with all Accounts, Chattel Paper, Instruments and other consideration received by any Obligor on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all proceeds (cash and non-cash) of the foregoing.

      "Equity" means at any date as to the U.S. Borrower and its consolidated Subsidiaries the total of capital stock (except treasury stock and net of any note receivable received upon the issuance of any shares of capital stock) and contributed capital, as determined on a consolidated basis in accordance with GAAP consistently applied, after eliminating all inter-company items.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "Euro," "Euros" and "(euro)" mean the lawful currency of the European Monetary Union of which The Netherlands is a member.

      "Euro Currency Equivalent" means, on any date of determination, the amount of Euros which results from the sale of a given amount in Dollars, determined at the rate of exchange quoted generally by the Lender to its customers as the market rate of foreign exchange for the sale of Dollars for Euros.

      "Euro Interest Period" means as to any Euro LIBOR Loan, the period commencing on and including the date such Euro LIBOR Loan is made and ending on and including the day which is one (1) month, two (2) months or three (3) months thereafter, as selected by the Dutch Borrower in accordance with the provisions of this Agreement, and thereafter, each period commencing on the last day of the then preceding Euro Interest Period for such Euro LIBOR Loan and ending on and including the day which is one (1) month, two (2) months or three (3) months thereafter, as selected by the Dutch Borrower in accordance with the provisions of this Agreement; provided, however, that:

      (a)   the first date of any Euro Interest Period shall be a Business Day;

      (b) if any Euro Interest Period would end on a day that is not a Business Day, such Euro Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month in which case, such Euro Interest Period shall end on the next preceding Business Day; and

      (c) no Euro Interest Period shall extend beyond the Dutch Revolving Credit Termination Date.

      "Euro LIBOR" means for any Euro Interest Period with respect to any Euro LIBOR Loan, the rate per annum (rounded upward, if necessary, to the nearest next 1/100 of 1%) equal to the daily London Interbank Offered Rate for Euro deposits for a term comparable to the applicable Euro Interest Period as determined by the Lender (taking into account any reserves applicable to the Lender for Euro LIBOR Loans) at or about 11:00 A.M. (London time) two Business Days prior to the first Business Day of the Euro Interest Period.

      "Euro LIBOR Loan" means any Loan for which interest is to be computed with reference to the Euro LIBOR Rate.

      "Euro LIBOR Rate" means for any Euro Interest Period with respect to any Euro LIBOR Loan, (a) the Euro LIBOR, plus (b) the Applicable Margin.

      "Event of Default" has the meaning described in Section 7.1 (Events of Default).

      "Excess Cash Flow" means for any fiscal year of the U.S. Borrower, an amount equal to the U.S. Borrower's consolidated EBITDA less the U.S. Borrower's total consolidated Fixed Charges as shown on the annual financial statements for such period, furnished to the Lender in accordance with Section 6.1.1 (Financial Statements).

      "Fees" means the collective reference to each fee payable to the Lender under the terms of this Agreement or under the terms of any of the other Financing Documents, including, without limitation, the Revolving Credit Unused Line Fees, the Origination Fees, and any and all Letter of Credit Fees.

      "Financing Documents" means at any time collectively this Agreement, the Security Documents (including the Dutch Security Documents), any and all Letter of Credit Documents and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by any Obligor, any guarantor and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying any of the foregoing or otherwise in connection with this Agreement, any of the Security Documents (including any of the Dutch Security Documents), any of the Credit Facilities, and/or any of the Obligations.

      "Fixed Charges" means for any period of determination, the sum of (a) the scheduled or required payments (including, without limitation, principal and interest) on all Indebtedness for Borrowed Money of the U.S. Borrower and its consolidated Subsidiaries; (b) all taxes paid in cash by the U.S. Borrower and its consolidated Subsidiaries; and (c) all Capital Expenditures made by the U.S. Borrower and its consolidated Subsidiaries.

      "Fixed Charge Coverage Ratio" means, as to the U.S. Borrower and its consolidated Subsidiaries, for any period of determination, the ratio of EBITDA to Fixed Charges.

      "Fixed or Capital Assets" of a Person at any date means all assets which would, in accordance with GAAP consistently applied, be classified on the balance sheet of such Person as property, plant or equipment at such date.

      "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

      "General Intangibles" means all general intangibles (as defined in the Maryland Uniform Commercial Code-Secured Transactions) of every nature, whether presently existing or hereafter acquired or created, and without implying any limitation of the foregoing, further means all books and records, commercial tort claims, other claims (including, without limitation, all claims for income tax and other refunds), payment intangibles, Supporting Obligations, choses in action, causes of action in tort or equity, contract rights, judgments, customer lists, software, Patents, Trademarks, licensing agreements, rights in intellectual property, goodwill (including goodwill of any Obligor's business symbolized by and associated with any and all Trademarks, trademark licenses, Copyrights and/or service marks), royalty payments, licenses, letter-of-credit rights, letters of credit, contractual rights, the right to receive refunds of unearned insurance premiums, rights as lessee under any lease of real or personal property, literary rights, Copyrights, service names, service marks, logos, trade secrets, amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures, general or limited partnerships, or limited liability companies or partnerships, rights in applications for any of the foregoing, books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing, all Supporting Obligations with respect to any of the foregoing, and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all proceeds (cash and non-cash) of the foregoing.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.

      "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated there under; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; and (c) any substance the presence of which on any property now or hereafter owned, acquired or operated by any of the Obligors is prohibited by any Law similar to those set forth in this definition, including, without limitation, any Law which requires special handling in the collection, storage, treatment or disposal of a substance.

      "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by any of the Obligors or for which any of the Obligors has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by any of the Obligors, and any other contamination by Hazardous Materials for which any of the Obligors is, or is claimed to be, responsible.

      "Indebtedness for Borrowed Money" of a Person means at any time the sum at such time of (a) Liabilities of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c) Lease Obligations of such Person with respect to Capital Leases, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof, (e) Indebtedness for Borrowed Money of third parties which is being guarantied by such Person or which is secured by the property of such Person; and (f) the net exposure of such Person under any obligations, liabilities or indebtedness, contingent or otherwise, under or in connection with, any Interest Rate/Currency Protection Agreement and other similar agreements and arrangements; but excluding current trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with customary trade practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP., and (g) Subordinated Indebtedness of a Person.

      "Instrument" means a negotiable instrument (as defined in the Maryland Uniform Commercial Code-Negotiable Instruments), a "certificated security" (as defined in the Maryland Uniform Commercial Code-Investment Securities), or any other writing which evidences a right to payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement.

      "Insured Eligible Dutch Receivable" means an Eligible Dutch Receivable which has been insured in a manner acceptable to the Lender in its reasonable discretion, by an insurance company acceptable to the Lender in its reasonable discretion, which insurance policy has been assigned to the Lender pursuant to an assignment of insurance acceptable to the Lender in its reasonable discretion.

      "Insured Eligible Spanish Receivables" means an Eligible Spanish Receivable which has been insured under .an insurance policy of the Dutch Borrower in a manner acceptable to the Lender in its reasonable discretion, by an insurance company acceptable to the Lender in its reasonable discretion, which insurance policy has been assigned to the Lender pursuant to an assignment of insurance acceptable to the Lender in its reasonable discretion.

      "Insured Eligible U.K. Receivables" means an Eligible U.K. Receivable which has been insured in a manner acceptable to the Lender in its reasonable discretion, by an insurance company acceptable to the Lender in its reasonable discretion, which insurance policy has been assigned to the Lender pursuant to an assignment of insurance acceptable to the Lender in its reasonable discretion.

      "Interest Payment Date" means the dates provided for the payment of interest on the Loans in Section 2.6.5 (Payment of Interest).

      "Interest Period" means a Dollar Interest Period or a Euro Interest
Period.

      "Interest Rate Election Notice" has the meaning described in Section 2.6.2 (Selection of Interest Rates).

      "Interest Rate/Currency Protection Agreement" means, for any Person, interest rate swap, cap, floor or collar agreements, currency agreements, currency spot, foreign exchange and forward contracts or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest or currency risks either generally or under specific contingencies.

      "Interest Rate/Currency Protection Reserve" means at any time of determination, the aggregate of the obligations to the Lender of any or all of the Obligors under all Interest Rate/Currency Protection Agreements to which any Obligor is a party in the event of a termination of any such Interest Rate/Currency Protection Agreements on an estimated "marked-to market" basis.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Income Tax Regulations issued and proposed to be issued thereunder.

      "Inventory" means all inventory of each Obligor and all right, title and interest of each Obligor in and to all of its now owned and hereafter acquired goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-progress, finished goods and materials and supplies of any kind, nature or description which are used or consumed in any Obligor's business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other licenses, warranties, franchises, general intangibles, personal property and all documents of title or documents relating to the same and all proceeds (cash and non-cash) of the foregoing.

      "Investment Property" means investment property (as such term is defined by the Maryland Uniform Commercial Code-Secured Transactions) together with each Security, whether certificated or uncertificated, security entitlement, securities account, commodity contract or commodity account, and all proceeds (cash and non-cash) of, and Supporting Obligations with respect to, the foregoing.

      "IP Pledges" means those certain pledges over Patents and Trademarks dated the Closing Date from the U.S. Borrower or the Dutch Borrower for the benefit of the Lender, as the same may from time to time be amended, restated, supplemented or otherwise modified. The IP Pledges are part of the Security Documents and the Dutch Security Documents, as applicable.

      "Item of Payment" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Receivables or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to a Receivable, and other proceeds of Collateral; and "Items of Payment" means the collective reference to all of the foregoing.

      "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority.

      "Lease Obligations" of a Person means for any period the rental commitments of such Person for such period under leases for real and/or personal property (net of rent from subleases thereof, but including taxes which such Person, as the lessee, is obligated to pay under the terms of said leases, except to the extent that such taxes are payable by sublessees).

      "Lender" means the Person defined as the Lender in the preamble of this Agreement.

      "Letter of Credit" and "Letters of Credit" shall have the meanings described in Section 2.5.1 (Letters of Credit).

      "Letter of Credit Agreement" means the collective reference to each letter of credit application and agreement substantially in the form of the Lender's then standard form of application for letter of credit or such other form as may be approved by the Lender, executed and delivered by the U.S. Borrower or the Dutch Borrower in connection with a request for the issuance of a Letter of Credit, as the same may from time to time be amended, restated, supplemented or modified; and "Letter of Credit Agreements" means all of the foregoing in effect at any time and from time to time.

      "Letter of Credit Cash Collateral Account" has the meaning described in
Section 2.5.3 (Terms of Letters of Credit).

      "Letter of Credit Documents" means any and all drafts under or purporting to be under a Letter of Credit, any Letter of Credit Agreement, and any other instrument, document or agreement executed and/or delivered by the U.S. Borrower or the Dutch Borrower or any other Person under, pursuant to or in connection with a Letter of Credit or any Letter of Credit Agreement.

      "Letter of Credit Fee" and "Letter of Credit Fees" have the meanings described in Section 2.5.2 (Letter of Credit Fees).

      "Letter of Credit Obligations" means the collective reference to all Obligations of U.S. Borrower and the Dutch Borrower with respect to the Letters of Credit and the Letter of Credit Agreements.

      "Liabilities" means at any date all liabilities that in accordance with GAAP consistently applied should be classified as liabilities on a balance sheet of the U.S. Borrower and its consolidated Subsidiaries.

      "LIBOR Base Rate" means the Dollar LIBOR Rate or the Euro LIBOR, as applicable.

      "LIBOR Loan" means a Dollar LIBOR Loan or a Euro LIBOR Loan, as applicable.

      "LIBOR Rate" means the Dollar LIBOR Rate or the Euro LIBOR Rate, as applicable.

      "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien, hypothecation, provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, claim or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or equivalent Law of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code or equivalent Law of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

      "Loan" means each of the U.S. Revolving Loan, the U.S. Term Loan, the Dutch Revolving Loan or the Dutch Term Loan, as the case may be, and "Loans" means the collective reference to the U.S. Revolving Loan, the U.S. Term Loan, the Dutch Revolving Loan, and the Dutch Term Loan.

      "Loan Notice" means an oral, e-mail or facsimile transmission notice provided by the U.S. Borrower to the Lender of a requested U.S. Revolving Loan Advance or an e-mail or facsimile transmission notice provided by the Dutch Borrower to the Lender of a requested a Dutch Revolving Loan Advance, which in either event shall be directed to the parties at the addresses provided in
Section 8.1 (Notices) but without providing copies to the other parties listed in that Section.

      "Material Adverse Effect" means an effect, either in any case or in the aggregate, which results in a material adverse change (a) in the business, prospects, condition, properties, assets, affairs or operations of either Borrower, (b) in the right or ability of either Borrower to carry on a substantial portion of its operations as now conducted or proposed to be conducted, or (c) to a material part of the value of, or the ability of the Lender to realize upon, the Collateral, including, without limitation, the Dutch Collateral.

      "Multi-employer Plan" means a Plan which is a Multi-employer plan as defined in Sections 3(37) and 4001(a)(3) of ERISA.

      "Non-U.S. Obligor means each of the U.K. Subsidiaries, the Spanish Subsidiary and the Dutch Borrower, the "Non-U.S. Obligors" means all of U.K. Subsidiaries and the Dutch Borrower collectively;

      "Non-U.S. Stock Pledge Agreements" means, collectively, the Stock Pledge Agreements executed by Non-U.S. Obligors.

      "Obligations" means all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Obligors to the Lender under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, each Security Document, and/or any of the other Financing

Documents, the Loans, and/or any of the Credit Facilities including, without limitation, the principal of, and interest on, late charges, the Fees, Enforcement Costs, and prepayment fees (if any), letter of credit fees or fees charged with respect to any guaranty of any letter of credit; also means all other present and future indebtedness, liabilities and obligations, whether now existing or contemplated or hereafter arising, of any one or more of the Obligors to the Lender or its Affiliates with respect to the Interest Rate/Currency Protection Agreements, deposit or other cash management or credit services of any nature whatsoever regardless of whether such debts, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and also means any and all renewals, extensions, substitutions, amendments, restatements and rearrangements of any such debts, obligations and liabilities.

      "Obligor" means each Person defined as an Obligor in the preamble of this Agreement and, and "Obligors" means the collective reference to all Persons defined as "Obligors" in the preamble to this Agreement.

      "Origination Fees" has the meaning described in Section 2.7.2 (Origination
Fees).

      "Outstanding Letter of Credit Obligations" has the meaning described in
Section 2.5.3 (Terms of Letters of Credit).

      "Patents" means and includes, in each case whether now existing or hereafter arising, all of each Obligor's rights, title and interest in and to
(a) any and all patents and patent applications, (b) any and all inventions and improvements described and claimed in such patents and patent applications, (c) reissues, divisions, continuations, renewals, extensions and continuations-in-part of any patents and patent applications, (d) income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect to any patents or patent applications, including, without limitation, damages and payments for past and future infringements, (e) rights to sue for past, present and future infringements of patents, and (f) all rights corresponding to any of the foregoing throughout the world.

      "Patriot Act means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which (i) are being diligently contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of an Obligor, and (ii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Lender as to any pre-existing Obligation to the Lender(except the Lien created under the Subordinated Obligations Documents); (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens securing any or all of the Obligations; (d) judgment Liens to the extent the entry of such judgment does not constitute a Default or an Event of Default under the terms of this Agreement or result in the sale or levy of, or execution on, any of the Collateral; (e) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith; (f) liens against cash deposits to secure the performance of tenders, statutory obligations, surety, customs bonds, bids, government contracts, performance bonds and other similar obligations

(exclusive of obligations for the payment of borrowed money); (g) deposits made in the ordinary course of business to secure liability to insurance carriers;
(h) Purchase Money Security Interests; provided that the aggregate outstanding Liabilities secured by any such Liens does not exceed Five Hundred Thousand Dollars ($500,000) per annum; and (i) any other Liens existing as of the Closing Date which are set forth on Schedule 4.1.21 attached hereto and made a part hereof.

      "Person" means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust, an unincorporated association, a Governmental Authority, or any other organization or entity.

      "Plan" means any pension plan that is covered by Title IV of ERISA and in respect of which any Obligor or a Commonly Controlled Entity is an "employer" as defined in Section 3 of ERISA.

      "Post-Default Rate" means when used with respect to Obligations, an per annum interest rate equal to the Applicable Interest Rate plus 2% per annum."

      "Post-Expiration Date Letter of Credit" and "Post-Expiration Date Letters of Credit" have the meanings described in Section 2.5.3 (Terms of Letters of Credit).

      "Prepayment" means a U.S. Revolving Loan Mandatory Prepayment, a U.S. Revolving Loan Optional Prepayment, a U.S. Term Loan Mandatory Prepayment, a U.S. Term Loan Optional Prepayment, a Dutch Revolving Loan Mandatory Prepayment, a Dutch Revolving Loan Optional Prepayment, a Dutch Term Loan Mandatory Prepayment or a Dutch Term Loan Optional Prepayment, as the case may be, and "Prepayments" mean collectively all U.S. Revolving Loan Mandatory Prepayments, all U.S. Revolving Loan Optional Prepayments, all U.S. Term Loan Mandatory Prepayments, all U.S. Term Loan Optional Prepayments, all Dutch Revolving Loan Mandatory Prepayments, all Dutch Revolving Loan Optional Prepayments, all Dutch Term Loan Mandatory Prepayments and all Dutch Term Loan Optional Prepayments.

      "Prime Rate" means the floating and fluctuating per annum rate of interest announced by the Lender from time to time as its prime rate of interest. The Prime Rate does not necessarily represent the lowest rate of interest charged by the Lender to borrowers.

      "Proforma Balance Sheet" has the meaning described in Section 4.1.12 (Proforma Financial Statements).

      "Proforma Financial Projections" has the meaning described in Section
4.1.12 (Proforma Financial Statements).

      "Purchase Agreement" means that certain Share Purchaser Agreement dated March 8, 2005 by and among the U.S. Borrower, the Dutch Borrower, NKF Vastgoed B.V. and the Seller.

      "Purchase Agreement Documents" means collectively the Purchase Agreement and any and all other agreements, documents or instruments (together with any and all amendments, modifications, and supplements thereto, restatements thereof, and substitutes therefore) previously, now or hereafter executed and delivered by any or all of the Obligors, the Seller, or any other Person in connection with the Purchase Agreement Transaction, including (without limitation) all agreements relating to the debt incurred in favor of the Seller in consideration for a portion of the purchase price under the Purchase Agreement.

      "Purchase Agreement Rights" means collectively, the U.S. Borrower's right, title and interest in, to, and under, the Purchase Agreement and all of the Purchase Agreement Documents.

      "Purchase Agreement Transaction" means the stock purchase transaction contemplated by the provisions of the Purchase Agreement.

      "Purchase Money Security Interest" means a purchase money security interest, attaching at the time of acquisition, in Equipment acquired after the date of this Agreement; provided, however, that (a) the indebtedness secured by any such security interest shall not exceed 100% of the cost of the Equipment covered plus finance charges, fees, costs and expenses (including attorneys fees) of documentation, perfection, collection and enforcement, (b) each such security interest shall attach only to the Equipment so acquired for the purchase money for that Equipment, and (c) the acquisition to which any such security interest relates shall not result in a Default or Event of Default under this Agreement.

      "Receivable" means each Obligor's now owned and hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments; and "Receivables" means all of each Obligor's now or hereafter owned, acquired or created Accounts, Chattel Paper, General Intangibles and Instruments, and all cash and non-cash proceeds and products thereof.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder.

      "Responsible Officer" means for each Obligor, its chief executive officer or president or any vice president or, with respect to financial matters, its chief financial officer, treasurer or comptroller.

      "Revolving Credit Unused Line Fee" and "Revolving Credit Unused Line Fees" have the meanings described in Section 2.1.9 (Revolving Credit Unused Line Fee).

      "Securities" means the collective reference to each and every certificated or uncertificated security (as such term is defined by the Maryland Uniform Commercial Code-Investment Securities), and all proceeds (cash and non-cash) of the foregoing.

      "Security Documents" mean collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of the Lender on any real or personal property of any Person to secure all or any portion of the Obligations, all as the same may from time to time be amended, restated, supplemented or otherwise modified, including, without limitation, this Agreement, the IP Pledges, the Stock Pledge Agreements, the Dutch Security Documents, and any assignment of any letter of credit, banker's acceptance or receivables insurance policy securing Receivables.

      "Seller" means Draka Holding, N.V., the Seller under the Purchase
Agreement.

      "Senior Debt Leverage Ratio" means, as to the U.S. Borrower and its consolidated Subsidiaries, for any period of determination, the ratio of (a) the outstanding Obligations to (b) EBITDA.

      "Spanish Subsidiary" means the Person defined as the Spanish Subsidiary in the preamble of this Agreement.

      "State" means the State of Maryland.

      "Stock Pledge Agreements" means, collectively, those certain pledge, assignment and security agreements dated the Closing Date hereof from the U.S. Borrower over the shares in the U.K. Subsidiaries, the Spanish Subsidiary and the Dutch Borrower, each for the benefit of the Lender, as the same may from time to time be amended, restated, supplemented or otherwise modified.

      "Subordinated Note" means that certain Subordinated Promissory Note dated March 8, 2005, made by the U.S. Borrower payable to the Seller in the principal amount of Nine Million Euro ((euro)9,000,000), as the same maybe amended in accordance with its terms.

      "Subordinated Obligations" means the debt obligations of the U.S. Borrower under the Subordinated Note.

      "Subordinated Obligations Documents" means the Subordinated Note, and any and all agreements, documents or instruments now or at any time evidencing, securing, guarantying or otherwise executed and delivered in connection with the Subordinated Obligations, as the same may from time to time be amended, restated, supplemented or modified.

      "Subordinated Indebtedness" means all Indebtedness incurred at any time by any Obligor which is in amounts, subject to repayment terms, and subordinated to the Obligations, as set forth in one or more written agreements, all in form and substance satisfactory to the Lender in its sole and absolute discretion.

      "Subsidiary" means with respect to any Obligor, any corporation, partnership, joint venture, limited liability company or other business entity of which more than 50% of the outstanding capital stock or other interests having ordinary voting power to elect a majority of the board of directors or other governing body of such entity (irrespective of whether at the time securities or interests of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time, directly or indirectly, beneficially owned by any Obligor, and "Subsidiaries" means all such entities collectively.

      "Supporting Obligation" means a letter-of-credit right, secondary obligation, or obligation of a secondary obligor, or secondary obligation that supports the payment or performance of an account, chattel paper, a document, a general intangible, an instrument, or investment property.

      "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on any or all of the Obligors or any of their properties or assets or any part thereof or in respect of any of its or their franchises, businesses, income or profits.

      "Trademarks" means and includes in each case whether now existing or hereafter arising, all of each Obligor's right, title and interest in and to (a) any and all trademarks (including service marks), trade names and trade styles, and applications for registration thereof and the goodwill of the business symbolized by any of the foregoing, (b) any and all licenses of trademarks, service marks, trade names and/or trade styles, whether as licensor or licensee,
(c) any renewals of any and all trademarks, service marks, trade names, trade styles and/or licenses of any of the foregoing, (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims, and payments for past, present and future infringements thereof, (e) rights to sue for past, present and future infringements of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing, and (f) all rights corresponding to any of the foregoing throughout the world.

      "Unused Availability" means, at any one time, the amount of the U.S. Borrowing Base in excess of the outstanding amount of the U.S. Revolving Loan Advances.

      "U.K. Subsidiary" means each of the Persons defined as the U.K. Subsidiary in the preamble of this Agreement, and "U.K. Subsidiaries" means the collective reference to all Persons defined as "U.K. Subsidiaries" in the preamble to this Agreement.

      "Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Maryland Uniform Commercial Code.

      "U.S. Borrower" means the Person defined as the U.S. Borrower in the preamble of this Agreement.

      "U.S. Borrowing Base" has the meaning described in Section 2.1.3 (U.S. Borrowing Base).

      "U.S. Borrowing Base Deficiency" has the meaning described in Section
2.1.3 (U.S. Borrowing Base).

      "U.S. Borrowing Base Report" has the meaning described in Section 2.1.4 (U.S. Borrowing Base Report).

      "U.S. Obligations" means the principal of the U.S. Revolving Loan, the U.S. Term Loan and any Letters of Credit issued for the account of the U.S. Borrower and any other obligations of the U.S. Borrower hereunder and under the Financing Documents, together with any interest thereon, Fees, Enforcement Costs and indemnifications attributable thereto.

      "U.S. Origination Fees" has the meaning described in Section 2.7.2 (Origination Fees).

      "U.S. Revolving Credit Commitment" means the agreement of the Lender relating to the making of the U.S. Revolving Loan Advances subject to and in accordance with the provisions of this Agreement.

      "U.S. Revolving Credit Commitment Period" means the period of time from the Closing Date to the Business Day preceding the U.S. Revolving Credit Termination Date.

         "U.S. Revolving Credit Committed Amount" means Five Million Dollars ($5,000,000).

      "U.S. Revolving Credit Expiration Date" means April 1, 2007.

      "U.S. Revolving Credit Facility" means the facility established by the Lender pursuant to Section 2.1 (U.S. Revolving Credit Facility).

      "U.S. Revolving Credit Termination Date" means the earlier of (a) the U.S. Revolving Credit Expiration Date, or (b) the date on which the U.S. Revolving Credit Commitment is terminated pursuant to Section 7.2.1 (Acceleration, Termination) or otherwise.

      "U.S. Revolving Loan" means the aggregate of all the U.S. Revolving Loan Advances.

      "U.S. Revolving Loan Account" has the meaning described in Section 2.1.8 (U.S. Revolving Loan Account).

      "U.S. Revolving Loan Advance" and "U.S. Revolving Loan Advances" have the meanings described in Section 2.1.1 (U.S. Revolving Credit Facility).

      "U.S. Revolving Loan Mandatory Prepayment" and "U.S. Revolving Loan Mandatory Prepayments" have the meanings described in Section 2.1.6 (Mandatory Prepayments of U.S. Revolving Loan).

      "U.S. Revolving Loan Optional Prepayment" and "U.S. Revolving Loan Optional Prepayments" have the meanings described in Section 2.1.7 (Optional Prepayments of U.S. Revolving Loan).

      "U.S. Term Loan" has the meanings described in Section 2.2.1 (U.S. Term Loan Commitment).

      "U.S. Term Loan Commitment" means the agreement of the Lender to make the U.S. Term Loan to the U.S. Borrower in accordance with the provisions of this Agreement.

      "U.S. Term Loan Committed Amount" means Nine Million One Hundred Fifty Two Thousand Eight Hundred Seventy Dollars and Forty Cents ($9,152,870.40).

      "U.S. Term Loan Scheduled Payment" means the amount of the payment on the U.S. Term Loan which the U.S. Borrower is required to make on each U.S. Term Loan Scheduled Payment Date in accordance with Section 2.2.3 (U.S. Term Loan Installment Payments).

      "U.S. Term Loan Scheduled Payment Date" means the first day of each month, commencing April, 2005.

      "U.S. Term Loan Mandatory Prepayment" and "U.S. Term Loan Mandatory Prepayments" have the meanings described in Section 2.2.4 (Mandatory Prepayments of U.S. Term Loan).

      "U.S. Term Loan Maturity Date" means the earlier of April 1, 2009 or the date that the U.S. Term Loan is accelerated under Section 7.2.1 (Acceleration, Termination).

      "U.S. Term Loan Optional Prepayment" and "U.S. Term Loan Optional Prepayments" have the meanings described in Section 2.3.7 (Optional Prepayments of U.S. Term Loan).

      "Wholly Owned Subsidiary" means any United States corporation all the shares of stock of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by an Obligor, and "Wholly Owned Subsidiaries" means all such entities collectively.

Section 1.2 Accounting Terms and Other Definitional Provisions.

      Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP, as consistently applied to the applicable Person. Unless otherwise defined herein, all terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references are references to articles, sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neutral gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified. Reference in this Agreement and the other Financing Documents to the "Obligor", the "Obligors", "each Obligor" or otherwise with respect to any one or more of the Obligors shall mean each and every Obligor and any one or more of the Obligors and, subject to Section 2.9 (Limitations on Joint and Several Liability for Obligations) hereof, jointly and severally subject to the limitations set forth herein, unless a specific Obligor is expressly identified.

Section 1.3 Dutch Terms

      In this Agreement, where it relates to the Dutch Borrower, a reference to:

      a. a Lien includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);

      b. the terms receiver, trustee or liquidator (and any of those terms) include curator and bewindvoerder;

      c. the terms bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation (and any of those terms) include faillissement, failliet verklaard, ontbonden, surseance van betaling, sureance verleend; and

      d.    the term attachment includes beslag.

                                   ARTICLE II
                              THE CREDIT FACILITIES

Section 2.1 The U.S. Revolving Credit Facility.

2.1.1 U.S. Revolving Credit Facility.

      (a) Subject to and upon the provisions of this Agreement and relying upon the representations and warranties herein set forth, the Lender agrees at any time and from time to time to make advances (each a "U.S. Revolving Loan Advance" and collectively, the "U.S. Revolving Loan Advances") to the U.S. Borrower and to issue Letters of Credit for the account of the U.S. Borrower from the date hereof until the U.S. Revolving Credit Termination Date in an aggregate principal amount at any time outstanding not to exceed the lesser of
(i) the U.S. Revolving Credit Committed Amount or (ii) the U.S. Borrowing Base, provided however that at no time may the sum of (i) the aggregate outstanding amount of the U.S. Revolving Loan Advances and Letters of Credit issued for the account of the U.S. Borrower, plus (ii) the aggregate outstanding amount of the Euro Currency Equivalent of the Dutch Revolving Loan Advances and Letters of Credit issued for the account of the Dutch Borrower exceed the Aggregate Revolving Loan Cap; provided further, that the sum of the Outstanding Letter of Credit Obligations shall not at any time exceed Five Hundred Thousand Dollars ($500,000.00).

      (b) Each U.S. Revolving Loan Advance shall be made and repaid in Dollars.

      (c) Each U.S. Revolving Loan Advance, except as hereinafter provided, may, at the option of the U.S. Borrower be incurred and maintained as and/or converted into a Base Rate Loan or a LIBOR Loan, provided that all U.S. Revolving Loan Advances made as part of the same borrowing shall, unless otherwise specifically provided herein, consist of U.S. Revolving Loan Advances of the same type.

2.1.2 Procedure for Making U.S. Revolving Loan Advances.

      The U.S. Borrower may borrow under the U.S. Revolving Credit Facility on any Business Day. U.S. Revolving Loan Advance shall be deposited to a demand deposit account of the U.S. Borrower with the Lender or shall be otherwise applied as directed by the U.S. Borrower, which direction the Lender may require to be in writing. Not later than 1:00 p.m. (prevailing U.S. Eastern Time) two
(2) Business Days prior to the date of the requested borrowing, the U.S. Borrower shall give the Lender a Loan Notice of the amount and (if requested by the Lender) the purpose of the requested borrowing. Each Loan Notice shall be irrevocable.

      In addition, the U.S. Borrower hereby irrevocably authorizes the Lender at any time without further request from or notice to the U.S. Borrower, to make U.S. Revolving Loan Advances to cover debit balances in the U.S. Revolving Loan Account, principal of, and/or interest (if not paid when due) on, any Loan, the Obligations (including, without limitation, the Dutch Obligations), and/or Enforcement Costs, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the U.S. Revolving Loan Advance which the Lender may advance hereunder causes the U.S. Revolving Credit Committed Amount to be exceeded.

2.1.3 U.S. Borrowing Base.

      As used in this Agreement, the term "U.S. Borrowing Base" means at any time, an amount equal to the aggregate of (a) the sum of eighty-five percent (85%) of Eligible U.S. Receivables, plus (b) thirty percent (30%) of the amount of Eligible Inventory, less (c) the Interest Rate/Currency Protection Reserve for the U.S. Borrower, less (d) the amount of any Dutch Borrowing Base Deficiency which has not been paid, less (e) the amount of any reserve which the Lender in its reasonable and good faith discretion deems appropriate to cover any potential U.S. Borrowing Base Deficiency which the Lender determines, in its reasonable and good faith discretion based upon information previously provided by the Borrowers or obtained from the Lender's auditors, may have occurred since the most recent U.S. Borrowing Base Report was provided by the U.S. Borrower.

      The U.S. Borrowing Base shall be computed based on the U.S. Borrowing Base Report most recently delivered to the Lender. In the event the U.S. Borrower fails to furnish a U.S. Borrowing Base Report required by Section 2.1.4 (U.S. Borrowing Base Report), or in the event the Lender reasonably determines that a U.S. Borrowing Base Report is no longer accurate in any material respect, the Lender may, in its sole and absolute discretion exercised from time to time and without limiting other rights and remedies under this Agreement, suspend the making of or limit making U.S. Revolving Loan Advances. The U.S. Borrowing Base shall be subject to reduction by the amount of any Receivable or any Inventory which was included in the U.S. Borrowing Base but which the Lender reasonably determines fails to meet the respective criteria applicable from time to time for Eligible U.S. Receivables or Eligible Inventory.

      If at any time the total of the aggregate principal amount of the U.S. Revolving Loan and the Outstanding Letter of Credit Obligations of the U.S. Borrower exceeds an amount equal to the U.S. Borrowing Base, a borrowing base deficiency ("U.S. Borrowing Base Deficiency") shall exist. Each time a U.S. Borrowing Base Deficiency exists, the U.S. Borrower shall provide a current U.S. Borrowing Base Report demonstrating that a U.S. Borrower Base Deficiency does not exist any longer, or at the sole and absolute discretion of the Lender exercised from time to time shall pay the U.S. Borrowing Base Deficiency ON DEMAND to the Lender from time to time.

      Without implying any limitation on the Lender's discretion with respect to the U.S. Borrowing Base, the criteria for Eligible U.S. Receivables and for Eligible Inventory contained in the respective definitions of Eligible U.S. Receivables and of Eligible Inventory are in part based upon the business operations of the U.S. Borrower existing on or about the Closing Date and upon information and records furnished to the Lender by the U.S. Borrower. If at any time or from time to time hereafter, the business operations of the U.S. Borrower changes in any material respect or such information and records furnished to the Lender is incorrect or misleading in any material respect, the Lender in its reasonable and good faith discretion, may at any time and from time to time during the duration of this Agreement change such criteria or add new criteria. The Lender shall communicate such changed or additional criteria to the U.S. Borrower from time to time either orally or in writing prior to the application thereof.

2.1.4 U.S. Borrowing Base Report.

      The U.S. Borrower shall furnish to the Lender no less frequently than once per month, as of the twentieth calendar day after the end of the previous month, and at such other times as may reasonably be requested by the Lender, a report of the U.S. Borrowing Base (each a "U.S. Borrowing Base Report"; collectively, the "U.S. Borrowing Base Reports") in the form required from time to time by the Lender, appropriately completed and duly signed. The U.S. Borrowing Base Report shall contain the amount and payments on the Receivables of the U.S. Borrower, the value of Inventory owned by the U.S. Borrower, and the calculations of the U.S. Borrowing Base, all in such detail, and accompanied by such supporting and other information, as the Lender may from time to time reasonably request. Upon the Lender's request and periodically upon the creation of any Receivables by the U.S. Borrower, or at such intervals as the Lender may reasonably require, the U.S. Borrower shall provide the Lender with such further schedules, documents and/or information regarding its Receivables and Inventory as the Lender may reasonably require. The items to be provided under this subsection shall be in form satisfactory to the Lender, and certified as true and correct by a Responsible Officer, and delivered to the Lender from time to time solely for the Lender's convenience in maintaining records of the Collateral. The U.S. Borrower's failure to deliver any of such items to the Lender shall not affect, terminate, modify, or otherwise limit the Liens of the Lender in the Collateral.

2.1.5 Promise to Pay U.S. Revolving Loan.

      For value received, the U.S. Borrower promises to pay to the order of the Lender, on the U.S. Revolving Credit Termination Date, the aggregate outstanding amount of all U.S. Revolving Loan Advances. Additionally, the U.S. Borrower promises to pay to the order of the Lender interest on the outstanding aggregate principal amount (calculated on a daily basis) of all U.S. Revolving Loan Advances in the manner, and at the times, as herein set forth. To the extent the outstanding aggregate amount of U.S. Revolving Loan Advances plus the amount of the Outstanding Letter of Credit Obligations of the U.S. Borrower exceeds the U.S. Revolving Credit Committed Amount as limited by the U.S. Borrowing Base and the Aggregate Revolving Loan Cap, the U.S. Borrower promises to pay such excess on demand.

2.1.6 Mandatory Prepayments of U.S. Revolving Loan.

      Subject to the limitations and fees of Section 2.6.4 (Indemnity), the U.S. Borrower shall make the mandatory prepayments (each a "U.S. Revolving Loan Mandatory Prepayment" and collectively, the "U.S. Revolving Loan Mandatory Prepayments") of the U.S. Revolving Loan at any time and from time to time in such amounts requested by the Lender pursuant to Section 2.1.3 (U.S. Borrowing
Base) of this Agreement in order to cover (a) any U.S. Borrowing Base Deficiency and (b) any excess in the total aggregate principal amounts of U.S. Revolving Loan and Outstanding Letter of Credit Obligations of the U.S. Borrower over the U.S. Revolving Credit Committed Amount as limited by the U.S. Borrowing Base and the Aggregate Revolving Loan Cap.

2.1.7 Optional Prepayments of U.S. Revolving Loan.

      Subject to the limitations and fees of Section 2.6.4 (Indemnity), the U.S. Borrower shall have the option at any time and from time to time to prepay (each a "U.S. Revolving Loan Optional Prepayment" and collectively the "U.S. Revolving Loan Optional Prepayments") the U.S. Revolving Loan, in whole or in part without premium or penalty.

2.1.8 U.S. Revolving Loan Account.

      The Lender will establish and maintain a loan account on its books (the "U.S. Revolving Loan Account"). The Lender will (a) debit (i) the principal amount of each U.S. Revolving Loan Advance made by the Lender hereunder as of the date made, (ii) the amount of any interest accrued on the U.S. Revolving Loan as and when due, and (iii) any other amounts due and payable by the U.S. Borrower to the Lender from time to time under the provisions of this Agreement in connection with the U.S. Revolving Loan, including, without limitation, Enforcement Costs, Fees and late charges, and (b) credit all payments made by the U.S. Borrower to the Lender on account of the U.S. Revolving Loan as of the date made. All credit entries to the U.S. Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Lender in cash or solvent credits.

      Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the U.S. Revolving Loan Account shall constitute an account stated between the Lender and the U.S. Borrower, absent manifest error, unless the Lender receives specific written objection thereto from a U.S. Borrower within sixty (60) Business Days after such statement or reconciliation shall have been sent by the Lender. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the U.S. Revolving Loan Account shall be final, binding and conclusive upon the U.S. Borrower in all respects, absent manifest error, unless the Lender receives specific written objection thereto from the U.S. Borrower within thirty (30) Business Days after such statement or reconciliation shall have been sent by the Lender.

2.1.9 Revolving Credit Unused Line Fee, Monitoring Fee.

      The U.S. Borrower shall pay to the Lender a monthly revolving credit facility fee (collectively, the "Revolving Credit Unused Line Fees" and individually, a "Revolving Credit Unused Line Fee") in an amount equal to twenty-five one hundredths of one percent (0.25%) per annum of the average daily unused and undisbursed portion of the U.S. Revolving Credit Committed Amount in effect from time to time accruing during each calendar month minus the average daily disbursed portion of the Dutch Revolving Credit Committed Amount. At any time during which the Senior Debt Leverage Ratio is greater than 2:1, the Revolving Credit Unused Line Fee shall be increased to an amount equal to thirty-seven and one-half hundredths of one percent (0.375%) per annum of the average daily unused and undisbursed portion of the U.S. Revolving Credit Committed Amount minus the average daily disbursed portion of the Dutch Revolving Credit Committed Amount. The accrued and unpaid portion of the Revolving Credit Unused Line Fee shall be paid by the U.S. Borrower to the Lender on the first day of each month, commencing on the first such date following the date hereof, and on the U.S. Revolving Credit Termination Date. The U.S. Borrower agrees to pay to the Lender a borrowing base monitoring fee in the amount of $150 per month (covering both the Dutch Borrowing Base and the U.S. Borrowing Base) payable in advance on the first day of each calendar month.

Section 2.2 The U.S. Term Loan.

2.2.1 U.S. Term Loan Commitment.

      Subject to and upon the provisions of this Agreement, the Lender agrees to make a loan (the "U.S. Term Loan") to the U.S. Borrower on the Closing Date in the principal amount of the U.S. Term Loan Committed Amount.

2.2.2 Promise to Pay U.S. Term Loan.

      For value received, the U.S. Borrower promises to pay to the order of the Lender the U.S. Term Loan Committed Amount or so much thereof as shall be advanced by the Lender hereunder in the manner, and at the times, as herein set forth. Additionally, the U.S. Borrower promises to pay to the order of the Lender interest on the outstanding principal amount (calculated on a daily basis) of the U.S. Term Loan in the manner, and at the times, as herein set forth.

2.2.3 U.S. Term Loan Installment Payments.

      The U.S. Borrower shall pay to the Lender the principal amount of the U.S. Term Loan in forty-eight (48) consecutive installments payable commencing on the first U.S. Term Loan Scheduled Payment Date after the advance of the U.S. Term Loan, and continuing on each U.S. Term Loan Scheduled Payment Date thereafter; consisting of forty-seven (47) equal installments of principal in the amount of One Hundred Twenty-Seven Thousand One Hundred Twenty Three Dollars and Twenty Cents ($127,123.20) and ONE (1) FINAL INSTALLMENT on the U.S. Term Loan Maturity Date in an amount equal to the outstanding principal amount of the U.S. Term Loan at that time together with all other amounts outstanding hereunder including, without limitation, accrued interest, costs and expenses.

2.2.4 Mandatory Prepayments of U.S. Term Loan.

      Subject to the limitations and fees of Section 2.6.4 (Indemnity), in addition to the payment of principal of the U.S. Term Loan described above, the U.S. Borrower shall make mandatory prepayments (each a "U.S. Term Loan Mandatory Prepayment" and collectively the "U.S. Term Loan Mandatory Prepayments") of the U.S. Term Loan annually. Each U.S. Term Loan Mandatory Prepayment shall be in the amount of twenty-five (25%) percent of the Excess Cash Flow for the then preceding fiscal year and shall be payable on the date (the "Calculation Date") the U.S. Borrower furnishes to the Lender the annual financial statements referred to in Section 6.1.1 (Financial Statements). The U.S. Borrower shall pay to the Lender on the date of each U.S. Term Loan Mandatory Prepayment accrued interest to such date on the amount prepaid. Each U.S. Term Loan Mandatory Prepayment shall be applied to the balloon payment due on the U.S. Term Loan Maturity Date and then to principal against the principal installments in the inverse order of their maturity. Notwithstanding the foregoing, if (a) during the fiscal year prior to the Calculation Date, the U.S. Borrower's Asset Coverage Ratio was equal to or greater than one to one (1 to 1) as of the end of any four consecutive months, (b) as of the end of the U.S. Borrower's fiscal year prior to the Calculation Date, the U.S. Borrower's Asset Coverage Ratio was equal to or greater than one to one (1 to 1) , and (c) as of the end of the month of January immediately prior to the date of such annual calculation of the U.S. Term Loan Mandatory Prepayment, the U.S. Borrower's Asset Coverage Ratio was equal to or greater than one to one (1 to 1), then the U.S. Borrower shall need not pay to the Lender any U.S. Term Loan Mandatory Prepayment that would otherwise be due.

2.2.5 Optional Prepayments of U.S. Term Loan.

      Subject to the limitations and fees of Section 2.6.4 (Indemnity), the U.S. Borrower may, at its option, at any time and from time to time, prepay (each a "U.S. Term Loan Optional Prepayment" and collectively the "U.S. Term Loan Optional Prepayments") the U.S. Term Loan, in whole or in part, upon five (5) Business Days prior written notice, specifying the date and amount of prepayment. The amount to be so prepaid, together with interest accrued thereon to date of prepayment, shall be paid by the U.S. Borrower to the Lender on the date specified for such prepayment. Partial U.S. Term Loan Optional Prepayments shall be in an amount not less than $50,000 and shall be applied first to all accrued and unpaid interest on the principal of the U.S. Term Loan, then to the balloon payments due at maturity and then to principal against the principal installments in the inverse order of their maturity.

Section 2.3 The Dutch Revolving Credit Facility.

2.3.1 Dutch Revolving Credit Facility.

      (a) Subject to and upon the provisions of this Agreement and relying upon the representations and warranties herein set forth, the Lender agrees at any time and from time to time to make advances (each a "Dutch Revolving Loan Advance" and collectively, the "Dutch Revolving Loan Advances") to the Dutch Borrower and to issue Letters of Credit for the account of the Dutch Borrower from the date hereof until the Dutch Revolving Credit Termination Date in an aggregate principal amount at any time outstanding not to exceed the lesser of
(i) the Dutch Revolving Credit Committed Amount or (ii) the Dutch Borrowing Base, provided however that at no time may the sum of (i) the aggregate outstanding amount of the Euro Currency Equivalent of the Dutch Revolving Loan Advances and Letters of Credit issued for the account of the Dutch Borrower, plus (ii) the aggregate outstanding amount of the U.S. Revolving Loan Advances and Letters of Credit issued for the account of the U.S. Borrower exceed the Aggregate Revolving Loan Cap; provided further, that the sum of the Outstanding Letter of Credit Obligations shall not at any time exceed Five Hundred Thousand Dollars ($500,000.00).

      (b) Each Dutch Revolving Loan Advance, except as hereinafter provided, shall be made and repaid in Euros.

      (c) Each Dutch Revolving Loan Advance, except as hereinafter provided, shall be incurred and maintained as a LIBOR Loan.

2.3.2 Procedure for Making Dutch Revolving Loan Advances.

      The Dutch Borrower may borrow under the Dutch Revolving Credit Facility on any Business Day. The Dutch Revolving Loan Advances shall be deposited to a demand deposit account of the Dutch Borrower with the Lender or shall be otherwise applied as directed by the Dutch Borrower, which direction the Lender may require to be in writing. Not later than 1:00 p.m. (prevailing U.S. Eastern
Time) three (3) Business Days prior to the date of the requested borrowing, the Dutch Borrower shall give the Lender a Loan Notice of the amount and (if requested by the Lender) the purpose of the requested borrowing. Each Loan Notice shall be irrevocable.

      In addition, the Dutch Borrower hereby irrevocably authorizes the Lender at any time without further request from or notice to the Dutch Borrower, to make Dutch Revolving Loan Advances to cover debit balances in the Dutch Revolving Loan Account, principal of, and/or interest on (if not paid when due), any of the Dutch Obligations and/or Enforcement Costs, prior to, on, or after the termination of other advances under this Agreement, regardless of whether the outstanding principal amount of the Dutch Revolving Loan which the Lender may advance hereunder exceeds the Dutch Revolving Credit Committed Amount.

2.3.3 Dutch Borrowing Base.

      As used in this Agreement, the term "Dutch Borrowing Base" means at any time, an amount equal to sixty percent (60%) of Eligible Dutch Receivables (other than Insured Eligible Dutch Receivables), plus seventy percent (70%) of Insured Eligible Dutch Receivables, plus seventy percent (70%) of Insured Eligible U.K. Receivables, plus seventy percent (70%) of Insured Eligible Spanish Receivables, plus any Unused Availability, less (a) the Interest Rate/Currency Protection Reserve for the Dutch Borrower, less (b) the amount of any U.S. Borrowing Base Deficiency which has not been paid, less (c) the amount of any reserve which the Lender in its reasonable and good faith discretion deems appropriate to cover any potential Dutch Borrowing Base Deficiency which the Lender determines, in its reasonable and good faith discretion based upon information previously provided by the Borrowers or obtained from the Lender's auditors, may have occurred since the most recent Dutch Borrowing Base Report was provided by the Dutch Borrower.

      The Dutch Borrowing Base shall be computed based on the Dutch Borrowing Base Report most recently delivered to the Lender. In the event the Dutch Borrower fails to furnish a Dutch Borrowing Base Report required by Section
2.3.4 (Dutch Borrowing Base Report), or in the event the Lender reasonably determines that a Dutch Borrowing Base Report is no longer accurate in any material respect, the Lender may, in its sole and absolute discretion exercised from time to time and without limiting other rights and remedies under this Agreement, suspend the making of or limit Dutch Revolving Loan Advances. The Dutch Borrowing Base shall be subject to reduction by the amount of any Receivable which was included in the Dutch Borrowing Base but which the Lender reasonably determines fails to meet the respective criteria applicable from time to time for Eligible Dutch Receivables.

      If at any time the total of the aggregate principal amount of the Dutch Revolving Loan and the Outstanding Letter of Credit Obligations of the Dutch Borrower exceeds an amount equal to the Dutch Borrowing Base, a borrowing base deficiency ("Dutch Borrowing Base Deficiency") shall exist. Each time a Dutch Borrowing Base Deficiency exists, the Dutch Borrower shall provide a current Dutch Borrowing Base Report demonstrating that a Dutch Borrower Base Deficiency does not exist any longer, or at the sole and absolute discretion of the Lender exercised from time to time shall pay the Dutch Borrowing Base Deficiency ON DEMAND to the Lender from time to time.

      Without implying any limitation on the Lender's discretion with respect to the Dutch Borrowing Base, the criteria for Eligible Dutch Receivables contained in the respective

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

definitions of Eligible Dutch Receivables are in part based upon the business operations of the Dutch Borrower existing on or about the Closing Date and upon information and records furnished to the Lender by the Dutch Borrower. If at any time or from time to time hereafter, the business operations of the Dutch Borrower changes in any material respect or such information and records furnished to the Lender are incorrect or misleading in any material respect, the Lender in its reasonable and good faith discretion, may at any time and from time to time during the duration of this Agreement change such criteria or add new criteria. The Lender shall communicate such changed or additional criteria to the Dutch Borrower from time to time either orally or in writing prior to the application thereof.

2.3.4 Dutch Borrowing Base Report.

      The Dutch Borrower shall furnish to the Lender no less frequently than once per month, as of the twentieth calendar day after the end of the previous month, and at such other times as may reasonably be requested by the Lender, a report of the Dutch Borrowing Base (each a "Dutch Borrowing Base Report"; collectively, the "Dutch Borrowing Base Reports") in the form required from time to time by the Lender, appropriately completed and duly signed. The Dutch Borrowing Base Report shall contain the amount and payments on the Receivables of the Dutch Borrower and the calculations of the Dutch Borrowing Base, all in such detail, and accompanied by such supporting and other information, as the Lender may from time to time reasonably request. Upon the Lender's request and periodically upon the creation of any Receivables by the Dutch Borrower, or at such intervals as the Lender may reasonably require, the Dutch Borrower shall provide the Lender with such further schedules, documents and/or information regarding its Receivables as the Lender may reasonably require. The items to be provided under this subsection shall be in form satisfactory to the Lender, and certified as true and correct by a Responsible Officer, and delivered to the Lender from time to time solely for the Lender's convenience in maintaining records of the Collateral. The Dutch Borrower's failure to deliver any of such items to the Lender shall not affect, terminate, modify, or otherwise limit the Liens of the Lender in the Collateral.

2.3.5 Promise to Pay Dutch Revolving Loan.

      For value received, the Dutch Borrower promises to pay to the order of the Lender, on the Dutch Revolving Credit Termination Date, the aggregate outstanding amount of all Dutch Revolving Loan Advances. Additionally, the Dutch Borrower promises to pay to the order of the Lender interest on the outstanding aggregate principal amount (calculated on a daily basis) of all Dutch Revolving Loan Advances in the manner, and at the times, as herein set forth. To the extent the outstanding aggregate amount of Dutch Revolving Loan Advances plus the amount of the Outstanding Letter of Credit Obligations of the Dutch Borrower exceeds the Dutch Revolving Credit Committed Amount as limited by the Dutch Borrowing Base and the Aggregate Revolving Loan Cap, the Dutch Borrower promises to pay such excess on demand.

2.3.6 Mandatory Prepayments of Dutch Revolving Loan.

      Subject to the limitations and fees of Section 2.6.4 (Indemnity), the Dutch Borrower shall make the mandatory prepayments (each a "Dutch Revolving Loan Mandatory Prepayment" and collectively, the "Dutch Revolving Loan Mandatory Prepayments") of the Dutch Revolving Loan at any time and from time to time in such amounts requested by the

Lender pursuant to Section 2.3.3 (Dutch Borrowing Base) of this Agreement in order to cover (a) any Dutch Borrowing Base Deficiency and (b) any excess in the total aggregate principal amount of the Dutch Revolving Loan and the Outstanding Letter of Credit Obligations of the Dutch Borrower over the Dutch Revolving Credit Committed Amount as limited by the Dutch Borrowing Base and the Aggregate Revolving Loan Cap.

2.3.7 Optional Prepayments of Dutch Revolving Loan.

      Subject to the limitations and fees of Section 2.6.4 (Indemnity), the Dutch Borrower shall have the option at any time and from time to time to prepay (each a "Dutch Revolving Loan Optional Prepayment" and collectively the "Dutch Revolving Loan Optional Prepayments") the Dutch Revolving Loan, in whole or in part without premium or penalty.

2.3.8 Dutch Revolving Loan Account.

      The Lender will establish and maintain a loan account on its books (the "Dutch Revolving Loan Account"). The Lender will (a) debit (i) the principal amount of each Dutch Revolving Loan Advance made by the Lender hereunder as of the date made, (ii) the amount of any interest accrued on the Dutch Revolving Loan as and when due, and (iii) any other amounts due and payable by the Dutch Borrower to the Lender from time to time under the provisions of this Agreement in connection with the Dutch Revolving Loan, including, without limitation, Enforcement Costs, Fees and late charges, and (b) credit all payments made by the Dutch Borrower to the Lender on account of the Dutch Revolving Loan as of the date made. All credit entries to the Dutch Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Lender in cash or solvent credits.

      Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Dutch Revolving Loan Account shall constitute an account stated between the Lender and the Dutch Borrower, absent manifest error, unless the Lender receives specific written objection thereto from a Dutch Borrower within sixty (60) Business Days after such statement or reconciliation shall have been sent by the Lender. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Dutch Revolving Loan Account shall be final, binding and conclusive upon the Dutch Borrower in all respects, absent manifest error, unless the Lender receives specific written objection thereto from the Dutch Borrower within thirty (30) Business Days after such statement or reconciliation shall have been sent by the Lender.

Section 2.4 The Dutch Term Loan.

2.4.1 Dutch Term Loan Commitment.

      Subject to and upon the provisions of this Agreement, the Lender agrees to make a loan (the "Dutch Term Loan") to the Dutch Borrower on the Closing Date in the principal amount of the Dutch Term Loan Committed Amount.

2.4.2 Promise to Pay Dutch Term Loan.

      For value received, the Dutch Borrower promises to pay to the order of the Lender the Dutch Term Loan Committed Amount or so much thereof as shall be advanced by the Lender hereunder in the manner, and at the times, as herein set forth. Additionally, the Dutch Borrower promises to pay to the order of the Lender interest on the outstanding principal amount (calculated on a daily basis) of the Dutch Term Loan in the manner, and at the times, as herein set forth.

2.4.3 Dutch Term Loan Installment Payments.

      The Dutch Borrower shall pay to the Lender the principal amount of the Dutch Term Loan in forty-eight (48) consecutive installments payable commencing on the first Dutch Term Loan Scheduled Payment Date after the advance of the Dutch Term Loan, and continuing on each Dutch Term Loan Scheduled Payment Date thereafter; consisting of forty-seven (47) equal installments of principal in the amount of Fifty Six Thousand Seven Hundred Seventy Seven Euros and Seventy Eight Cents ((euro)56,777.78) and ONE (1) FINAL INSTALLMENT on the Dutch Term Loan Maturity Date in an amount equal to the outstanding principal amount of the Dutch Term Loan at that time together with all other amounts outstanding hereunder including, without limitation, accrued interest, costs and expenses.

2.4.4 Mandatory Prepayments of Dutch Term Loan.

      Subject to the limitations and fees of Section 2.6.4 (Indemnity), in addition to the payment of principal of the Dutch Term Loan described above, the Dutch Borrower shall make mandatory prepayments (each a "Dutch Term Loan Mandatory Prepayment" and collectively the "Dutch Term Loan Mandatory Prepayments") of the Dutch Term Loan annually. Each Dutch Term Loan Mandatory Prepayment shall be in the amount of twenty-five (25%) percent of the Excess Cash Flow for the then preceding fiscal year and shall be payable on the Calculation Date. The Dutch Borrower shall pay to the Lender on the date of each Dutch Term Loan Mandatory Prepayment accrued interest to such date on the amount prepaid. Each Dutch Term Loan Mandatory Prepayment shall be applied to the balloon payment due at Dutch Term Loan Maturity Date and then to principal against the principal installments in the inverse order of their maturity. Notwithstanding the foregoing, if (a) during the fiscal year prior to the Calculation Date, the U.S. Borrower's Asset Coverage Ratio was equal to or greater than one to one (1 to 1) as of the end of any four consecutive months,
(b) as of the end of the U.S. Borrower's fiscal year prior to the Calculation Date, the U.S. Borrower's Asset Coverage Ratio was equal to or greater than one to one (1 to 1) , and (c) as of the end of the month of January immediately prior to the Calculation Date, the U.S. Borrower's Asset Coverage Ratio was equal to or greater than one to one (1 to 1), then the Dutch Borrower shall need not pay to the Lender any Dutch Term Loan Mandatory Prepayment that would otherwise be due.

2.4.5 Optional Prepayments of Dutch Term Loan.

      Subject to the limitations and fees of Section 2.6.4 (Indemnity), the Dutch Borrower may, at its option, at any time and from time to time, prepay (each a "Dutch Term Loan Optional Prepayment" and collectively the "Dutch Term Loan Optional Prepayments") the Dutch Term Loan, in whole or in part, upon five
(5) Business Days prior written notice, specifying the date and amount of prepayment. The amount to be so prepaid, together with interest accrued thereon to date of prepayment, shall be paid by the Dutch Borrower to the Lender on the date specified for such prepayment. Partial Dutch Term Loan Optional Prepayments shall be in an amount not less than $50,000 and shall be applied first to all accrued and unpaid interest on the principal of the Dutch Term Loan, then to the balloon payments due at maturity and then to principal against the principal installments in the inverse order of their maturity.

Section 2.5 Letter of Credit.

2.5.1 Obtaining Letters of Credit.

      Subject to and upon the provisions of this Agreement, and as a part of each of the U.S. Revolving Credit Commitment and the Dutch Revolving Credit Commitment, each of the U.S. Borrower and the Dutch Borrower may obtain standby and commercial letters of credit (as the same may from time to time be amended, supplemented or otherwise modified, each a "Letter of Credit" and collectively the "Letters of Credit") from the Lender from time to time from the Closing Date until the Business Day preceding the U.S. Revolving Credit Termination Date and the Dutch Revolving Credit Termination Date (as applicable) for the permitted uses for the U.S. Revolving Loan and the Dutch Revolving Loan (as applicable). The U.S. Borrower or the Dutch Borrower (as applicable) will not be entitled to obtain a Letter of Credit unless (a) the U.S. Borrower or the Dutch Borrower (as applicable) would then be able to obtain a U.S. Revolving Loan or a Dutch Revolving Loan (as applicable) from the Lender in an amount not less than the proposed face amount of the Letter of Credit requested, and (b) the sum of the then Outstanding Letter of Credit Obligations (including the amount of the requested Letter of Credit) does not exceed in the aggregate Five Hundred Thousand Dollars ($500,000).

2.5.2 Letter of Credit Fees.

      In connection with each Letter of Credit, the U.S. Borrower or the Dutch Borrower (as applicable) shall pay to the Lender a letter of credit fee (each a "Letter of Credit Fee" and collectively the "Letter of Credit Fees") in an amount equal to the Applicable Margin (determined at the time the Letter of Credit is issued) for LIBOR Loans under the U.S. Revolving Credit Facility or the Dutch Revolving Credit Facility (as applicable), calculated on a per annum basis and on the basis of actual number of days elapsed in a year of 360 days, of the stated amount of each such Letter of Credit without regard for provisions contained in the Letter of Credit that may give rise to a reduction in the stated amount thereof unless such reduction has actually occurred. The Letter of Credit Fees shall be paid upon the opening of each Letter of Credit and upon each anniversary thereof, if any.

2.5.3 Terms of Letters of Credit; Post-Expiration Date Letters of Credit.

      Each Letter of Credit shall (a) be opened pursuant to a Letter of Credit Agreement and (b) expire on a date not later than the Business Day preceding the U.S. Revolving Credit Expiration Date or the Dutch Revolving Credit Expiration Date (as applicable); provided, however, if any Letter of Credit does have an expiration date later than the Business Day preceding the U.S. Revolving Credit Expiration Date or the Dutch Revolving Credit Expiration Date (as applicable) (each a "Post-Expiration Date Letter of Credit" and collectively, the "Post-Expiration Date

Letters of Credit"), effective as of the Business Day preceding the U.S. Revolving Credit Expiration Date or the Dutch Revolving Credit Expiration Date (as applicable) and without prior notice to or the consent of the U.S. Borrower or the Dutch Borrower (as applicable), the Lender shall make a U.S. Revolving Loan Advance or a Dutch Revolving Loan Advance (as applicable) for the account of the U.S. Borrower or the Dutch Borrower (as applicable) in the aggregate face amount of all such Letters of Credit. The Lender shall deposit the proceeds of such advances into one or more non-interest bearing accounts with and in the name of the Lender and over which the Lender alone shall have exclusive power of access and withdrawal (collectively, the "Letter of Credit Cash Collateral Account"). The Letter of Credit Cash Collateral Account is to be held by the Lender, as additional collateral and security for any Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit. The U.S. Borrower and the Dutch Borrower hereby assign, pledge, grant and set over to the Lender a first priority security interest in, and Lien on, all of the funds on deposit in the Letter of Credit Cash Collateral Account, together with any and all proceeds (cash and non-cash) and products thereof as additional collateral and security for the Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit. The U.S. Borrower and the Dutch Borrower acknowledge and agree that the Lender shall be entitled to fund any draw or draft on any Post-Expiration Date Letter of Credit from the monies on deposit in the Letter of Credit Cash Collateral Account without notice to or consent of the U.S. Borrower or the Dutch Borrower. The U.S. Borrower and the Dutch Borrower further acknowledge and agree that the Lender's election to fund any draw or draft on any Post-Expiration Date Letter of Credit from the Letter of Credit Cash Collateral shall in no way limit, impair, lessen, reduce, release or otherwise adversely affect the Letter of Credit Obligations under or relating to the Post-Expiration Date Letters of Credit. At such time as all Post-Expiration Date Letters of Credit have expired and all Letter of Credit Obligations relating to the Post-Expiration Date Letters of Credit have been paid in full, the Lender agrees to apply the amount of any remaining funds on deposit in the Letter of Credit Cash Collateral Account to the then unpaid balance of the Obligations under the U.S. Revolving Credit Facility and/or the Dutch Revolving Credit Facility in such order and manner as the Lender shall determine in its sole and absolute discretion in accordance with the provisions of this Agreement.

      Each Letter of Credit shall be issued in a stated amount at least equal to One Hundred Thousand Dollars ($100,000) or the Euro Currency Equivalent thereof. The aggregate face amount of all Letters of Credit at any one time outstanding and issued by the Lender pursuant to the provisions of this Agreement, including, without limitation, any and all Post-Expiration Date Letters of Credit, plus the amount of any unpaid Letter of Credit Fees and unpaid letter of credit fronting fees accrued or scheduled to accrue thereon, and less the aggregate amount of all drafts issued under or purporting to have been issued under such Letters of Credit that have been paid by the Lender and for which the Lender has been reimbursed by the U.S. Borrower or the Dutch Borrower (as applicable) in full in accordance with Section 2.5.5 (Payments of Letters of Credit) below and the Letter of Credit Agreements, and for which the Lender has no further obligation or commitment to restore all or any portion of the amounts drawn and reimbursed, is herein called the "Outstanding Letter of Credit Obligations".

2.5.4 Procedures for Letters of Credit.

      The U.S. Borrower or the Dutch Borrower (as applicable) shall give the Lender written notice at least five (5) Business Days prior to the date on which the U.S. Borrower or the Dutch Borrower (as applicable) desires the Lender to issue a Letter of Credit. Such notice shall be accompanied by a duly executed Letter of Credit Agreement specifying, among other things: (a) or other document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit, any draft the name and address of the intended beneficiary of the Letter of Credit, (b) the requested face amount of the Letter of Credit, (c) whether the Letter of Credit is to be revocable or irrevocable, (d) the Business Day on which the Letter of Credit is to be opened and the date on which the Letter of Credit is to expire, (e) the terms of payment of any draft or drafts that may be drawn under the Letter of Credit, and (f) any other terms or provisions the U.S. Borrower or the Dutch Borrower desire to be contained in the Letter of Credit. Such notice shall also be accompanied by such other information, certificates, confirmations, and other items as the Lender may require to assure that the Letter of Credit is to be issued in accordance with the provisions of this Agreement and a Letter of Credit Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of a Letter of Credit Agreement, the provisions of this Agreement shall prevail and control unless otherwise expressly provided in the Letter of Credit Agreement. Upon (x) receipt of such notice, (y) payment of all Letter of Credit Fees and all other Fees payable in connection with the issuance of such Letter of Credit, and (z) receipt of a duly executed Letter of Credit Agreement, the Lender shall process such notice and Letter of Credit Agreement in accordance with its customary procedures and open such Letter of Credit on the Business Day specified in such notice.

2.5.5 Payments of Letters of Credit.

      The U.S. Borrower and the Dutch Borrower (as applicable) hereby promise to pay to the Lender, ON DEMAND and in Dollars or the Euro Currency Equivalent thereof (as applicable), the following that are herein collectively referred to as the "Current Letter of Credit Obligations":

      (a) the amount that the Lender has paid or will be required to pay under each draft or draw on a Letter of Credit (upon presentment of such draft or draw by the beneficiary of such Letter of Credit), whether such demand be in advance of the Lender's payment or for reimbursement for such payment;

      (b) any and all charges and expenses that the Lender has paid or incurred relative to the Letter of Credit and/or such draws or drafts; and

      (c) interest on the amounts described in (a) and (b) not paid by the U.S. Borrower or the Dutch Borrower (as applicable) as and when due and payable under the provisions of (a) and (b) above from the day the same are due and payable until paid in full at a rate per annum equal to the then current highest rate of interest on the U.S. Revolving Loan or the Dutch Revolving Loan (as applicable).

      In addition, the U.S. Borrower or the Dutch Borrower (as applicable) hereby promise to pay any and all other Letter of Credit Obligations as and when due and payable in accordance with the provisions of this Agreement and the Letter of Credit Agreements. The obligation of the U.S. Borrower or the Dutch Borrower (as applicable) to pay Current Letter of Credit Obligations and all other Letter of Credit Obligations shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the U.S. Borrower or the Dutch Borrower (as applicable) or any other account party may have or have had against the beneficiary of such Letter of Credit, the Lender or any other Person, including, without limitation, any defense based on the failure of any draft or draw to conform to the terms of such Letter of Credit, any draft or other document proving to be forged, fraudulent or invalid, or the legality validity, regularity or enforceability of such Letter of Credit, any draft or other documents presented with any draft, any Letter of Credit Agreement, this Agreement, or any of the other Financing Documents, all whether or not the Lender had actual or constructive knowledge of the same, and irrespective of any Collateral, security or guarantee therefor or right of offset with respect thereto and irrespective of any other circumstances whatsoever that constitutes, or might be construed to constitute, an equitable or legal discharge of the U.S. Borrower and the Dutch Borrower (as applicable) for any Letter of Credit Obligations, in bankruptcy or otherwise; provided, however, that the U.S. Borrower and the Dutch Borrower (as applicable) shall not be obligated to reimburse the Lender for any wrongful payment under such Letter of Credit made as a result of the Lender's gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction. The obligation of the U.S. Borrower or the Dutch Borrower (as applicable) to pay the Letter of Credit Obligations shall not be conditioned or contingent upon the pursuit by the Lender or any other Person at any time of any right or remedy against any Person which may be or become liable in respect of all or any part of such obligation or against any Collateral, security or guarantee therefor or right of offset with respect thereto.

      The Letter of Credit Obligations shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any portion of the Letter of Credit Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Person, or upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar officer for, any Person, or any substantial part of such Person's property, all as though such payments had not been made.

2.5.6 Change in Law; Increased Cost.

      If any change in any law or regulation or in the interpretation thereof by any court or other Governmental Authority charged with the administration thereof shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by the Lender, or (b) impose on the Lender any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clauses (a) or (b) above shall be to increase the cost to the Lender of issuing, maintaining or extending the Letter of Credit or the cost to the Lender of funding any obligation under or in connection with the Letter of Credit (which increase in cost shall be the result of the Lender's appropriate allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Lender, the U.S. Borrower and the Dutch Borrower (as applicable) shall immediately pay to the Lender from time to time as specified by the Lender, additional amounts which shall be sufficient to compensate the Lender for its allocable portion of such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the then highest current rate of interest on the U.S. Revolving Loan or the Dutch Revolving Loan (as applicable). A certificate as to such increased cost incurred by the Lender, submitted by the Lender to the U.S. Borrower and/or the Dutch Borrower (as applicable) shall be conclusive, absent manifest error.

2.5.7 General Letter of Credit Provisions.

      The U.S. Borrower and the Dutch Borrower (as applicable) hereby instruct the Lender to pay any draft complying with the terms of any Letter of Credit irrespective of any instructions of the U.S. Borrower or the Dutch Borrower or any other Person to the contrary. The U.S.

Borrower and the Dutch Borrower (as applicable) assume all risks of the acts and omissions of the beneficiary and other users of any Letter of Credit. The Lender and its branches, Affiliates and/or correspondents shall not be responsible for, and the U.S. Borrower and the Dutch Borrower (as applicable) hereby indemnify and hold the Lender and its branches, Affiliates and/or correspondents harmless from and against, all liability, loss and expense (including attorney's fees and costs) incurred by the Lender and/or its branches, Affiliates and/or correspondents relative to and/or as a consequence of (a) any failure by the U.S. Borrower or the Dutch Borrower (as applicable) to perform the agreements hereunder and under any Letter of Credit Agreement, (b) any Letter of Credit Agreement, this Agreement, any Letter of Credit and any draft, draw and/or acceptance under or purported to be under any Letter of Credit, (c) any action taken or omitted by the Lender and/or any of its branches, Affiliates and/or correspondents at the request of the U.S. Borrower or the Dutch Borrower (as applicable), (d) any failure or inability to perform in accordance with the terms of any Letter of Credit by reason of any control or restriction rightfully or wrongfully exercised by any de facto or de jure Governmental Authority, group or individual asserting or exercising governmental or paramount powers, and/or
(e) any consequences arising from causes beyond the control of the Lender and/or any of its branches, Affiliates and/or correspondents.

      The Lender and its branches, Affiliates and/or correspondents, shall not be liable or responsible in any respect for any (a) error, omission, interruption or delay in transmission, dispatch or delivery of any one or more messages or advices in connection with any Letter of Credit, whether transmitted by cable, telegraph, mail or otherwise and despite any cipher or code that may be employed, and/or (b) action, inaction or omission which may be taken or suffered by it or them in good faith or through inadvertence in identifying or failing to identify any beneficiary or otherwise in connection with any Letter of Credit, provided, however, that the foregoing shall not apply in connection with the Lender's gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction.

      Any Letter of Credit may be amended, modified or revoked only upon the receipt by the Lender from the U.S. Borrower or the Dutch Borrower (as applicable) and the beneficiary (including any transferee and/or assignee of the original beneficiary) of a written consent and request therefor.

      If any Laws, order of court and/or ruling or regulation of any Governmental Authority of the United States (or any state thereof) and/or any country other than the United States permits a beneficiary under a Letter of Credit to require the Lender and/or any of its branches, Affiliates and/or correspondents to pay drafts under or purporting to be under a Letter of Credit after the expiration date of the Letter of Credit, the U.S. Borrower or the Dutch Borrower (as appropriate) shall reimburse the Lender for any such payment pursuant to provisions of Section 2.5.6 (Change in Law; Increased Cost).

      Except as may otherwise be specifically provided in a Letter of Credit or Letter of Credit Agreement, the laws of the State of Maryland and the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 or the International Standby Practices, International Chamber of Commerce Publication No. 590, as applicable, shall govern the Letters of Credit. The Laws, rules, provisions and regulations of the Uniform Customs and Practice for Documentary Credits and the International Standby Practices, as applicable, are hereby incorporated by reference. In the event of a conflict between the Uniform Customs and Practice for Documentary Credits or the International Standby

Practices and the laws of the State of Maryland, the Uniform Customs and Practice for Documentary Credits or the International Standby Practices, as applicable, shall prevail.

Section 2.6 Interest.

2.6.1 Applicable Interest Rates.

      (a) Each Loan shall bear interest as follows:

            (i) each of the U.S. Revolving Loan and the U.S. Term Loan shall bear interest until maturity (whether by acceleration, declaration, extension or otherwise) at the Base Rate or the LIBOR Rate, as selected and specified by the U.S. Borrower in an Interest Rate Election Notice furnished to the Lender in accordance with the provisions of Section 2.6.2 (Selection of Interest Rates), plus the Applicable Margin.

            (ii) each of the Dutch Revolving Loan and the Dutch Term Loan shall bear interest until maturity (whether by acceleration, declaration extension or otherwise) at the LIBOR Rate plus the Applicable Margin.

      (b) The Applicable Margin for each of the Credit Facilities shall be as follows:

            (i) U.S. Revolving Loan

                                    Applicable Margin         Applicable Margin
Senior Debt Leverage Ratio          For LIBOR Loans           For Base Rate Loans
--------------------------          ---------------           -------------------
<1:1                                   1.75%                        0%
< or = 1.5:1 and > 1:1                  2.0%                        0%
< or = 2:1 and  > 1.5:1                2.25%                     0.25%
> 2:1                                  2.75%                      0.5%

            (ii) U.S. Term Loan

                                                  Applicable Margin           Applicable Margin
Senior Debt Leverage Ratio                        For LIBOR Loans             For Base Rate Loans
--------------------------                        ---------------             -------------------
<1:1                                                  2.25%                           0%
< or = 1.5:1 and > 1:1                                 2.5%                        0.25%
< or = 2:1 and > 1.5:1                                2.75%                         0.5%
> 2:1                                                 3.25%                        0.75%

            (iii) Dutch Revolving Loan

                                                  Applicable Margin
Senior Debt Leverage Ratio                        For LIBOR Loans
--------------------------                        ---------------
<1:1                                                   1.75%
< or = 1.5:1 and > 1:1                                  2.0%
< or = 2:1 and > 1.5:1                                 2.25%
> 2:1                                                  2.75%

            (iv) Dutch Term Loan

                                                  Applicable Margin
Senior Debt Leverage Ratio                        For LIBOR Loans
--------------------------                        ---------------
<1:1                                                    2.25%
< or = 1.5:1 and > 1:1                                   2.5%
< or = 2:1 and > 1.5:1                                  2.75%
> 2:1                                                   3.25%

      (c) Notwithstanding the foregoing, following the occurrence and during the continuance of a Default, at the option of the Lender and upon written notice to the Obligors, all Loans and all other Obligations shall bear interest at the Post-Default Rate.

2.6.2 Selection of Interest Rates.

      (a) The U.S. Borrower may select the initial Applicable Interest Rate or Applicable Interest Rates and Dollar Interest Periods applicable to the U.S. Revolving Loan and the U.S. Term Loan and the Dutch Borrower may select the initial Euro Interest Periods applicable to the Dutch Revolving Loan and the Dutch Term Loan.

      (b) From time to time after the date of this Agreement as provided in this Section, by delivery of a proper and timely Interest Rate Election Notice furnished to the Lender in accordance with the provisions of subsection (e), the U.S. Borrower may select the Applicable Interest Rate or Applicable Interest Rates and Dollar Interest Periods for any U.S. Revolving Loan and the U.S. Term Loan, and the Dutch Borrower may select the Euro Interest Periods for any Dutch Revolving Loan and the Dutch Term Loan.

      (c) The selection of an Applicable Interest Rate and/or an Interest Period, the election to convert an Applicable Interest Rate and/or an Interest Period to another Applicable Interest Rate or Interest Period, and any other adjustments in an interest rate are subject to the following limitations:

            (i) the U.S. Borrower shall not at any time select or change to an Interest Period that extends beyond the U.S. Revolving Credit Expiration Date for the U.S. Revolving Loan Advances and the U.S. Term Loan Maturity Date for the U.S. Term Loan, and the Dutch Borrower shall not at any time select or change to an Interest Period that extends beyond the Dutch Revolving Credit Expiration Date for the Dutch Revolving Loan Advances and the Dutch Term Loan Maturity Date for the Dutch Term Loan;

            (ii) except as otherwise provided in Section 2.6.4 (Indemnity), no change from the LIBOR Rate to the Base Rate shall become effective on a day other than a Business Day and on a day which is the last day of the then current Interest Period, no change of an Interest Period shall become effective on a day other than the last day of the then current Interest Period, and no change from the Base Rate to the LIBOR Rate shall become effective on a day other than a day which is a Business Day;

            (iii) any Applicable Interest Rate change for any Loan to be effective on a date on which any principal payment on account of such Loan is scheduled to be paid shall be made only after such payment shall have been made;

            (iv) no more than five (5) different LIBOR Rates may be outstanding at any time and from time to time with respect to each of the U.S. Revolving Loan and the U.S. Term Loan and no more than five (5) different LIBOR Rates may be outstanding at any time and from time to time with respect to each of the Dutch Revolving Loan and the Dutch Term Loan;

            (v) the first date of each Interest Period shall be a Business Day;

            (vi) as of the effective date of a selection, if a Default exists, the Lender may determine not to accept selection, election or adjustment; and

            (vii) the minimum principal amount of a Dollar LIBOR Loan shall be One Hundred Thousand Dollars ($100,000) and the minimum principal amount of a Euro LIBOR Loan shall be the Euro Currency Equivalent of One Hundred Thousand Dollars ($100,000).

      (d) If a request for a U.S. Revolving Loan Advance is not accompanied by an Interest Rate Election Notice or does not otherwise include a selection of an Applicable Interest Rate and, if applicable, an Interest Period, or if, after having made a selection of an Applicable Interest Rate and, if applicable, an Interest Period, the U.S. Borrower or the Dutch Borrower, as applicable, fail or are not otherwise entitled under the provisions of this Agreement to continue such Applicable Interest Rate or Interest Period, the U.S. Borrower shall be deemed to have selected the Base Rate and the Dutch Borrower shall be deemed to have elected a one (1) month Euro Interest Period, until such time as the U.S. Borrower or the Dutch Borrower, as appropriate, have selected a different Applicable Interest Rate and specified an Interest Period in accordance with, and subject to, the provisions of this Section.

      (e) The Lender will not be obligated to make Loans, to convert the Applicable Interest Rate on Loans to another Applicable Interest Rate, or to change Interest Periods, unless the Lender shall have received an irrevocable written or telephonic notice (an "Interest Rate Election Notice") from the U.S. Borrower or the Dutch Borrower, as appropriate, specifying the following information:

                        (i) the amount to be borrowed or converted;

                        (ii) a selection of the Base Rate or the LIBOR Rate as
            to any U.S. Revolving Loans and as to the U.S. Term Loan;

                        (iii) the length of the Interest Period if the
            Applicable Interest Rate selected is the LIBOR Rate; and

                        (vi) the requested date on which such election is to be
            effective.

      Any telephonic notice must be confirmed by written notice or e-mail within three (3) Business Days. Each Interest Rate Election Notice under the U.S. Revolving Credit Facility or the U.S. Term Loan must be received by the Lender not later than 1:00 p.m. (prevailing U.S. Eastern Time) on the Business Day of any requested borrowing or conversion in the case of selection of the Base Rate and not later than 1:00 p.m. (prevailing U.S. Eastern Time) on the third Business Day before the effective date of any requested borrowing or conversation in the case of a selection of the LIBOR Rate. Each Interest Rate Election Notice under the Dutch

Revolving Credit Facility or the Dutch Term Loan must be received by the Lender by 1:00 p.m. (prevailing U.S. Eastern Time) not later than three (3) Business Day prior to the proposed date of funding or converting the applicable Euro LIBOR Loan.

2.6.3 Inability to Determine Dollar LIBOR Rate or Euro LIBOR Rate.

      In the event that (a) the Lender shall have determined that, by reason of circumstances affecting the London inter-bank market, adequate and reasonable means do not exist for ascertaining the Dollar LIBOR Rate or Euro LIBOR Rate for any Interest Period with respect to a Loan which is to be made as a LIBOR Loan or (b) the Lender shall determine that the Dollar LIBOR Rate or Euro LIBOR Rate for any Interest Period with respect to a Loan to be made as a LIBOR Loan does not adequately and fairly reflect the cost to the Lender of funding or converting such Loan, the Lender shall give telephonic or written notice of such determination to the appropriate Borrower at least one (1) day prior to the proposed date for funding of such Loan. If such notice is given, any Dollar LIBOR Loan shall accrue interest at the Base Rate plus the Applicable Margin and any Euro LIBOR Loan shall accrue interest at the rate certified by the Lender to be the rate at which it currently offers loans in Euros to its best customers.

2.6.4 Indemnity.

      The Obligors agree to indemnify and reimburse the Lender and to hold the Lender harmless from any loss, cost (including administrative costs) or expense (including, without limitation, any such loss or expense arising from the reemployment of funds obtained by the Lender to maintain any LIBOR Loan or from fees payable to terminate the deposits from which such funds were obtained) which the Lender has sustained or incurred as a consequence of (a) a default by either of the Borrowers in payment when due of the principal amount of or interest on any LIBOR Loan, including any mandatory prepayments, (b) the failure of either of the Borrowers to make, or convert the Applicable Interest Rate of, a Loan after either of the Borrowers has given a Loan Notice or an Interest Rate Election Notice, (c) the failure of either of the Borrowers to make any prepayment of a LIBOR Loan after the Borrowers have given notice of such intention to make such a prepayment, and/or (d) the making by either of the Borrowers of a prepayment of a LIBOR Loan on a day which is not the last day of the Interest Period for such LIBOR Loan. The Lender agrees to provide the applicable Borrower with a written certification as to any amounts payable to the Lender under this Section including the manner and method of calculating such amounts.

2.6.5 Payment of Interest.

      (a) Unpaid and accrued interest on any advance of the Loans shall be paid
(i) at the end of each Interest Period for any LIBOR Rate Loan, (ii) monthly, in arrears, on the first day of each calendar month, commencing on the first such date after the date of this Agreement, and on the first day of each calendar month thereafter, for any Base Rate Loan and (iii) at maturity (whether by acceleration, declaration, extension or otherwise) (each an "Interest Payment Date").

      (b) Notwithstanding the foregoing, any and all unpaid and accrued interest on any Base Rate Loan converted to a LIBOR Loan or prepaid shall be paid immediately upon such conversion and/or prepayment, as appropriate.

Section 2.7 General Financing Provisions.

2.7.1 Consideration; Obligors' Representative.

      Each of the Obligors hereby represents and warrants to the Lender that each of them will derive benefits, directly and indirectly, from each Loan and each Letter of Credit, both in their separate capacity and as a member of the integrated group to which each of the Obligors belongs and because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, because (a) this financing is enabling the consummation by the U.S. Borrower and the Seller of the Purchase Agreement Transaction, (b) the terms of the consolidated financing provided under this Agreement are more favorable than would otherwise would be obtainable by the Obligors individually, and (c) the Obligors' additional administrative and other costs and reduced flexibility associated with individual financing arrangements which would otherwise be required if obtainable would substantially reduce the value to the Obligors of the financing. The Obligors in the discretion of their respective managements are to agree among themselves as to the allocation of the proceeds of Loans and the benefits of the Letters of Credit, except that all Loans made to the Dutch Borrower are to be made to and retained by the Dutch Borrower.

      For administrative convenience, each Obligor hereby irrevocably appoints the U.S. Borrower as such Obligor's attorney-in-fact, with power of substitution (with the prior written consent of the Lender in the exercise of its sole and absolute discretion), in the name of the U.S. Borrower or in the name of the respective Obligor or otherwise to take any and all actions with respect to this Agreement, the other Financing Documents, the Obligations and/or the Collateral (including, without limitation, the proceeds thereof) as the U.S. Borrower may so elect from time to time, including, without limitation, actions to (i) request advances under the Loans, apply for and direct the benefits of Letters of Credits, and direct the Lender to disburse or credit the proceeds of any Loan directly to an account of the U.S. Borrower or the Dutch Borrower (as appropriate), any one or more of the Obligors or otherwise, which direction shall evidence the making of such Loan and shall constitute the acknowledgement by each of the Obligors of the receipt of the proceeds of such Loan or the benefit of such Letter of Credit, (ii) enter into, execute, deliver, amend, modify, restate, substitute, extend and/or renew this Agreement, any Additional Obligors Joinder Supplement, any other Financing Documents, security agreements, mortgages, deposit account agreements, instruments, certificates, waivers, letter of credit applications, releases, documents and agreements from time to time, and (iii) endorse any check or other item of payment in the name of such Obligor. The foregoing appointment is coupled with an interest, cannot be revoked without the prior written consent of the Lender, and may be exercised from time to time through the U.S. Borrower's duly authorized officer, officers or other Person or Persons designated by the U.S. Borrower to act from time to time on behalf of the U.S. Borrower.

      Each of the Obligors hereby irrevocably authorizes the Lender to make Loans to either or both of the Borrowers, and hereby irrevocably authorizes the Lender to issue or cause to be issued Letters of Credit for the account of the U.S. Borrower or the Dutch Borrower (as appropriate), pursuant to the provisions of this Agreement upon the written, oral or telephone request of any one or more of the Persons who is from time to time a Responsible Officer of the U.S. Borrower under the provisions of the most recent certificate of corporate resolutions and/or incumbency on file with the Lender and also upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of the U.S. Borrower under the provisions of the most recent certificate of corporate resolutions and/or incumbency on file with the Lender.

      In the absence of the Lender's gross negligence or willful misconduct, the Lender assumes no responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Lender and the Obligors in connection with the Credit Facilities, any Loan, any Letter of Credit, or any other transaction in connection with the provisions of this Agreement. Without implying any limitation on the joint and several nature of the Obligations, the Lender agrees that, notwithstanding any other provision of this Agreement, the Obligors may create reasonable inter-company indebtedness between or among the Obligors with respect to the allocation of the benefits and proceeds of the advances and Credit Facilities under this Agreement, except that the Dutch Revolving Loan and the Dutch Term Loan shall be made to and retained by the Dutch Borrower and shall not be allocated or reallocated to any other Obligor. The Obligors agree among themselves, and the Lender consents to that agreement, that each Obligor shall have rights of contribution from all of the other Obligor to the extent such Obligor incurs Obligations in excess of the proceeds of the Loans received by, or allocated to purposes for the direct benefit of, such Obligors. All such indebtedness and rights shall be, and are hereby agreed by the Obligors to be, subordinate in priority and payment to the indefeasible repayment in full in cash of the Obligations, and, unless the Lender agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been indefeasibly paid in full. The Obligors agree that all of such inter-company indebtedness and rights of contribution are part of the Collateral and secure the Obligations. Each Obligor hereby waives all rights of counterclaim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise. Each Obligor shall not evidence the inter-company indebtedness or rights of contribution by note or other instrument, and shall not secure such indebtedness or rights of contribution with any Lien or security.

2.7.2 Origination Fees.

      The U.S. Borrower shall pay to the Lender on or before the Closing Date a loan origination fee in the amount of one percent (1%) of the U.S. Revolving Credit Committed Amount and one percent (1%) of the U.S. Term Loan Committed Amount (collectively, the "U.S. Origination Fees"), which shall be deemed to be fully earned and are non-refundable. The Dutch Borrower shall pay to the Lender on or before the Closing Date a loan origination fee in the amount of one percent (1%) of the Dollar Currency Equivalent of the Dutch Term Loan Committed Amount (the "Dutch Origination Fee"), which shall be fully deemed to be earned and is non-refundable. The U.S. Origination Fees and the Dutch Origination Fee are collectively referred to as the "Origination Fees."

2.7.3 Field Examination Fees.

      The Lender reserves the right to charge the Obligors for any and all out-of-pocket expenses reasonably incurred in connection with the performance of field examinations.

2.7.4 Computation of Interest and Fees.

      All applicable Fees and interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Any change in the interest rate on any of the Obligations resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate is announced.

2.7.5 Payments.

      All payments to be made by the U.S. Borrower to the Lender under this Agreement or any of the other Financing Documents shall be made in Dollars and all payments to be made by the Dutch Borrower to the Lender under this Agreement or any of the other Financing Documents shall be made in Euros (unless otherwise agreed to or required by any Lender), without set-off or counterclaim and free and clear of, and without deduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed against any of the Obligors, other than income and franchise taxes imposed on the Lender (such non-excluded items, the "Assessments"). If any Assessments are imposed and required to be withheld from any such payment, the Obligors shall (a) increase the amount of such payment so that the Lender will receive a net amount (after giving effect to the payment of such additional amount and to the deduction of all Assessments) equal to the amount due hereunder, and (b) pay such Assessments to the appropriate taxing authority for the account of the Lender and, as promptly as possible thereafter, send the Lender, an original receipt (or a copy thereof that has been stamped by the appropriate taxing authority to certify payment) showing payment thereof, together with such additional documentary evidence as the Lender may from time to time reasonably require. If any of the Obligors fails to perform its obligations to the Lender under parts (a) or (b) of the preceding sentence, the Obligors (subject to the limitations of Section
2.9 (Limitations on Joint and Several Liability for Obligations)) shall indemnify the Lender for any such Assessments that are paid by the Lender, plus all incremental Assessments, interest or penalties that may become payable as a consequence of such failure.

2.7.6 Liens; Setoff.

      The U.S. Borrower hereby grants to the Lender a continuing Lien in order to secure all of the Obligations upon any and all monies, securities, and other property of the U.S. Borrower and the proceeds thereof, now or hereafter held or received by or in transit to, the Lender, and/or any Affiliate of the Lender, from or for the U.S. Borrower, and also upon any and all deposit accounts (general or special) and credits of the U.S. Borrower, if any, with the Lender or any Affiliate of the Lender, at any time existing, excluding any deposit accounts held by the U.S. Borrower in its capacity as trustee for Persons who are Affiliates of the U.S. Borrower. The Dutch Borrower hereby grants to the Lender a continuing Lien in order to secure all of the Dutch Obligations upon any and all monies, securities, and other property of the Dutch Borrower and the proceeds thereof, now or hereafter held or received by or in transit to, the Lender and/or any Affiliate of the Lender, from or for the Dutch Borrower, and also upon any and all deposit accounts (general or special) and credits of the Dutch Borrower, if any, with the Lender or any Affiliate of the Lender, at any time existing, excluding any deposit accounts held by the Dutch Borrower in its capacity as trustee for Persons who are Affiliates of the Dutch Borrower. Without implying any limitation on any other rights the Lender may have under the Financing

Documents or applicable Laws, during the continuance of a Default, the Lender, as appropriate and subject to the provisions of this Section, is hereby authorized by the Obligors at any time and from time to time, without notice to the Obligors, to set off, appropriate and apply any or all items hereinabove referred to against all Obligations then outstanding (whether or not then due), all in such order and manner as shall be determined by the Lender in its sole and absolute discretion.

2.7.7 Requirements of Law.

      In the event that the Lender shall have determined reasonably and in good faith that (a) the adoption of any Laws regarding capital adequacy, or (b) any change therein or in the interpretation or application thereof or (c) compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on the capital of the Lender or any corporation controlling the Lender, as a consequence of the obligations of the Lender hereunder to a level below that which the Lender or any corporation controlling the Lender would have achieved but for such adoption, change or compliance (taking into consideration the policies of the Lender and the corporation controlling the Lender, with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, after submission by the Lender to the Borrowers of a written request therefor and a statement of the basis for such determination, the Borrowers shall pay to the Lender such additional amount or amounts in order to compensate for such reduction, except that the Dutch Borrower shall only be required to pay such amounts if and to the extent they affect the Lender as a result of the Dutch Obligations. Notwithstanding any provision contained herein to the contrary, the Lender agrees that it shall not apply the provisions of this Section to either of the Borrowers if it shall not at the time be the general policy or practice of the Lender to apply provisions similar to those of this Section to other borrowers in substantially similar circumstances under substantially comparable provisions of other credit agreements.

Section 2.8 Guaranty.

      (a) Subject to the limitations on liability of the Non-U.S. Obligors as set forth in Section 2.9 (Limitations on Joint and Several Liability for Obligations) with respect to all other Obligations, each Obligor hereby unconditionally and irrevocably, guarantees to the Lender:

            (i) the due and punctual payment in full (and not merely the collectibility) by the other Obligors of the Obligations, including unpaid and accrued interest thereon, in each case when due and payable, all according to the terms of this Agreement and the other Financing Documents;

            (ii) the due and punctual payment in full (and not merely the collectibility) by the other Obligors of all other sums and charges which may at any time be due and payable in accordance with this Agreement or any of the other Financing Documents;

            (iii) the due and punctual performance by the other Obligors of all of the other terms, covenants and conditions contained in the Financing Documents; and

            (iv) all the other Obligations of the other Obligors; provided, however, that the guaranty of the Non-U.S. Obligors shall apply only to the Dutch Obligations and not to the U.S. Obligations.

      (b) The obligations and liabilities of each Obligor as a guarantor under this Section shall be absolute and unconditional and joint and several (subject to the limitations of Section 2.9 (Limitations on Joint and Several Liability for Obligations), irrespective of the genuineness, validity, priority, regularity or enforceability of this Agreement or any of the Financing Documents or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Obligor in its capacity as a guarantor expressly agrees that the Lender may, in its sole and absolute discretion, without notice to or further assent of any of the Obligors and without in any way releasing, affecting or in any way impairing the joint and several obligations and liabilities of such Obligors as guarantors hereunder:

            (i) waive compliance with, or any defaults under, or grant any other indulgences under or with respect to any of the Financing Documents;

            (ii) modify, amend, change or terminate any provisions of any of the Financing Documents;

            (iii) grant extensions or renewals of or with respect to the Credit Facilities or any of the other Financing Documents;

            (iv) effect any release, subordination, compromise or settlement in connection with this Agreement or any of the other Financing Documents;

            (v) agree to the substitution, exchange, release or other disposition of the Collateral or any part thereof, or any other collateral for the Loan or to the subordination of any lien or security interest therein;

            (vi) make advances for the purpose of performing any term, provision or covenant contained in this Agreement or any of the other Financing Documents with respect to which any Obligor shall then be in default;

            (vii) make future advances pursuant to this Agreement or any of the other Financing Documents;

            (viii) assign, pledge, hypothecate or otherwise transfer the Commitments, the Obligations, this Agreement or any of the other Financing Documents or any interest therein, all as and to the extent permitted by the provisions of this Agreement;

            (ix) deal in all respects with the other Obligors as if this Section were not in effect;

            (x) effect any release, compromise or settlement with any of the other Obligors, whether in their capacity as a Obligor or as a guarantor under this Section, or any other guarantor; and

            (xi) provide debtor-in-possession financing or allow use of cash collateral in proceedings under the Bankruptcy Code, it being expressly agreed by all Obligors that any such financing and/or use would be part of the Obligations.

      (c) The obligations and liabilities of each Obligor as guarantor under this Section shall be joint and several (subject to the limitations of Section
2.9 (Limitations on Joint and Several Liability for Obligations)), primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that a Obligor may have against any one or more of the other Obligors, the Lender and/or any other guarantor and shall not be conditional or contingent upon pursuit or enforcement by the Lender of any remedies it may have against the Obligors with respect to this Agreement or any of the other Financing Documents, whether pursuant to the terms thereof or by operation of law. Without limiting the generality of the foregoing, the Lender shall not be required to make any demand upon any of the Obligors, or to sell the Collateral or otherwise pursue, enforce or exhaust its or their remedies against the Obligors or the Collateral either before, concurrently with or after pursuing or enforcing its rights and remedies hereunder. Any one or more successive or concurrent actions or proceedings may be brought against each Obligor under this Section either in the same action, if any, brought against any one or more of the Obligors or in separate actions or proceedings, as often as the Lender may deem expedient or advisable. Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of any of the liabilities or obligations of any one or more of the Obligors, any other guarantor or any obligor under any of the Financing Documents, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law initiated by or against any one or more of the Obligors, in their respective capacities as borrowers and guarantors under this Section, or under any of the Financing Documents shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of the U.S. Borrower or each Non-U.S. Obligor under this Section in any manner whatsoever, and this Section shall remain and continue in full force and effect. It is the intent and purpose of this Section that each Obligor shall and does hereby waive all rights and benefits which might accrue to any other guarantor by reason of any such proceeding, and the Obligors agree that they shall be liable for the full amount of the obligations and liabilities under this Section, regardless of, and irrespective to, any modification, limitation or discharge of the liability of any one or more of the Obligors, any other guarantor or any obligor under any of the Financing Documents, that may result from any such proceedings.

      Without limiting the foregoing, each Obligor, as guarantor under this Section, hereby unconditionally, jointly and severally, irrevocably and expressly waives:

            (i) presentment and demand for payment of the Obligations and protest of non-payment;

            (ii) notice of acceptance of this Section and of presentment, demand and protest thereof;

            (iii) notice of any default hereunder or any of the other Financing Documents and notice of all indulgences;

            (iv) notice of any increase in the amount of any portion of or all of the indebtedness guaranteed by this Section;

            (v) demand for observance, performance or enforcement of any of the terms or provisions of this Agreement or any of the other Financing Documents;

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            (vi) all errors and omissions in connection with the Lender's administration of all indebtedness guaranteed by this Section, except errors and omissions resulting from acts of gross negligence or willful misconduct;

            (vii) any right or claim of right to cause a marshalling of the assets of any one or more of the other Obligors;

            (viii) any act or omission of the Lender which changes the scope of the risk as guarantor hereunder; and

            (ix) all other notices and demands otherwise required by law which the Obligors may lawfully waive.

      (d) Within ten (10) days following any request of the Lender so to do, each Obligor will furnish the Lender and such other Persons as the Lender may direct with a written certificate, duly acknowledged stating in detail whether or not any credits, offsets or defenses exist with respect to this Section.

Section 2.9 Limitations on Joint and Several Liability for Obligations.

      Notwithstanding anything herein or in any of the other Financing Documents to the contrary, the obligations and liabilities of one or more of the Obligors shall be limited as and to the extent provided in this Section, as follows:

            (a) the Dutch Borrower and the other Non-U.S. Obligors, as guarantors, shall be liable for payment of only the Dutch Obligations; and

            (b) the U.S. Borrower shall be liable for all of the Obligations, including, without limitation, the Dutch Obligations.

                                  ARTICLE III
                                 THE COLLATERAL

Section 3.1 Debt and Obligations Secured.

      Subject to the limitations set forth in Section 2.9 (Limitations on Joint and Several Liability for Obligations), all property and Liens assigned, pledged or otherwise granted under or in connection with this Agreement (including, without limitation, those under Section 3.2 (Grant of Liens) below) or any of the Financing Documents shall secure (a) the payment of all of the Obligations, including, without limitation, any and all outstanding Dutch Obligations and Letter of Credit Obligations and (b) the performance, compliance with and observance by the Obligors of the provisions of this Agreement and all of the other Financing Documents or otherwise under the Obligations. The Lender and the Obligors agree that the granting clauses of this ARTICLE III are intended to grant Liens on the assets of the U.S. Borrower only and not assets of the Non-U.S. Obligors. The Dutch Security Documents and the Stock Pledge Agreements are intended to grant Liens on the assets of the Non-U.S. Obligors to the Lender. Any and all references to Collateral included elsewhere in this Agreement (other than in Section 3.2 (Grant of Liens)) are

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

intended to include and govern the Collateral of all of the Obligors, whether the Liens on such Collateral arise under the provisions of this Agreement or under any of the other Security Documents (including the Dutch Security Documents).

Section 3.2 Grant of Liens.

      For the purpose of securing the obligations, the U.S. Borrower hereby assigns, pledges and grants to the Lender and agrees that the Lender shall have a perfected and continuing security interest in, and Lien on, (a) all of the U.S. Borrower's Accounts, Inventory, Chattel Paper, Documents, Instruments, Equipment, Securities, and General Intangibles, Purchase Agreement Rights, whether now owned or existing or hereafter acquired or arising, (b) all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account or Chattel Paper, (c) all insurance policies relating to the foregoing, (d) all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, (e) all of the U.S. Borrower's other personal property of any kind or nature whatsoever, and (f) all cash and non-cash proceeds and products of the foregoing. The U.S. Borrower further agrees that the Lender shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement, under each of the other Financing Documents and under applicable Laws. The Obligors hereby agree to indemnify the Lender and hold the Lender harmless from any and all claims, actions, suits, losses, damages, costs, expenses, fees, obligations and liabilities that may be incurred by or imposed upon the Lender by virtue of the assignment of and Lien on each of the Obligor's rights, title and interest in, to, and under the Purchase Agreement and the Purchase Agreement Documents. The Obligors agree that neither the assignment to the Lender nor any other provision contained in this Agreement or any of the other Financing Documents shall impose on the Lender any obligation or liability of any of the Obligors under the Purchase Agreement and/or under any of the Purchase Agreement Documents.

Section 3.3 Collateral Lists.

      On or prior to the Closing Date, each of the Obligors shall deliver to the Lender a certified list (each a "Collateral List" and, collectively the "Collateral List") which shall contain such information with respect to each Obligor's business and real and personal property as the Lender may require and shall be certified by a Responsible Officer of each Obligor all in the form provided to the Obligors by the Lender. Without implying any limitation on any other provision of this Agreement, each Obligor, as appropriate, shall furnish to the Lender an update of the information contained in each respective Collateral List at any time and from time to time as may be necessary to make the information contained in such Collateral List complete and correct in all material respects and at other times as may reasonably be requested by the Lender. Such updates shall be deemed to be included in the definition of "Collateral List."

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

Section 3.4 Personal Property.

      The Obligors acknowledge and agree that it is the intention of the parties to this Agreement that the Lender shall have a first priority, perfected Lien (or its Dutch equivalent), in form and substance satisfactory to the Lender and its counsel, on all of each Obligor's personal property of any kind and nature whatsoever, whether now owned or hereafter acquired, subject only to the Permitted Liens, if any. In furtherance of the foregoing:

3.4.1 Securities, Chattel Paper, Promissory Notes, etc.

      (a) On the Closing Date and without implying any limitation on the scope of Section 3.2 (Grant of Liens), each Obligor shall deliver to the Lender all originals of all of each Obligor's Letters of Credit, Securities, Chattel Paper, Documents and Instruments and, if the Lender so requires, shall execute and deliver and use reasonable efforts to cause the issuer of any letters of credit or other Supporting Obligations to execute and deliver, a separate pledge, assignment and security agreement in form and content acceptable to the Lender, which pledge, assignment and security agreement shall assign, pledge and grant a Lien to the Lender on all of each Obligor's letters of credit, Securities, Chattel Paper, Documents and Instruments, subject to the limitations set forth in Section 2.9 (Limitations on Joint and Several Liability for Obligations) and subject to the limitations on the pledge of the capital stock set forth in the Stock Pledge Agreements.

      (b) In the event that any of the Obligors shall acquire after the Closing Date any Letters of Credit, Securities, Chattel Paper, Documents or Instruments, each such Obligor shall promptly so notify the Lender and deliver the originals of all of the foregoing to the Lender promptly and in any event within ten (10) days of each acquisition.

      (c) All Letters of Credit, Securities, Chattel Paper, Documents and Instruments shall be delivered to the Lender endorsed and/or assigned as required by the pledge, assignment and security agreement and/or as the Lender may require and, if applicable, shall be accompanied by blank irrevocable and unconditional stock or bond powers.

3.4.2 Patents, Copyrights and Other Property Requiring Additional Steps to Perfect.

      On the Closing Date and without implying any limitation on the scope of
Section 3.2 (Grant of Liens), the Obligors shall take all actions requested by the Lender in order to perfect a first priority assignment of all United States and Dutch Patents, Copyrights, Trademarks, customer lists or any other type or kind of intellectual property acquired by any of the Obligors after the Closing Date, subject to the limitations set forth in Section 2.9 (Limitations on Joint and Several Liability for Obligations).

Section 3.5 Record Searches.

      As of the Closing Date and thereafter at the time any Financing Document is executed and delivered by the Obligors pursuant to this Section, the Lender shall have received, in form and substance satisfactory to the Lender, such Lien or record searches with respect to all of the Obligors and/or any other Person, as appropriate, and the property covered by such Financing

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

Document showing that the Lien of such Financing Document will be a perfected first priority Lien on the property covered by such Financing Document subject only to Permitted Liens or to such other matters as the Lender may approve.

Section 3.6 Costs.

      Subject to the limitations set forth in Section 2.9 (Limitations on Joint and Several Liability for Obligations), the Obligors agree to pay, as part of the Enforcement Costs and to the fullest extent permitted by applicable Laws, on demand all costs, fees and expenses incurred by the Lender in connection with the taking, perfection, preservation, protection and/or release of a Lien on the Collateral, including, without limitation:

      (a) fees and expenses of counsel incurred by the Lender in preparing, reviewing, negotiating and finalizing the Financing Documents in connection with their execution (including, without limitation, attorneys' fees incurred in connection with preparing, reviewing, negotiating, and finalizing any amendments and supplements thereto);

      (b) all filing and/or recording taxes or fees;

      (c) all costs of Lien and record searches;

      (d) attorneys' fees in connection with all legal opinions required;

      (e) appraisal and/or survey costs; and

      (f) all related closing or Enforcement Costs, fees and expenses.

Section 3.7 Release.

      Upon the payment and performance of all Obligations of the Obligors and all obligations and liabilities of any other Person under this Agreement and all other Financing Documents, the termination and/or expiration of all of the Commitments, all Letters of Credit and all Outstanding Letter of Credit Obligations, upon the Obligors' request and at the Obligor' sole cost and expense, the Lender shall release and/or terminate any Financing Document but only if and provided that there is no commitment or obligation (whether or not conditional) of the Lender to re-advance amounts which would be secured thereby and/or no commitment or obligation of the Lender to issue any Letter of Credit or return or restore any payment of any Current Letter of Credit Obligations.

Section 3.8 Inconsistent Provisions.

      In the event that the provisions of any Financing Document directly conflict with any provision of this Agreement, the provisions of this Agreement govern.

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

Section 3.9 Ranking of Lien Priorities.

      Notwithstanding anything herein or in any of the other Financing Documents to the contrary, the Lender agrees that the Dutch Collateral shall secure only the Dutch Obligations and shall not secure any of the other Obligations. The Collateral, other than the Dutch Collateral, shall secure first payment and performance of all Obligations under and relating to the U.S. Revolving Credit Facility and the U.S. Term Loan and then shall secure payment and performance of the Dutch Obligations.

Section 3.10 Authorization to File Financing Statements.

      The security interest created by this Agreement shall be perfected by the filing of financing statements which fully comply with the Uniform Commercial Code-Secured Transactions, as adopted in the state of Delaware. For purposes of the Uniform Commercial Code-Secured Transactions, the U.S. Borrower hereby authorize the Lender to file all financing statements covering the Collateral in any appropriate jurisdiction, and to amend any financing statements previously filed to more consistently identify the Collateral pledged by the U.S, Borrower.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties.

      The Obligors for themselves and for each other represent and warrant to the Lender as follows:

4.1.1 Subsidiaries.

      As of the Closing Date, Optelecom UK Limited and the Dutch Borrower are the Wholly Owned Subsidiaries of the U.S. Borrower. Optelecom Europe Limited is owned ninety-nine and eighty-nine one hundredths percent (99.89%) by the U.S. Borrower and eleven one hundredths percent (.11%) by Optelecom Europe Limited. As of the Closing Date, the Spanish Subsidiary is the Wholly Owned Subsidiary of the Dutch Borrower. The Obligors have no Subsidiaries other than as disclosed in this Section. At all times after the Closing Date, the Obligors have only those Subsidiaries permitted by the terms of this Agreement.

4.1.2 Good Standing.

      Each Obligor and its Subsidiaries, if any (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such

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

qualification necessary, except where such failure to qualify would not cause a Material Adverse Effect.

4.1.3 Power and Authority.

      Each Obligor has full power and authority to execute and deliver this Agreement, and the other Financing Documents to which it is a party, to make the borrowings under this Agreement, and to incur and perform the Obligations whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or any creditors of any Obligor, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of any Obligor, is required as a condition to the execution, delivery, validity or enforceability of this Agreement, of the other Financing Documents, or the performance by any Obligor of the Obligations, except for consents, approvals, filings, registrations and notices that shall be received, given or accomplished on or before the Closing Date and except for filings necessary for perfection of Liens in favor of the Lender.

4.1.4 Binding Agreements.

      This Agreement and the other Financing Documents executed and delivered by the Obligors have been properly executed and delivered and constitute the valid and legally binding obligations of the Obligors and are fully enforceable against each of the Obligors in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applications affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

4.1.5 No Conflicts.

      Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by any Obligor nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (a) any Obligor's charter or bylaws or other organizational and operational documents, (b) any existing mortgage, indenture, contract or agreement binding on any Obligor or affecting its property, or (c) any Laws, except where such conflict would not cause a Material Adverse Effect.

4.1.6 No Defaults, Violations.

      (a) No Default or Event of Default has occurred and is continuing.

      (b) None of the Obligors nor any of their Subsidiaries is in default under or with respect to any obligation under any existing mortgage, indenture, contract or agreement binding on it or affecting its property in any respect which default would cause a Material Adverse Effect.

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

4.1.7 Compliance with Laws.

      Except as set forth in Schedule 4.1.7, to the knowledge of each Obligor, neither such Obligor nor any of its Subsidiaries is in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls, the foreign assets control regulations of the United States Treasury Department or order, writ, injunction, decree or demand of any court, arbitrator, or any Governmental Authority affecting such Obligor; any Subsidiary or any of their respective properties, the violation of which, considered in the aggregate, would cause a Material Adverse Effect.

4.1.8 Margin Stock.

      None of the proceeds of the Loans will be used, directly or indirectly, by any Obligor for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" within the meaning of Regulation G (12 CFR Part
207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System or for any other purpose which might make the transactions contemplated in this Agreement a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

4.1.9 Investment Company Act; Margin Securities.

      No Obligor is an investment company within the meaning of the Investment Company Act of 1940, as amended, nor is it, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company within the meaning of said Act. None of the Obligors is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part
221), of the Board of Governors of the Federal Reserve System.

4.1.10 Litigation.

      Except as otherwise disclosed on Schedule 4.1.10 attached to and made a part of this Agreement, there are no proceedings, actions or investigations pending or, so far as any Obligor knows, threatened before or by any court, arbitrator or any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of any Obligor, would have a Material Adverse Effect.

4.1.11 Financial Condition.

      The financial statements of the U.S. Borrower and its Subsidiaries (other than the Dutch Borrower) for the period ended December 31, 2004, are complete and correct and fairly present the financial position of the U.S. Borrower and its Subsidiaries (other than the Dutch Borrower) and the results of their operations and transactions in their surplus accounts as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. Except as has been disclosed on Schedule 4.1.11, there are no material liabilities, direct or indirect, fixed or contingent, of the U.S. Borrower or its Subsidiaries (other than the Dutch Borrower) as of the date hereof which are not reflected in such financial statements or in the notes thereto. There has been no adverse change in any material respect in the financial condition or operations of the U.S. Borrower or its Subsidiaries(other than the Dutch Borrower) since the date of such financial statements and to the Obligors' knowledge no such adverse change is pending or threatened. To the Obligors' knowledge, no Obligor has guaranteed the obligations of, or made any investment in or advances to, any Person, except as disclosed in such financial statements. The representations and warranties contained in this Section shall also cover financial statements of the Obligors furnished from time to time to the to the Lender pursuant to Section 6.1.1 (Financial Statements) (subject to normal year-end adjustments in the case of interim statements and the absence of footnotes in the case of interim statements).

4.1.12 Proforma Financial Statements.

      The Obligors have furnished to the Lender a Proforma consolidated balance sheet (the "Proforma Balance Sheet") of the U.S. Borrower and its Subsidiaries as of immediately after consummation of the Purchase Agreement Transaction together with Proforma financial projections for the three (3) year period subsequent to the Purchase Agreement Transaction (the "Proforma Financial Projections"). A copy of the Proforma Balance Sheet and the Proforma Financial Projections are attached hereto as EXHIBIT B-1 and EXHIBIT B-2, respectively. No Obligor makes any representation or warranty regarding the accuracy of the Proforma Balance Sheet and the Proforma Financial Projections or as to whether they will be achieved, except that (a) the Proforma Balance Sheet and the Proforma Financial Projections were (i) prepared in good faith and in a reasonable manner, and (ii) based on assumptions that the Obligors on the date hereof still believe to be reasonable and conservative, and (b) no Obligor has any information as of the date of this Agreement that when taken into account would make the Proforma Balance Sheet and the Proforma Financial Projections materially inaccurate.

4.1.13 Full Disclosure.

      The financial statements referred to in Section 4.1.11 (Financial Condition), the representations and warranties of the Obligors in the Financing Documents (including, without limitation, this Agreement), and the statements, reports or certificates furnished by any Obligor in connection with the Financing Documents (a) do not contain any untrue statement of a material fact and (b) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. As of the Closing Date, there is no fact known to any Obligor which such Obligor has not disclosed to the Lender in writing prior to the date of this Agreement with respect to the transactions contemplated by the Financing Documents which would have a Material Adverse Effect.

4.1.14 Indebtedness for Borrowed Money.

      Except for the Obligations and as set forth in Schedule 4.1.14, and as otherwise expressly permitted by this Agreement, none of the Obligors has Indebtedness for Borrowed Money. The Lender has received photocopies of all promissory notes evidencing any Indebtedness for

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Borrowed Money set forth in Schedule 4.1.14, together with any and all subordination agreements, other agreements, documents, or instruments securing, evidencing, guarantying or otherwise executed and delivered in connection therewith.

4.1.15 Taxes.

      Except as disclosed on Schedule 4.1.15, each of the Obligors and their Subsidiaries have filed all returns, reports and forms for Taxes which, to the knowledge of the Obligors, are required to be filed, and has paid all Taxes as shown on such returns or on any assessment received by it, to the extent that such Taxes have become due, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by a Obligor, such Taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP. All tax liabilities of the Obligors were as of the date of audited financial statements referred to in Section 4.1.11 (Financial Condition), and are now, adequately provided for on the books of the Obligors and their Subsidiaries, as appropriate.

4.1.16 ERISA.

      With respect to any "pension plan" as defined in Section 3(2) of ERISA, which plan is now or previously has been maintained or contributed to by any one or more of the Obligors and/or to any Obligor's knowledge by any Commonly Controlled Entity: (a) no "accumulated funding deficiency" as defined in Code
Section 412 or ERISA Section 302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred which would have a Material Adverse Effect; (c) no termination of any plan subject to Title IV of ERISA has occurred which would have a Material Adverse Effect; (d) no Obligor, nor to any Obligor's knowledge any commonly controlled entity (as defined under ERISA), has incurred a "complete withdrawal" within the meaning of ERISA Section 4203 from any Multi-employer Plan; (e) no Obligor, nor to any Obligor's knowledge any commonly controlled entity, has incurred a "partial withdrawal" within the meaning of ERISA Section 4205 with respect to any Multi-employer Plan; and (f) no Multi-employer Plan to which any Obligor or to any Obligor's knowledge any Commonly Controlled Entity has an obligation to contribute is in "reorganization" within the meaning of ERISA Section 4241 nor has notice been received by any Obligor or any commonly controlled entity that such a Multi-employer Plan will be placed in "reorganization".

4.1.17 Title to Properties.

      Except for leased property, each of the Obligors has good title to all of its respective properties, including, without limitation, the Collateral and, as of the date of the balance sheets, the properties and assets reflected in the balance sheets described in Section 4.1.11 (Financial Condition) subject to the Permitted Liens. Except for leased property, each Obligor has legal, enforceable and uncontested rights to use freely such property and assets subject to the Permitted Liens.

4.1.18 Patents, Trademarks, Etc.

      Each of the Obligors owns, possesses, or has the right to use all necessary Patents, licenses, Trademarks, Copyrights, permits and franchises to own its properties and to conduct its

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business as now conducted, without known conflict with the rights of any other
Person. Any and all obligations to pay royalties or other charges with respect to such properties and assets are properly reflected on the financial statements furnished from time to time and described in Section 4.1.11 (Financial Condition).

4.1.19 Employee Relations.

      Except as disclosed on Schedule 4.1.19 attached hereto and made a part hereof, as of the Closing Date, (a) no Obligor nor any of the Obligor's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Obligor and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Obligor, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Obligors after due inquiry, threatened between any Obligor and its employees, and (d) except as set forth on Schedule 4.1.19, no Obligor thereof is subject to an employment contract, severance agreement, commission contract, consulting agreement or bonus agreement which provides for anything other than reasonable compensation for services rendered. Hours worked and payments made to the employees of any one or more of the Obligors have not been in violation of the Fair Labor Standards Act, if applicable, in any material respect or, to the extent the violation of which would result in a Material Adverse Effect, any other applicable Law dealing with such matters. All material payments due from any one or more of the Obligors or for which any claim may be made against any Obligor, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on its books in accordance with applicable Laws. The consummation of the transactions contemplated by this Agreement or any of the other Financing Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Obligor is a party or by which it is bound.

4.1.20 Presence of Hazardous Materials or Hazardous Materials Contamination.

      Except as disclosed to the Lender in writing prior to the Closing Date or as disclosed in Schedule 4.1.20, to the best of each Obligor's knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by any Obligor or for which any Obligor is, or is claimed to be, responsible, except for reasonable quantities of necessary supplies for use by a Obligor in the ordinary course of its business and stored, used, managed after use and disposed of in compliance in all material respects with applicable Laws or in an amount and manner which would not have a Material Adverse Effect; and
(b) no property owned, controlled or operated by any Obligor or for which any Obligor has, or is claimed to have, responsibility, to the knowledge of the Obligors, has ever been used as a manufacturing or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property in either case, in any manner which would cause a Material Adverse Effect.

4.1.21 Perfection and Priority of Collateral.

      Subject to the limitations set forth in Section 2.9 (Limitations on Joint and Several Liability for Obligations), the Lender has, or upon execution and recording of this Agreement and the Security Documents will have, and will continue to have as security for the Obligations, a valid and perfected Lien (or its Dutch equivalent) on and security interest in all Collateral, free

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of all other Liens, claims and rights of third parties whatsoever except
Permitted Liens, including, without limitation, those described on Schedule 4.1.21.

4.1.22 Places of Business and Location of Collateral.

      The information contained in each Collateral List is complete and correct except to the extent that such information is amended or supplemented by the applicable Obligor. Each Collateral List completely and accurately identify the address of (a) the place of incorporation and the chief executive office of each Obligor, (b) any and each other place of business of each Obligor, (c) the location of all books and records pertaining to the Collateral, (d) organizational identification numbers, and (e) each location, other than the foregoing, where any of the Collateral is located. The U.S. Borrower is only incorporated in the State of Delaware.

4.1.23 Business Names and Addresses.

      Except as disclosed in Schedule 4.1.23, in the twelve (12) years preceding the date hereof, no Obligor has changed its name, identity or corporate structure, has conducted business under any name other than its current name, and has not conducted its business in any jurisdiction other than those disclosed within the Collateral Lists.

4.1.24 Equipment.

      All Equipment of each Obligor is personalty and is not and will not be affixed to real estate in such manner as to become part of such real estate. No equipment is held by any Obligor on a sale on approval basis.

4.1.25 Inventory.

      Except as disclosed in Schedule 4.1.25, as of the Closing Date and except to the extent from time to time disclosed in U.S. Borrowing Base Reports and Dutch Borrowing Base Reports provided to the Lender, the Inventory of the Obligors is (a) of good and merchantable quality, free from defects, (b) not stored with a bailee, warehouseman, carrier, or similar party, (c) except as permitted by Section 6.2.8 (Liens), not on consignment, sale on approval, or sale or return, and (d) located at the places of business set forth on the Collateral Lists. No goods offered for sale by any Obligor are consigned to or held on sale or return terms by that Obligor.

4.1.26 Accounts.

      Except as disclosed in Schedule 4.1.26 or as disclosed in the U.S. Borrowing Base Report or Dutch Borrowing Base Report, with respect to all Accounts and to the best of the Obligors' knowledge (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, an Instrument, or Chattel Paper (unless such judgment has been assigned and such Instrument or Chattel Paper has been endorsed and delivered to the Lender; (b) they represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices, purchase orders and other contracts relating thereto, and the underlying transaction therefor is in accordance with all applicable Laws; (c) the amounts shown on the respective Obligor's books and records, with respect thereto are actually and absolutely owing to that Obligor and are not contingent or subject to reduction for any reason other than regular

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discounts, credits or adjustments allowed by that Obligor in the ordinary course of its business; (d) no payments have been or shall be made thereon except payments turned over to the Lender by the Obligors; (e) all Account Debtors thereon have the capacity to contract; and (f) the goods sold, leased or transferred or the services furnished giving rise thereto are not subject to any Liens except the security interest granted to the Lender by this Agreement and/or any of the Security Documents, and Permitted Liens.

4.1.27 Compliance with Eligibility Standards.

      Except as disclosed in Schedule 4.1.27, to the best of the Obligors' knowledge in the exercise of diligence, each Account and all Inventory included in the calculation of the Borrowing Base or the Dutch Borrowing Base does, as of the time of the most recent Borrowing Base Report and Dutch Borrowing Base Report, as appropriate, meet and comply with all of the standards for Eligible U.S. Receivables, Eligible Inventory, Insured Eligible Spanish Receivables, Insured Eligible U.K. Receivables, Eligible Dutch Receivables and Insured Eligible Dutch Receivables, as appropriate. With respect to those Accounts which the Lender has deemed Eligible U.S. Receivables, Insured Eligible Spanish Receivables, Insured Eligible U.K. Receivables, Eligible Dutch Receivables or Insured Eligible Dutch Receivables (a) there are no facts, events or occurrences known to any Obligor which in any way impair the validity, collectibility or enforce ability thereof or tend to reduce the amount payable thereunder; and (b) there are no proceedings or actions known to any Obligor which are threatened or pending against any Account Debtor which might result in any material adverse change in the U.S. Borrowing Base or in the Dutch Borrowing Base.

4.1.28 Stock.

      No Obligor has issued any option or similar type of beneficial ownership interest, warrant, convertible or non-convertible bonds or any other right which may entitle the holder thereof to any shares of such Obligor.

4.1.29 Purchase Agreement Transaction.

      The Lender has received true and correct photocopies of the Purchase Agreement and each of the other Purchase Agreement Documents, executed, delivered and/or furnished on or before the Closing Date in connection with the Purchase Agreement Transaction. Neither the Purchase Agreement nor any of the other Purchase Agreement Documents have been modified, changed, supplemented, canceled, amended or otherwise altered or affected, except as otherwise disclosed to the Agent in writing on or before the Closing Date. The Purchase Agreement Transaction has been effected, closed and consummated pursuant to, and in accordance with, the terms and conditions of the Purchase Agreement and with all applicable Laws.

4.1.30 Centre of Main Interest.

      The Dutch Borrower has its centre of main interest, within the meaning of Council Regulation (EC) No. 1346/2000 of 29 May 2000 on Insolvency Procedures, in the Netherlands and that it has not been subjected to any one or more of the insolvency and winding-up proceedings listed in Annex A or Annex B to the Regulation in any EU Member State other than in the Netherlands.

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Section 4.2 Survival; Updates of Representations and Warranties.

      All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the Closing Date, the making of any advance under the Loans, the issuance of any Letter of Credit and extension of credit made hereunder, and the incurring of any other Obligations and shall be deemed to have been made at the time of each request for, and again at the time the making of, each advance under the Loans and/or the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in
Section 4.1.11 (Financial Condition), shall also be deemed to cover financial statements furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial Statements).

                                   ARTICLE V
                              CONDITIONS PRECEDENT

Section 5.1 Conditions to the Initial Advance.

      The making of the initial advance under the Loans are subject to the fulfillment on or before the Closing Date of the following conditions precedent in a manner satisfactory in form and substance to the Lender:

5.1.1 Organizational Documents - Obligors.

      The Lender shall have received for each Obligor:

      (a) for the U.S. Borrower only, a certificate of good standing certified by the Secretary of State, or other appropriate Governmental Authority, of the State of Delaware;

      (b) for the U.S. Borrower only, a certificate of qualification to do business for the U.S. Borrower certified by the Secretary of State or other Governmental Authority of each state in which the U. S. Borrower's business requires such qualification, except for those states where the failure to so qualify would not cause a Material Adverse Effect;

      (c) a certificate dated as of the Closing Date by the Secretary, Managing Director or Manager (as applicable) of each Obligor covering:

            (i) true and complete copies of such Obligor's corporate charter, bylaws, other organizational and operational documents, and all amendments thereto;

            (ii) true and complete copies of the resolutions of its Board of Directors and, in the case of the Non-U.S. Obligors, their shareholders, authorizing as appropriate (A) the execution, delivery and performance of the Financing Documents and the Purchase Agreement Documents, (B) the borrowings hereunder, (C) the granting of the Liens contemplated by this Agreement and the Financing Documents to which such Obligor is a party, and (D) the Purchase Agreement Transaction;

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            (iii) the incumbency, authority and signatures of the officers of such Obligor authorized to sign this Agreement and the other Financing Documents to which such Obligor is a party;

            (iv) the identity of such Obligor's current directors or managers, as the case may be, common stockholders and other equity holders for each Obligor other than the U.S. Borrower whose shares are publicly traded, as well as their respective percentage ownership interests; and

            (v) in the case of the Dutch Borrower, (a) the corporate purpose of the transactions described in the Financing Documents and the Purchase Agreement Documents, and (b) the use of proceeds of the Credit Facilities in compliance with Dutch Financial Assistance Law.

5.1.2 Approval of Dutch Borrower's Works Council.

      The Lender shall have received evidence of the approval by the Dutch Borrower's Works Council of the transactions described in the Financing Documents and the Purchase Agreement Documents or evidence that such approval is not required.

5.1.3 Opinions of Obligors' Counsel in U.S., U.K. and The Netherlands.

      The Lender shall have received the favorable opinions of U.S., U.K. and Dutch counsel for the Obligors addressed to the Lender in form satisfactory to the Lender.

5.1.4 Consents, Licenses, Approvals, Etc.

      The Lender shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents and the Purchase Agreement Documents and such consents, licenses and approvals shall be in full force and effect.

5.1.5 Financing Documents and Collateral.

      Each Obligor shall have executed and delivered the Financing Documents to be executed by it, and shall have delivered original Chattel Paper, Instruments, Securities, and related Collateral and all opinions, and other documents contemplated by ARTICLE III (The Collateral).

5.1.6 Other Financing Documents.

      In addition to the Financing Documents to be delivered by the Obligors, the Lender shall have received the Financing Documents duly executed and delivered by Persons other than the Obligors, including (without limitation) an assignment to the Lender of all existing receivables insurance policies acknowledged by the insurer.

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5.1.7 Other Documents, Etc.

      The Lender shall have received such other certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by the Lender.

5.1.8 Payment of Fees and Reimbursements.

      The Lender shall have received payment of any Fees due on or before the Closing Date, and the lender shall have received reimbursement for all out-of-pocket expenses related to the closing of the Credit Facilities, including, without limitation, reasonable attorneys' fees.

5.1.9 Collateral Lists.

      Each of the Obligors shall have delivered the Collateral Lists required under the provisions of Section 3.3 (Collateral Lists) duly executed by a Responsible Officer of each such Obligor.

5.1.10 Recordings and Filings.

      Each Obligor shall have: (a) executed and delivered all Financing Documents in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (b) delivered such evidence as the Lender may deem satisfactory that all necessary filing fees and all recording and other similar fees, and all Taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full.

5.1.11 Receivables Insurance Policy.

      The Obligors have provided to the Lender a copy of all existing receivables insurance policies.

5.1.12 Evidence of Insurance.


      The Lender shall have received evidence of insurance coverage of the Obligors satisfying the requirements of Section 6.1.8 (Insurance) and Section
6.1.20 (Insurance With Respect to Equipment and Inventory).

5.1.13 Landlord's and Mortgagee's Waivers.

      The Lender shall have received a Landlord's and Mortgagee's waiver from each Landlord and Mortgagee of each and every business premise leased by the U.S. Obligor or the Dutch Borrower, if any, and on which any of the Collateral is or may hereafter be located, which waivers must be reasonably acceptable to the Lender and its counsel in their sole and absolute discretion.

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5.1.14 Bailee Acknowledgements.

      The Lender shall have received an agreement acknowledging the Liens of the Lender from each bailee, warehouseman, consignee or similar third party, if any, which has possession of any of the Collateral, which agreements must be reasonably acceptable to the Lender and its counsel in their sole and absolute discretion.

5.1.15 Field Examination.

      The Lender shall have completed a field examination and audit of the U.S. Borrower's and the Dutch Borrower's business, operations and income, the results of which field examination and audit shall be in all respects acceptable to the Lender in its sole and absolute discretion and shall include reference discussions with key customers and vendors.

5.1.16 Equipment Appraisal.

      The Lender shall have received an appraisal of the Equipment owned by the U.S. Borrower in form and substance satisfactory to the Lender.

5.1.17 Proforma Balance Sheet and Projections.

      The Lender shall have received and approved the Obligors' Proforma Balance Sheet and Proforma Financial Projections, which Proforma Balance Sheet and Proforma Financial Projections must be in form and content acceptable to the Lender in its sole and absolute discretion.

5.1.18 Subordinated Obligations Documents.

      The Lender shall have received and approved copies of the fully executed Subordinated Note and other Subordinated Obligations Documents, all of which must be in form and content acceptable to the Lender.

5.1.19 Subordinated Obligations.

      The Lender shall have received a certificate signed by a Responsible Officer of the U.S. Borrower, certifying to the Lender that the U.S. Borrower has executed and delivered the Subordinated Note to the Seller in payment of a portion of the purchase price under the Purchase Agreement Documents, thereby incurring the Subordinated Obligations.

5.1.20 Purchase Agreement Transaction.

      The Purchase Agreement Transaction shall have been completed and closed prior to or simultaneously herewith upon terms and conditions satisfactory to the Lender, in accordance with the Purchase Agreement and applicable Laws.

      The Lender shall have received photocopies of all Purchase Agreement Documents executed, delivered and/or furnished in connection with the Purchase Agreement Transaction, together with a certificate signed by a Responsible Officer of the U.S. Borrower certifying (a)

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that the Purchase Agreement and the other Purchase Agreement Documents furnished to the Lender are true, correct, in full force and effect and the provisions thereof have not been in any way modified, amended or waived, (b) the Purchase Agreement Transaction has been closed and completed in accordance with the Purchase Agreement and the other Purchase Agreement Documents furnished to the Lender and in accordance with all applicable Laws, including, any and all applicable antitrust and labor Laws, (c) the U.S. Borrower has obtained any consents, licenses and approvals necessary to permit it to own the stock of the Dutch Borrower.

      With respect to the obligations and liabilities of the Seller assumed by the Obligors under, and in connection with, the Purchase Agreement, the Lender shall have received from the Obligors a list setting forth the name of each Person to whom such obligations and liabilities are owed, the amount owed to such Person, and the due date or maturity date of each such amount.

      In addition, the Lender shall have received all opinions of counsel for the Seller and the Obligors required under or in connection with the Purchase Agreement, the other Purchase Agreement Documents and the Purchase Agreement Transaction, on which opinions the Lender must be authorized to rely.

Section 5.2 Conditions to all Extensions of Credit.

      The making of all advances under the Loans and the issuance of each Letter of Credit is subject to the fulfillment of the following conditions precedent in a manner satisfactory in form and substance to the Lender.

5.2.1 Borrowing Base.

      The U.S. Borrower and the Dutch Borrower shall have furnished all U.S. Borrowing Base Reports and Dutch Borrowing Base Reports required by Section
2.1.4 (U.S. Borrowing Base Report) and Dutch Borrowing Base Reports required by
Section 2.3.4 (Dutch Borrowing Base Report), there shall exist no U.S. Borrowing Base Deficiency or Dutch Borrowing Base Deficiency, and as evidence thereof, the Obligors shall have furnished to the Lender such reports, schedules, certificates, records and other papers as may be requested by the Lender.

5.2.2 Default.

      There shall exist no Event of Default (including, without limitation, an Event of Default under Section 7.1.14 (Material Adverse Effect)) or Default hereunder, and none shall arise immediately before and immediately after the making of the advance.

5.2.3 Representations and Warranties.

      The representations and warranties of the Obligors contained among the provisions of each of this Agreement shall be true in all material respects and with the same effect as though such representations and warranties had been made at the time of the making of, and of the request for, each advance under the Loans and the issuance of each Letter of Credit, except that the representations and warranties which relate to financial statements which are referred to in
Section 4.1.11 (Financial Condition), shall also be deemed to cover financial statements

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furnished from time to time to the Lender pursuant to Section 6.1.1 (Financial
Statements) and except to the extent such representations were made only as of a specific date.

5.2.4 Legal Matters.

      All legal documents incident to each advance under the Loans and each issuance of the Letters of Credit shall be reasonably satisfactory to counsel for the Lender.

                                   ARTICLE VI
                            COVENANTS OF THE OBLIGORS

Section 6.1 Affirmative Covenants.

      So long as any of the Obligations (or any the Commitments therefor) shall be outstanding hereunder, the Obligors agree jointly and severally with the Lender as follows (except with the prior written consent of the Lender):

6.1.1 Financial Statements.

      (a) Annual Statements. The Obligor shall furnish to the Lender as soon as it is filed with the U.S. Securities and Exchange Commission, a copy of the annual 10-K Report of the U.S. Borrower and its Subsidiaries.

      (b) Quarterly Statements and Quarterly Compliance Certificates. The Obligors shall furnish to the Lender (i) as soon as available, but in no event more than forty-five (45) days after the close of each fiscal quarter, balance sheets and income statements of the Dutch Borrower and the consolidated and consolidating balance sheet and income statements of the U.S. Borrower; (ii) as soon as it is filed with the U.S. Securities and Exchange Commission, a copy of the quarterly 10-Q report of the U.S. Borrower and its Subsidiaries and (iii) within thirty (30) days of the filing of each 10-Q Report, a Compliance Certificate, in substantially the form attached to this Agreement as EXHIBIT C, containing a detailed computation of each financial covenant in this Agreement and a certification that no change has occurred to the information contained in the Collateral Lists (except as set forth on any schedule attached to the certification), all as prepared and certified by a Responsible Officer of the U.S. Borrower and accompanied by a certificate of that officer stating whether any event has occurred which constitutes a Default or an Event of Default hereunder, and, if so, stating the facts with respect thereto.

      (c) Monthly reports. The U.S. Borrower and the Dutch Borrower shall furnish to the Lender on an individual basis, within twenty (20) days after the end of each month or more frequently if requested by the Lender (i) a U.S. Borrowing Base Report or a Dutch Borrowing Base Report, as applicable, and (ii) a report containing the following information:

                  (1) a detailed aging schedule of all Receivables by Account
            Debtor, in such detail, and accompanied by such supporting information required to establish the eligibility of Receivables under the U.S. Borrowing Base or the Dutch Borrowing Base (as applicable), as the Lender may from time to time reasonably request;

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                  (2) for the U.S. Borrower only, a detailed report of Inventory containing such supporting information required to establish the eligibility of Inventory under the U.S. Borrowing Base; and

                  (3) such other information as the Lender may reasonably
            request.

      (d) Additional Reports and Information. The Obligors shall furnish to the Lender, such additional information, reports or statements as the Lender may from time to time reasonably request.

6.1.2 Reports to SEC and to Stockholders.

      The U.S. Borrower shall furnish to the Lender, promptly upon the filing or making thereof, at least one (l) copy of all financial statements, reports, notices and proxy statements sent by the U.S. Borrower to its stockholders, and of all regular and other reports filed by any Borrower with any securities exchange or with the Securities and Exchange Commission.

6.1.3 Recordkeeping, Rights of Inspection, Field Examination, Etc.

      (a) Each of the Obligors shall, and shall cause each of its Subsidiaries to, maintain (i) a system of accounting in accordance with GAAP and (ii) proper books of record and account in which entries full, true and correct in all material respects are made of all dealings and transactions in relation to its properties, business and activities.

      (b) Each of the Obligors shall, and shall cause each of its Subsidiaries to, permit authorized representatives of the Lender to visit and inspect the properties of each of the Obligors, to review, audit, check and inspect the Collateral at any time with or without notice, to review, audit, check and inspect each of the Obligor's other books of record at any time with or without notice and to make abstracts and photocopies thereof, and to discuss the affairs, finances and accounts of each Obligor and its Subsidiaries, with the officers, directors, employees and other representatives of such Obligor and its Subsidiaries and their respective accountants, all at such times during normal business hours and other times and as often as the Lender may reasonably request.

      (c) Each of the Obligors hereby irrevocably authorizes and directs all accountants and auditors employed by any of the Obligors at any time prior to the repayment in full of the Obligations to discuss freely with the Lender any information they may have concerning the financial status and business operations of any or all of the Obligor.

      (d) Any and all out-of-pocket costs and expenses reasonably incurred by, or on behalf of, the Lender in connection with the conduct of any of the foregoing shall be part of the Enforcement Costs and shall be payable to the Lender upon demand. The Obligors acknowledge and agree that such expenses may include, but shall not be limited to, any and all out-of-pocket reasonable costs and expenses (no airfare other than "coach") of the Lender's employees and Lender in, and when, traveling to any of the Obligor's facilities.

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6.1.4 Corporate Existence.

      Each of the Obligors shall maintain, its corporate existence in good standing in the jurisdiction in which it is incorporated and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction would have a Material Adverse Effect.

6.1.5 Compliance with Laws.

      Each of the Obligors shall comply with all applicable Laws, including, without limitation, the Patriot Act and the foreign assets control regulations of the United States Treasury Department, and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which would have a Material Adverse Effect.

6.1.6 Preservation of Properties.

      Each of the Obligors will, and will cause each of its Subsidiaries to, at all times (a) maintain, preserve, protect and keep its properties which are material in value or are necessary for the conduct of its business, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, patents, trademarks and permits which are necessary for the orderly continuance of its business.

6.1.7 Line of Business.

      Each of the Obligors will continue to engage substantially only in the business of the manufacture, production, marketing, distribution and sale of advanced communication platforms that transport data, video, and audio over networks.

6.1.8 Insurance.

      Each of the Obligors will, at all times, maintain with B+ or better by A.M. Best Company insurance companies such insurance as is required by applicable Laws and such other insurance, in such amounts, of such types and against such risks, hazards, liabilities, casualties and contingencies as are usually insured against in the same geographic areas by business entities engaged in the same or similar business. In the event an insurance company's rating at any time falls below B+ or better by A.M. Best Company, the Obligors will replace the insurance company at the next policy renewal date or, if the Lender determines that the insurance company is financially unsound, the Obligors will use their best and continuous efforts to replace the insurance company at the earliest possible date. Without limiting the generality of the foregoing, each Obligor will keep adequately insured all of its property against loss or damage resulting from fire or other risks insured against by extended coverage and maintain public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any properties occupied or controlled by it, or arising in any manner out of the businesses carried on by it, all in such amounts not less than the Lender shall reasonably determine from

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time to time based on the foregoing standard. Each of the Obligors has delivered to the Lender (and will deliver thereafter on each date there is a material change in the insurance coverage) a certificate of a Responsible Officer of that Obligor containing a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby. Within thirty (30) days after notice in writing from the Lender, the Obligors shall obtain such additional insurance as the Lender may reasonably request.

6.1.9 Taxes.

      Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, each of the Obligors will pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. Each of the Obligors shall furnish to the Lender at such times as the Lender may require proof satisfactory to the Lender of the making of payments or deposits required by applicable Laws including, without limitation, payments or deposits with respect to amounts withheld by any of the Obligors from wages and salaries of employees and amounts contributed by any of the Obligors on account of federal and other income or wage taxes and amounts due under the Federal Insurance Contributions Act, as amended, or under any similar laws of any jurisdiction in which any Non-U.S. Obligor is operating and existing.

6.1.10 ERISA.

      The U.S. Borrower will, and will cause each of its Affiliates to, comply in all material respects with the funding requirements of ERISA with respect to employee pension benefit plans for its respective employees. The U.S. Borrower will not permit with respect to any employee benefit plan or plans covered by Title IV of ERISA (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which would result in a Material Adverse Effect, or
(b) any Reportable Event if, upon termination of the plan or plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of the U.S. Borrower or any of its Affiliates to the PBGC which would result in a Material Adverse Effect. Upon the Lender's request, the U.S. Borrower will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any "defined benefit plan", as defined in ERISA. The Non-U.S. Obligors agree to comply in all material respects with any similar Laws of any jurisdiction in which they are operating and existing.

6.1.11 Notification of Events of Default and Adverse Developments.

      Each of the Obligors shall promptly notify the Lender upon obtaining knowledge of the occurrence of:

      (a) any Event of Default;

      (b) any Default;

      (c) any litigation instituted or threatened against any of the Obligors or any of their Subsidiaries and of the entry of any judgment or Lien (other than any Permitted Liens) against any of the assets or properties of any of the Obligors where the claims against any Obligor

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exceed One Hundred Thousand Dollars ($100,000) or the Euro Currency Equivalent
thereof and are not covered by insurance;

      (d) any event, development or circumstance whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of any of the Obligors or any of their respective Subsidiaries;

      (e) any judicial, administrative or arbitral proceeding pending against any of the Obligors or any of their respective Subsidiaries and any judicial or administrative proceeding known by any of the Obligors to be threatened against any Obligor which, if adversely decided, would have a Material Adverse Effect;

      (f) the receipt by any of the Obligors of any notice, claim or demand from any Governmental Authority which alleges that any Obligor is in violation of any of the material terms of, or has failed to comply in any material respect with any applicable Laws regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act or similar laws of any jurisdiction in which any Non-U.S. Obligor is operating and existing;

      (g) any other development in the business or affairs of any of the Obligors or any of their Subsidiaries which has had, or which the senior management of any of the Obligors believes will have, a Material Adverse Effect; and

            in each case describing in detail reasonably satisfactory to the Lender the nature thereof and the action the Obligors propose to take with respect thereto.

6.1.12 Hazardous Materials; Contamination.

      Each of the Obligors agrees to:


      (a) give notice to the Lender reasonably promptly upon acquiring knowledge of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by any Obligor or for which any Obligor is, or is claimed to be, responsible (provided that such notice shall not be required for Hazardous Materials which are placed or stored on such property in accordance with applicable Laws in the ordinary course of the Obligor's line of business described in Section 6.1.7 (Line of Business) or which would not have a Material Adverse Effect), with a full description thereof;

      (b) promptly comply in all material respects with any Laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and, upon the written request of the Lender, provide the Lender with satisfactory evidence of such compliance; and

      (c) as part of the Obligations, defend, indemnify and hold harmless the Lender and its agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or any Hazardous Materials Contamination (except as a result of the gross negligence or willful misconduct of the Lender or its agents, employees, trustees, successors and assigns) on any property owned, operated or controlled by any Obligor

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for which any Obligor is, or is claimed to be, responsible; subject, however, to the limitations set forth in the next sentence. Each Obligor acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the Commitments and the payment and performance of all of the other Obligations; provided, however, that this indemnification shall not apply to any claims resulting from the ownership, operation or other conduct of any subsequent owner, operator or lessee with respect to any such property which may be asserted after the termination of this Agreement.

6.1.13 Disclosure of Significant Transactions.

      Each of the Obligors shall deliver to the Lender a written notice describing in reasonable detail each transaction by it involving the purchase, sale, lease, or other acquisition or loss or casualty to or disposition of an interest in Fixed or Capital Assets which exceeds Two Hundred Thousand Dollars ($200,000) or the Euro Currency Equivalent thereof, said notices to be delivered to the Lender within thirty (30) days of the occurrence of each such transaction.

6.1.14 Financial Covenants.

      (a) Fixed Charge Coverage Ratio. The U.S. Borrower will maintain, on a consolidated basis and tested as of the last day of each of the U.S. Borrower's fiscal quarters for the four (4) quarter period ending on that date, a Fixed Charge Coverage Ratio of not less than 1.15 to 1.0.

      (b) Senior Debt Coverage Ratio. The U.S. Borrower will maintain, on a consolidated basis and tested as of the last day of each of the U.S. Borrower's fiscal quarters for the four (4) quarter period ending in that date, a Senior Debt Leverage Ratio of not greater than 2.5 to 1.0.

6.1.15 Collection of Receivables.

      Until a Default shall have occurred and be continuing and the Lender shall have notified the Obligors of the revocation of such privilege, the Obligors and their Subsidiaries shall at their own expense have the privilege for the account of, and in trust for, the Lender of collecting their Receivables and receiving in respect thereto all Items of Payment and shall otherwise completely service all of the Receivables including (a) the billing, posting and maintaining of complete records applicable thereto, (b) the taking of such action with respect to the Receivables, as each of the Obligors and each of the Subsidiaries may deem advisable; and (c) the granting, in the ordinary course of business, to any Account Debtors rebates, refunds or adjustments, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to a Receivable and may take such other actions relating to the settling of any Account Debtor's claim as may be commercially reasonable. The Lender may, at its option, at any time or from time to time after and during the continuance of a Default hereunder, revoke the collection privilege given in this Agreement to the Obligors and each of the Subsidiaries by either giving notice of its assignment of, and Lien on the Collateral to the Account Debtors or giving notice of such revocation to the Obligors. The Lender shall not have any duty to, and the Obligors hereby release the Lender from all claims of loss or damage caused by the delay or failure to, collect or enforce any of the Receivables or to preserve any rights against any other party with an interest in the Collateral.

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6.1.16 Assignments of Receivables.

      Subject to the limitations set forth in Section 2.9 (Limitations on Joint and Several Liability for Obligations), each of the Obligors will, following a Default which is continuing, promptly, upon request, execute and deliver to the Lender written assignments, in form and content acceptable to the Lender, of specific Receivables or groups of Receivables; provided, however, the Lien and/or security interest granted to the Lender under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Receivables within such assignments. Receivables so assigned shall secure payment of the Obligations and are not sold to the Lender whether or not any assignment thereof, which is separate from this Agreement, is in form absolute. The Obligors agree that neither any assignment to the Lender nor any other provision contained in this Agreement or any of the other Financing Documents shall impose on the Lender any obligation or liability of any Obligor with respect to that which is assigned and the Obligors hereby agree (subject to the limitations set forth in Section 2.9 (Limitations on Joint and Several Liability for Obligations)) jointly and severally to indemnify the Lender and hold the Lender harmless from any and all claims, actions, suits, losses, damages, costs, expenses, fees, obligations and liabilities which may be incurred by or imposed upon the Lender by virtue of the assignment of and Lien on any Obligor's rights, title and interest in, to, and under the Collateral.

6.1.17 Government Accounts.

      Each of the Obligors will promptly notify the Lender if any of the Receivables arise out of contracts with the United States or with any other Governmental Authority, and, as appropriate, execute any instruments and take any steps reasonably required by the Lender in order that all moneys due and to become due under such contracts shall be assigned to the Lender and notice thereof given to the Governmental Authority under the Federal Assignment of Claims Act or any other applicable Laws.

6.1.18 Notice of Returned Goods, etc.

      Each of the Obligors will promptly notify, and will cause the Subsidiaries to promptly notify, the Lender of the return, rejection or repossession of any goods sold or delivered in respect of any Receivables, and of any claims made in regard thereto to the extent that the aggregate purchase price of any such goods in any given calendar month exceeds in the aggregate One Hundred Thousand Dollars ($100,000) or the Euro Currency Equivalent thereof for such month.

6.1.19 Inventory.

      With respect to the Inventory, the U.S. Borrower and the Dutch Borrower will: (a) as soon as possible upon demand by the Lender from time to time, prepare and deliver to the Lender designations of Inventory specifying the cost of Inventory and such other matters and information relating to the Inventory as the Lender may reasonably request; (b) keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the cost therefor and the selling price thereof, all of which records shall be available to the officers, employees or agents of the Lender upon demand in accordance with the terms hereof for inspection and copying thereof; and (c) except for incidental, short-term storage or as disclosed on Schedule 6.1.19, not store any Inventory with an aggregate value in excess of the One

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Hundred Thousand Dollars ($100,000) with a bailee, warehouseman or similar
Person without the Lender's prior written consent, which consent shall not be unreasonably withheld and may be conditioned on prior to storage (i) the filing of appropriate financing statements in the jurisdiction in which such warehouse or other facility is located, (ii) delivery by the bailee, warehouseman or similar Person to the Lender of (A) warehouse receipts, in form acceptable to the Lender, in the name of the Lender evidencing the storage of Inventory and the interests of the Lender therein and (B) an acknowledgment of receipt of notice of the Liens of the Lender in each Borrower's Inventory, and (iii) other reasonable conditions.

6.1.20 Insurance With Respect to Equipment and Inventory.

      Each of the Obligors will (a) maintain and cause each of its Subsidiaries to maintain hazard insurance with fire and extended coverage and naming the Lender as additional insured with loss payable to the Lender as its interest may appear on the Equipment and Inventory in an amount at least equal to the lesser amount of the outstanding principal amount of the Obligations or the fair market value of the Equipment and Inventory (but in any event sufficient to avoid any co-insurance obligations) and with a specific endorsement to each such insurance policy pursuant to which the insurer agrees to give the Lender at least thirty
(30) days written notice before any alteration or cancellation of such insurance policy and that no act or default of any of the Obligors shall affect the right of the Lender to recover under such policy in the event of loss or damage; (b) file, and cause each of its Subsidiaries to file, with the Lender, upon its request, a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby; and (c) within thirty (30) days after notice in writing from the Lender, obtain, and cause each of its Subsidiaries to obtain, such additional insurance as the Lender may reasonably request. Unless a Default has occurred and is continuing, if net insurance proceeds aggregate less than $200,000 or the Euro Currency Equivalent thereof, they must be applied to the restoration or replacement of the damaged property in which case such proceeds shall be held by the Lender as additional security for the Obligations. If a Default has occurred and is continuing or either (i) the cost to replace, repair or restore the damaged property or (ii) the net insurance proceeds aggregate $200,000 or the Euro Currency Equivalent thereof or more, the Lender shall determine, in its sole discretion, the manner in which net insurance proceeds are to be applied. Unless a Default has occurred and is continuing, the Obligors shall have the right to settle any insurance claim not exceeding $200,000 or the Euro Currency Equivalent thereof, and the Lender shall have the right to settle for the Obligors any insurance claim in excess of $200,000 or the Euro Currency Equivalent thereof or any amount during the continuance of a Default.

6.1.21 Maintenance of the Collateral.

      The Obligors will maintain the Collateral in good working order, saving and excepting ordinary wear and tear, and will not permit anything to be done to the Collateral that may materially impair the value thereof.

6.1.22 Equipment.

      No Obligor shall hold any Equipment on a sale on approval basis. Each Obligor hereby declares its intent that, notwithstanding the means of attachment, no goods of such Obligor

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hereafter attached to any realty shall be deemed a fixture, which declaration shall be irrevocable, without the Lender's consent, until all of the Obligations have been paid in full and all of the Commitments have been terminated or have expired.

6.1.23 Defense of Title and Further Assurances.

      At their expense, the Obligors will defend the title to the Collateral (and any part thereof), and will immediately execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document which the Lender may require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien or security interest granted to the Lender under this Agreement, under any of the other Financing Documents and the first priority of that Lien, subject only to the Permitted Liens. The Obligors will from time to time do whatever the Lender may reasonably require by way of obtaining, executing, delivering, and/or filing financing statements, landlords' or mortgagees' waivers, notices of assignment and other notices and amendments and renewals thereof and the Obligors will take any and all steps and observe such formalities as the Lender may require, in order to create and maintain a valid Lien upon, pledge of, or paramount security interest in, the Collateral, subject to the Permitted Liens. The Obligors shall pay to the Lender on demand all taxes, costs and expenses incurred by the Lender in connection with the preparation, execution, recording and filing of any such document or instrument. To the extent that the proceeds of any of the Accounts or Receivables of any of the Obligors is expected to become subject to the control of, or in the possession of, a party other than the Obligors or the Lender, the Obligors shall cause all such parties to execute and deliver on the Closing Date security documents, financing statements or other documents as requested by the Lender and as may be necessary to evidence and/or perfect the security interest of the Lender in those proceeds. The Obligors agree that a copy of a fully executed security agreement and/or financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in Article 9 of the applicable Uniform Commercial Code. Each Obligor hereby irrevocably appoints the Lender as that Obligor's attorney-in-fact, with power of substitution, in the name of the Lender or in the name of that Obligor or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Obligors and without notice to the Obligors, to execute and deliver any and all of the instruments and other documents and take any action which the Lender may require pursuant to the foregoing provisions of this Section 6.1.23.

6.1.24 Business Names; Locations.

      Each Obligor will notify and cause each of the Subsidiaries to notify the Lender not less than thirty (30) days prior to (a) any change in the name under which such Obligor or the applicable Subsidiary conducts its business, (b) any change of the location of the chief executive office of the applicable Obligor or Subsidiary, (c) any change in the jurisdiction of incorporation of any Obligor or Subsidiary, and (d) the opening of any new place of business or the closing of any existing place of business, and any change in the location of the places where the Collateral, or any part thereof, or the books and records, or any part thereof, are kept.

6.1.25 Subsequent Opinion of Counsel as to Recording Requirements.

      In the event that any Obligor shall transfer its jurisdiction of incorporation or principal place of business or the office where it keeps its records pertaining to the Collateral, upon the

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Lender's request, the Obligors will provide to the Lender a subsequent opinion of counsel as to the filing, recording and other requirements with which the Obligors and their Subsidiaries have complied to maintain the Lien and security interest in favor of the Lender in the Collateral.

6.1.26 Use of Premises and Equipment.

      The Obligors agree that until the Obligations are fully paid and all of the Commitments have been terminated or have expired, the Lender (a) after and during the continuance of a Default, may use the Obligors' owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (b) in connection with the Lender's right to inspect the Collateral and exercise rights and remedies during a Default, shall have, and are hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Obligor's owned or leased property.

6.1.27 Protection of Collateral.

      The Obligors agree that the Lender may at any time following a Default which is continuing take such steps as the Lender deems reasonably necessary to protect the interest of the Lender in, and to preserve the Collateral, including, the hiring of such security guards or the placing of other security protection measures as the Lender deems appropriate, may employ and maintain at any of the Obligors' premises a custodian who shall have full authority to do all acts necessary to protect the interests of the Lender in the Collateral and may lease warehouse facilities to which the Lender may move all or any part of the Collateral to the extent commercially reasonable. The Obligors agree to cooperate fully with the Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Lender may reasonably direct. All of the reasonable expenses of the Lender of preserving the Collateral, including any reasonable expenses relating to the compensation and bonding of a custodian, shall be part of the Enforcement Costs.

Section 6.2 Negative Covenants.

      So long as any of the Obligations or the Commitments shall be outstanding hereunder, the Obligors agree with the Lender, that without the prior written consent of the Lender:

6.2.1 Merger, Acquisition or Sale of Assets.

      None of the Obligors will enter into any merger except as permitted by
Section 6.2.6 (Stock of Subsidiaries)) or consolidation or amalgamation, windup or dissolve itself (or suffer any liquidation or dissolution), or make any Asset Disposition except for sales permitted by Section 6.2.16 (Disposition of Collateral). Any consent of the Lender to the disposition of any assets not specifically permitted hereby may be conditioned on a specified use of the proceeds of disposition.

6.2.2 Subsidiaries.

      None of the Obligors will create or acquire any Subsidiaries other than Subsidiaries approved by the Lender in the exercise of its reasonable discretion, which approval shall be

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conditioned, among other things, on the execution and delivery of an Additional
Obligor Joinder Supplement and such other Financing Documents as the Lender may require.

6.2.3 Purchase or Redemption of Securities, Dividend Restrictions.

      None of the Obligors (a) will purchase, redeem or otherwise acquire any shares of its capital stock or warrants now or hereafter outstanding, declare or pay any dividends thereon (other than stock dividends), apply any of its property or assets to the purchase, redemption or other retirement of, set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, make any distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of any Obligor, or any warrants, permit any Subsidiary to purchase or acquire any shares of any class of capital stock of, or warrants issued by, any Obligor, make any distribution to stock holders or set aside any funds for any such purpose, except for (i) dividends by any Subsidiary of the Obligor to a Obligor, (ii) payments under the Subordinated Note which are expressly permitted under its terms or payments under the Subordinated Note which are expressly permitted by the ender in writing and (iii) payment of amounts required for any repurchase, redemption or other acquisition for value of any capital stock or options held by any member of any Obligor's management or employees pursuant to any management equity subscription agreement or stock option agreement or similar agreement or otherwise upon their death, disability, retirement or termination of employment or departure from the Board of Directors (provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired capital stock or options shall not exceed One Hundred Thousand Dollars ($100,000) or the Euro Currency Equivalent thereof in any twelve month period), and (b) will not prepay, voluntarily purchase or voluntarily redeem any Indebtedness for Borrowed Money other than the Obligations, unless such prepayment is not prohibited by the terms of the subordination applicable to the Subordinated Indebtedness.

6.2.4 Indebtedness.

      None of the Obligors will create, incur, assume or suffer to exist any Indebtedness for Borrowed Money or permit any Subsidiary to do so, except:

      (a) the Obligations;

      (b) Indebtedness for Borrowed Money secured by Permitted Liens;

      (c) Capital Leases permitted by the terms of this Agreement;

      (d) Subordinated Indebtedness;

      (e) Indebtedness for Borrowed Money of the Obligors to non-related entities described on Schedule 4.1.14 (Indebtedness for Borrowed Money);


      (f) Liabilities under Interest Rate/Currency Protection Agreements entered into in the ordinary course of business with respect to permitted Indebtedness for Borrowed Money or short-term currency needs and not for speculative purposes;

      (g) additional Indebtedness for Borrowed Money not exceeding in the aggregate One Hundred Thousand Dollars ($100,000) or the Euro Currency Equivalent thereof;

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

      (h) indebtedness under loans permitted by Section 6.2.16(b)(i) (Disposition of Collateral); and

      (i) intercompany transactions classified as loans, advances and all past-due trade accounts payable by one or more of the Obligors to any other Obligor.

6.2.5 Investments, Loans and Other Transactions.

      Except as otherwise provided in this Agreement, none of the Obligors will or will permit any of the Subsidiaries to, (a) make, assume, acquire or continue to hold any investment in any real property (unless used in connection with their business and treated as a Fixed or Capital Asset of any Obligor) or any Person, whether by stock purchase, capital contribution, acquisition of indebtedness of such Person, acquisition of all or substantially all the assets of any Person, or otherwise (including, without limitation, investments in any joint venture or partnership), (b) guaranty or otherwise become contingently liable for the Liabilities or obligations of any Person, or (c) make any loans or advances, or otherwise extend credit to any Person, except:

      (i) any advance to an officer or employee of any Obligor for travel or other business expenses in the ordinary course of business, provided that the aggregate amount of all such advances by all of the Obligors (taken as a whole) outstanding at any time shall not exceed in the aggregate One Hundred Thousand Dollars ($175,000) or the Euro Currency Equivalent thereof;

      (ii) any advance to an officer or employee of any Obligor for housing purposes, provided that the aggregate amount of all such advances by all of the Obligors (taken as a whole) outstanding at any time shall not exceed in the aggregate One Hundred Thousand Dollars ($100,000) or the Euro Currency Equivalent thereof;

      (iii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;


      (iv) any investment in Cash Equivalents, which are pledged to the Lender as collateral and security for the Obligations;


      (v) trade credit extended to customers in the ordinary course of business; and

      (vi) advance payment guarantees by any Obligor of progress payments made by the purchasers of products manufactured by any of the Obligors, the obligations under which do not exceed in the aggregate not exceeding in the aggregate One Hundred Thousand Dollars ($100,000) or the Euro Currency Equivalent thereof at any one time outstanding.

6.2.6 Stock of Subsidiaries.

      None of the Obligors will sell or otherwise dispose of any shares of capital stock of any Subsidiary (except in connection with a merger or consolidation of any one Obligor into any of the other Obligors.

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6.2.7 Subordinated Indebtedness.

      None of the Obligors will, or will permit any Subsidiary to, make any payment of principal of, or interest on, the Subordinated Obligations or any other Subordinated Indebtedness if such payment is not permitted by the terms of the Subordinated Note, by terms applicable to such other Subordinated Indebtedness or is not permitted by the terms of this Agreement.

6.2.8 Liens.

      Each Obligor agrees that it (a) will not create, incur, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, or permit any Subsidiary so to do, except for Liens securing the Obligations and Permitted Liens, (b) will not agree to, assume or suffer to exist any provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, (c) will not allow or suffer to exist any Permitted Liens, except permitted purchase money Liens and Liens under the Subordinated Obligations Documents, to be superior to Liens securing the Obligations, (d) without the prior written consent of the Lender (which consent shall not be unreasonably withheld but may be conditioned on the execution and delivery of an intercreditor agreement reasonably satisfactory to the Lender), will not enter into any contracts for the consignment of goods, will not execute or suffer the filing of any financing statements or the posting of any signs giving notice of consignments, and will not, as a material part of its business, engage in the sale of goods belonging to others, and (e) will not allow or suffer to exist the failure of any Lien described in the Security Documents to attach to, and/or remain at all times perfected, as applicable, on, any of the property described in the Security Documents.

6.2.9 Transactions with Affiliates.

      Except as permitted in Section 6.2.3 (Purchase or Redemption of Securities, Dividend Restrictions) or in Section 6.2.13 (Compensation), none of the Obligors nor any of their Subsidiaries will enter into or participate in any transaction with any Affiliate on terms which are not fair and reasonable and which are no less favorable than would be obtained in a comparable arms-length transaction with a Person who is not an Affiliate.

6.2.10 ERISA Compliance.

      None of the Obligors nor any Commonly Controlled Entity shall: (a) engage in or permit any "prohibited transaction" (as defined in ERISA); (b) cause any "accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of any Obligor pursuant to ERISA; (d) terminate or consent to the termination of any Multi-employer Plan; or (e) incur a complete or partial withdrawal with respect to any Multi-employer Plan, which with respect to any of the events set forth in clauses (a) through (e) would cause a Material Adverse Effect.

6.2.11 Prohibition on Hazardous Materials.

      None of the Obligors shall place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, operated or controlled

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by any Obligor or for which any Obligor is responsible other than Hazardous
Materials placed, manufactured or stored on such property in compliance in all material respects with applicable Laws in the ordinary course of a Obligor's business expressly described in this Agreement.

6.2.12 Method of Accounting; Fiscal Year.

      Each Obligor agrees that:

      it shall not change the method of accounting employed in the preparation of any financial statements furnished to the Lender under the provisions of
Section 6.1.1 (Financial Statements), unless required to conform to GAAP and on the condition that the Obligors' accountants shall furnish such information as the Lender may request to reconcile the changes with the Obligors' prior financial statements; and

      it will not change its fiscal year from a year ending on December 31.

6.2.13 Compensation.

      None of the Obligors will pay any bonuses, fees, compensation, commissions, salaries, drawing accounts, or other payments (cash and non-cash), whether direct or indirect, to any stockholders of any Obligor, or any Affiliate of any Obligor, other than reasonable compensation for actual services rendered by stockholders in their capacity as officers or employees, except for, (a) reasonable director's fees, (b) reasonable and customary indemnification of officers, directors, employees and consultants, and (c) the reimbursement of reasonable travel and other out-of-pocket expenses reasonably incurred by the Obligors' directors in the performance of their duties with respect to the Obligors.

6.2.14 Transfer of Collateral.

      None of the Obligors nor any of their Subsidiaries will transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral unless the notice required by
Section 6.1.24 (Business Names; Locations) has been given and, if required, the Liens of the Lender have been perfected by filing in that location.

6.2.15 Sale and Leaseback.

      None of the Obligors nor any of their Subsidiaries will directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets and thereupon or within one year thereafter rent or lease the assets so sold or transferred.

6.2.16 Disposition of Collateral.

      None of the Obligors will sell, discount, allow credits or allowances, transfer, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Collateral, except, prior to a Default which is continuing (a) dispositions that are not Asset Dispositions, and (b) the sale of unnecessary or obsolete Equipment, but only if the proceeds of the sale of such Equipment are (i) used to purchase other Equipment with a transaction or book value not to exceed in the aggregate, in any twelve (12) month period, Two Hundred Thousand

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Dollars ($200,000) or the Euro Currency Equivalent thereof or (ii) immediately turned over to the Lender for application to the Obligations in such order as the Lender may determine in the exercise of its sole and absolute discretion.

6.2.17 Amendments or Modification to Charter Documents.

      None of the Obligors shall permit any amendment or modification to their Charter Documents or to the Charter Documents of any of their Subsidiaries.

                                   ARTICLE VII
                         DEFAULT AND RIGHTS AND REMEDIES

Section 7.1 Events of Default.

      The occurrence of any one or more of the following events shall constitute a default under the provisions of this Agreement, and the term "Default" shall mean, whenever it is used in this Agreement, any one or more of the following events after giving effect to the giving of notice, the lapse of time, or both, as herein provided (and the term "Event of Default" as used herein means one or more of the following events, whether or not any requirement for the giving of notice, the lapse of time, or both has been satisfied):

7.1.1 Failure to Pay.

      The failure of the Obligors to pay any of the Obligations as and when due and payable in accordance with the provisions of this Agreement and/or any of the other Financing Documents, and, except in the case of the failure to make any payment of principal and in the case of the failure to pay any Obligation at its maturity (whether by acceleration or otherwise) or when due on demand, such failure continues uncured for a period of five (5) Business Days.

7.1.2 Breach of Representations and Warranties.

      Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for any Obligor), financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, is false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

7.1.3 Failure to Comply with Certain Covenants.

      The failure of the Obligors to perform, observe or comply with any of the provisions of Section 6.1.1 (Financial Statements) and 6.1.2 (Reports to SEC and Stockholders) of this Agreement or of Section 6.2 (Negative Covenants) of this Agreement.

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7.1.4 Failure to Comply with Other Covenants.

      The failure of the Obligors to perform, observe or comply with any of the provisions of this Agreement other than those covered by Section 7.1.1 (Failure to Pay), Section 7.1.2 (Breach of Representations and Warranties) and Section
7.1.3 (Failure to Comply with Certain Covenants) of this Agreement, and such failure is not cured to the satisfaction of the Lender within a period of thirty
(30) days.

7.1.5 Default Under Other Financing Documents.

      The occurrence of a default (as defined and described therein) under the provisions of any of the other Financing Documents which is not cured within applicable cure periods, if any; or to the extent there is no default defined in such Financing Document a material failure to perform under such Financing Document.

7.1.6 Insolvency.

      If the U.S. Borrower on a consolidated basis shall become insolvent and/or admit its inability to pay its debts as they mature.

7.1.7 Bankruptcy.

      If proceedings in Bankruptcy, or for reorganization of any or all of the Obligors, or for the readjustment of any or all of the Obligor's debts, under the United States Bankruptcy Code (as amended), or in the case of the Dutch Borrower having filed a notice under section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or section 16d of the Social Insurance Co-ordination Act of the Netherlands (Coordinatiewet Sociale Verzekeringen) or any part thereof, or under any other applicable laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by any or all of the Obligors and, except with respect to any such proceedings instituted by any or all of the Obligors, shall not be discharged within sixty (60) days of their commencement.

7.1.8 Receivership.

      A receiver or trustee shall be appointed for any or all of the Obligors or for any substantial part of any or all of the Obligor's assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of any or all of the Obligors and, except with respect to any such appointments requested or instituted by any of the Obligors, such receiver or trustee shall not be discharged within sixty (60) days of his or her appointment, and, except with respect to any such proceedings instituted by the Borrower, such proceedings shall not be discharged within sixty (60) days of their commencement.

7.1.9 Judgment.

      One or more judgments or decrees shall be entered against any or all of the Obligors involving in the aggregate liability in excess of Two Hundred Thousand Dollars ($200,000), and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days after the entry thereof.

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7.1.10 Execution; Attachment.

      Any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

7.1.11 Default Under Other Borrowings.

      Default shall be made with respect to any Indebtedness for Borrowed Money of any Obligor (other than the Loans) for an amount in excess of Two Hundred Thousand Dollars ($200,000) in the aggregate if the effect of such default is to accelerate the maturity of such Indebtedness for Borrowed Money or to permit the holder or obligee thereof or other party thereto to cause such Indebtedness for Borrowed Money to become due prior to its stated maturity.

7.1.12 Unenforceable Liens.

      If the Lender in good faith reasonably determines a material portion of the Lender's Liens on the Collateral is invalid or unenforceable, or if Lender reasonably determines that it does not have the lien position on the Collateral that was contemplated under the terms of this Agreement and the other Financing Documents.

7.1.13 Challenge to Agreements.

      Any Obligor or any guarantor shall challenge the validity and binding effect of any provision of any of the Financing Documents or shall state its intention to make such a challenge of any of the Financing Documents or any of the Financing Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective or to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

7.1.14 Material Adverse Effect.

      An event has occurred which has a Material Adverse Effect.

7.1.15 Change in Control.

      The occurrence of any Change of Control.

7.1.16 Liquidation, Termination, Dissolution.

      Any Obligor shall liquidate, dissolve or terminate its existence without the prior written consent of the Lender.

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7.1.17 Suit by Seller.

      If the Seller should bring suit or other legal action for breach of contract or non-performance under the Purchase Agreement following the U.S. Borrower's failure to pay the amount in excess of Two Hundred Thousand Dollars ($200,000) of any Cash Tax Benefit (as such term is defined in the Purchase Agreement) due under the terms of the Purchase Agreement determined by an accounting firm (acceptable to the Lender in its reasonable discretion) on the date when due in accordance with the terms of the Purchase Agreement.

Section 7.2 Remedies.

      Upon the occurrence of a Default, the Lender may, in the exercise of its or their sole and absolute discretion from time to time, at any time thereafter exercise any one or more of the following rights, powers or remedies:

7.2.1 Acceleration, Termination.

      The Lender may (i) declare the Commitments and the Credit Facilities and any obligation or commitment of the Lender hereunder to make Loans to the Borrowers or to issue Letters of Credit for the account of the Borrowers to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the unpaid principal amount of the Loans, together with accrued and unpaid interest thereon, and all other Obligations then outstanding to be immediately due and payable, whereupon the same shall become and be forthwith due and payable by the Obligors to the Lender, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Obligors; provided, that, in the case of any Default referred to in Section 7.1.6 (Insolvency), Section
7.1.7 (Bankruptcy), and 7.1.8 (Receivership) above, the Commitments and the Credit Facilities and any obligation or commitment of the Lender hereunder to make Loans to the Borrowers Obligors or to issue Letters of Credit for the account of the Borrowers shall immediately and automatically terminate and the unpaid principal amount of the Loans, together with accrued and unpaid interest thereon, and all other Obligations then outstanding shall be automatically and immediately due and payable by the Obligors to the Lender without notice, presentment, demand, protest or other action of any kind, all of which are expressly waived by the Obligors.

7.2.2 Uniform Commercial Code.

      The Lender shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable Laws. Upon the occurrence and during the continuation of a Default, to the extent permitted under applicable law, upon demand by the Lender, the Obligors shall assemble the Collateral and make it available to the Lender at a place designated by the Lender. Upon the occurrence and during the continuation of a Default, the Lender may without notice from time to time enter upon any Obligor's premises to take possession of the Collateral, to remove it, to render it unusable, to process it or otherwise prepare it for sale, or to sell or otherwise dispose of it. Upon the occurrence and during the continuation of a Default, at the Lender's direction, the Obligors shall cease to process, prepare for sale, sell or otherwise dispose of the Collateral.

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      Any written notice of the sale, disposition or other intended action by the Lender with respect to the Collateral which is sent by regular mail, postage prepaid, to the Obligors at the address set forth in Section 8.1 (Notices) of this Agreement, or such other address of the Obligors which may from time to time be shown on the Lender's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute commercially reasonable notice to the Obligors. The Lender may alternatively or additionally give such notice in any other commercially reasonable manner. Nothing in this Agreement shall require the Lender to give any notice not required by applicable Laws.

      If any consent, approval, or authorization of any state, municipal or other Governmental Authority or of any other Person or of any Person having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Obligors agree to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

      The Obligors recognize that the Lender may be unable to effect a public sale of all or a part of the Collateral consisting of Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable Federal and state Laws. The Lender may, therefore, in its discretion, take such steps as it may deem appropriate to comply with such Laws and may, for example, at any sale of the Collateral consisting of securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of the Lender that they are purchasing such securities for their account, for investment, and not with a view to the distribution or resale of any thereof. The Obligors covenant and agree to do or cause to be done promptly all such acts and things as the Lender may request from time to time and as may be necessary to offer and/or sell the securities or any part thereof in a manner which is valid and binding and in conformance with all applicable Laws. Upon any such sale or disposition, the Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral consisting of securities so sold.

7.2.3 Standard of Care.

      To the extent that applicable law may impose duties on the Lender to exercise remedies in a commercially reasonable manner, the Obligors acknowledges and agrees that it is not commercially unreasonable for the Lender (a) to fail to incur expenses reasonably deemed significant by the Lender to prepare any of the Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition,
(b) to fail to obtain third party consents for access to the Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of the Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other Persons obligated on the Collateral or to fail to remove liens or encumbrances on or any adverse claims against the Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on the Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of the Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Obligors, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the collateral is of a specialized nature, (h) to dispose

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of the Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral.

7.2.4 Specific Rights With Regard to Collateral.

      Upon the occurrence and during the continuation of a Default, in addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Lender may (but shall be under no obligation to), without notice to the Obligors, and each Obligor hereby irrevocably appoints the Lender as its attorney-in-fact, with power of substitution, in the name of the Lender and/or in the name of any or all of the Obligors or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Obligors and without notice to the Obligors:

      (a) request any Account Debtor obligated on any of the Accounts to make payments thereon directly to the Lender, with the Lender taking control of the cash and non-cash proceeds thereof;

      (b) compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

      (c) make exchanges, substitutions or surrenders of all or any part of the Collateral;

      (d) copy, transcribe, or remove from any place of business of any Obligor all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Lender make such use of any Obligor's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;

      (e) repair, alter or supply goods if necessary to fulfill in whole or in part the purchase order of any Account Debtor;

      (f) demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

      (g) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

      (h) settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

      (i) endorse or sign the name of any Obligor upon any items of payment, certificates of title, instruments, securities, stock powers, documents, documents of title, financing statements, assignments, notices or other writing relating to or part of the Collateral and on any proof of claim in bankruptcy against an Account Debtor;

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

      (j) notify the Post Office authorities to change the address for the delivery of mail to the Obligors to such address or Post Office Box as the Lender may designate and receive and open all mail addressed to any of the Obligors (which the Lender reasonably believes to be related to an Account of any of the Obligors; and

      (k) take any other action reasonably necessary to realize upon or dispose of the Collateral or to carry out the terms of this Agreement.

      The Obligors further acknowledge and agree that following the occurrence and during the continuation of a Default, the Lender, shall be entitled to enforce any and all rights and remedies available to any or all of the Obligors under the Purchase Agreement and/or under any or all of the Purchase Agreement Documents and/or applicable Laws with respect to the Purchase Agreement Transaction, including (without limitation) rights to indemnification for breach of representations, warranties and covenants.

7.2.5 Application of Proceeds.

      Any proceeds of sale or other disposition of the Collateral will be applied by the Lender to the payment first of any and all Enforcement Costs, and thereafter to the Obligations in such order and manner as the Lender may determine in its sole and absolute discretion; provided that any proceeds of sale or other disposition of the Dutch Collateral will be applied by the Lender only to the payment of the Dutch Obligations in such order and manner as the Lender shall determine in its sole and absolute discretion. If the sale or other disposition (by foreclosure, liquidation or otherwise) of the Collateral fails to fully satisfy the Obligations, the Obligors shall remain liable to the Lender for any deficiency, as appropriate, subject to the limitations provided in
Section 2.9 (Limitations on Joint and Several Liability for Obligations).

7.2.6 Performance by Lender.

      If the Obligors shall fail to pay the Obligations or otherwise fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Financing Documents, the Lender without notice to or demand upon the Obligors and without waiving or releasing any of the Obligations or any Default or Event of Default, may following the occurrence and during the continuation of a Default (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Obligors, and may enter upon the premises of the Obligors for that purpose and take all such action thereon as the Lender may reasonably consider necessary or appropriate for such purpose and each of the Obligors hereby irrevocably appoint the Lender as its attorney-in-fact to do so, with power of substitution, in the name of the Lender, or in the name of any or all of the Obligors or otherwise, for the use and benefit of the Lender but at the cost and expense of the Obligors and without notice to the Obligors. All sums so paid or advanced by the Lender, together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be deemed part of the Enforcement Costs, shall be paid by the Obligors to the Lender on demand, and shall constitute and become a part of the Obligations.

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7.2.7 Other Remedies.

      The Lender may from time to time proceed to protect or enforce the rights of the Lender by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws. The Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of any or all of the Obligors now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender or any Affiliate of the Lender.

                                  ARTICLE VIII
                                  MISCELLANEOUS

Section 8.1 Notices.

      All notices, requests and demands to or upon the parties to this Agreement shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including but not limited to, delivery by overnight mail or courier service, (b) five (5) days after it shall have been deposited in the mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

      Obligors:                 Optelecom, Inc.
                                12920 Cloverleaf Center Drive
                                Germantown, Maryland  20874
                                Attention: Jim Armstrong
                                Facsimile:
                                E-mail:

            with a copy to:     Venable LLP
                                8010 Towers Crescent Drive
                                Suite 300
                                Vienna, Virginia  22182
                                Attention:  Elizabeth R. Hughes
                                Facsimile:
                                E-mail:  erhughes@venable.com

      Lender: Manufacturers and Traders Trust Company 6303 Ivy Lane, Mail Code 261-012
                                Greenbelt, Maryland  20770
                                Attention: Jack Lewin
                                Facsimile:
                                E-mail:  jlewin@mandtbank.com

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            with a copy to:     William J. Thomas
                                Miles & Stockbridge P. C.
                                10 Light Street
                                Baltimore, Maryland 21202
                                Facsimile: 410-385-3700
                                E-mail: wthomas@milesstockbridge.com

By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

Section 8.2 Amendments; Waivers.

      This Agreement and the other Financing Documents may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and the Obligors. No waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Obligors therefrom, shall in any event be effective unless the same shall be in writing signed by the Lender. No course of dealing between the Obligor and the Lender and no act or failure to act from time to time on the part of the Lender shall constitute a waiver, amendment or modification of any provision of this Agreement or any of the other Financing Documents or any right or remedy under this Agreement, under any of the other Financing Documents or under applicable Laws. Without implying any limitation on the foregoing:

      Any waiver or consent shall be effective only in the specific instance, for the terms and purpose for which given, subject to such conditions as the Lender may specify in any such instrument.

      No waiver of any Default or Event of Default shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereto.

      No notice to or demand on the Obligors in any case shall entitle the Obligors to any other or further notice or demand in the same, similar or other circumstance.

      No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver, amendment or modification of any such term, condition, covenant or agreement or of any such breach or preclude the Lender from exercising any such right, power or remedy at any time or times.

      By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

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Section 8.3 Cumulative Remedies.

      The rights, powers and remedies provided in this Agreement and in the other Financing Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Lender shall determine, subject to the provisions of this Agreement, and are in addition to, and not exclusive of, rights, powers and remedies provided by existing or future applicable Laws. In order to entitle the Lender to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement. Without limiting the generality of the foregoing and subject to the terms of this Agreement, the Lender may, subject to the limitations set forth in
Section 2.9 (Limitations on Joint and Several Liability for Obligations):

      (a) proceed against any one or more of the Obligors with or without proceeding against any other Person (including, without limitation, any guarantor) who may be liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations;

      (b) proceed against any one or more of the Obligors with or without proceeding under any of the other Financing Documents or against any Collateral or other collateral and security for all or any part of the Obligations;

      (c) without reducing or impairing the obligation of the Obligors and without notice, release or compromise with any guarantor or other Person liable (by endorsement, guaranty, indemnity or otherwise) for all or any part of the Obligations under the Financing Documents or otherwise;

      (d) without reducing or impairing the obligations of the Obligors and without notice thereof: (i) fail to perfect the Lien in any or all Collateral or to release any or all the Collateral or to accept substitute Collateral, (ii) approve the making of U.S. Revolving Loan Advances and/or the Dutch Revolving Loan Advances under this Agreement, (iii) waive any provision of this Agreement or the other Financing Documents, (iv) exercise or fail to exercise rights of set-off or other rights, or (v) accept partial payments or extend from time to time the maturity of all or any part of the Obligations.

Section 8.4 Severability.

      In case one or more provisions, or part thereof, contained in this Agreement or in the other Financing Documents shall be invalid, illegal or unenforceable in any respect under any Law, then without need for any further agreement, notice or action:

      (a) the validity, legality and enforceability of the remaining provisions shall remain effective and binding on the parties thereto and shall not be affected or impaired thereby;

      (b) the obligation to be fulfilled shall be reduced to the limit of such validity;

      (c) if such provision or part thereof pertains to repayment of the Obligations then, at the sole and absolute discretion of the Lender, all of the Obligations of the Obligors to the Lender shall become immediately due and payable; and


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      (d) if the affected provision or part thereof operates or would prospectively operate to invalidate this Agreement in whole or in part, then such provision or part thereof only shall be void, and the remainder of this Agreement shall remain operative and in full force and effect.

Section 8.5 Assignments and Participations by Lender.

      The Lender may, without notice to or consent of the Obligor, sell, dispose of, assign or transfer to any Person or Persons, all or any part of the Obligations or all or any part of the Financing Documents and each such Person or Persons shall have the right to enforce the provisions of the Financing Documents and any of the Obligations as fully as the Lender, provided that the Lender shall continue to have the unimpaired right to enforce the provisions of the Financing Documents and any of the Obligations as to so much of the Financing Documents and/or the Obligations that it has not sold, assigned or transferred. Additionally, the Lender may sell or grant to any other Person or Persons participations in all or any part of the Obligations or all or any part of the Financing Documents. The Obligor will fully cooperate with the Lender in connection with any such assignment and will execute and deliver such consents and acceptances to any such assignment, amendments to this Agreement in order to effect any such assignment (including, without limitation, the appointment of the Lender as agent for itself and all assignees); provided, that the Obligor's indebtedness, obligations and liabilities under this Agreement and the other Financing Documents will not be increased by reason of any such assignment.

Section 8.6 Disclosure of Information by Lender.

      In connection with any sale, transfer, assignment or participation by the Lender in accordance with Section 8.5 (Assignments and Participations by Lender), the Lender shall have the right to disclose to any actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and/or any of the other Financing Documents or otherwise, provided that any such purchaser, assignee, transferee or participant agrees to treat such information as confidential.

Section 8.7 Successors and Assigns.

      This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Obligors and the Lender and their respective successors and assigns, except that the Obligors shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Lender.

Section 8.8 Continuing Agreements.

      All covenants, agreements, representations and warranties made by the Obligors in this Agreement, in any of the other Financing Documents, and in any certificate delivered pursuant hereto or thereto shall survive the making by the Lender of the Loans and the execution and

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delivery of this Agreement, shall be binding upon the Obligors regardless of how long before or after the date hereof any of the Obligations were or are incurred, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid.

Section 8.9 Enforcement Costs.

      Subject to the limitations set forth in Section 2.9 (Limitations on Joint and Several Liability for Obligations), the Obligors agree to pay to the Lender on demand all Enforcement Costs, together with interest thereon from the date which is five (5) Business Days after written notice of demand until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate. Enforcement Costs shall be immediately due and payable at the time advanced or incurred, whichever is earlier. Without implying any limitation on the foregoing, the Obligors agree, as part of the Enforcement Costs, to pay upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees referred to in this Section. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of the other Obligations and shall survive the termination of this Agreement.

Section 8.10 Applicable Law; Jurisdiction.

8.10.1 Applicable Law.

      As a material inducement to the Lender to enter into this Agreement, the Obligors acknowledge and agree that the Financing Documents, including, this Agreement, shall be governed by the Laws of the State, as if each of the Financing Documents and this Agreement had each been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Obligors, one or more of the Financing Documents may be executed elsewhere. The Lender acknowledges, however, that remedies under certain of the Financing Documents that relate to property outside the State may be subject to the laws of the jurisdiction in which the property is located.

8.10.2 Submission to Jurisdiction.

      The Obligors irrevocably submit to the jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents. Each of the Obligors irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Obligors and may be enforced in any court in which the Obligors are subject to jurisdiction, by a suit upon such judgment, provided that service of process is effected upon the Obligors in one of the manners specified in this Section or as otherwise permitted by applicable Laws.

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8.10.3 Appointment of Agent for Service of Process.

      Each of the Non- U.S. Obligors hereby irrevocably designates and appoints Harvard Business Services as that Non-U.S. Obligor's authorized agent to receive on such Non-U.S. Obligor's behalf service of any and all process that may be served in any suit, action or proceeding of the nature referred to in this
Section in any state or federal court sitting in the State. If such agent shall cease so to act, each of the Non- U.S. Obligors shall irrevocably designate and appoint without delay another such authorized agent in the State satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such other agent's acceptance of such appointment and its agreement that such appointment shall be irrevocable.

8.10.4 Service of Process.

      The Obligors hereby consent to process being served in any suit, action or proceeding of the nature referred to in this Section by (a) the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Obligors at the Obligors' address designated in or pursuant to
Section 8.1 (Notices), and (b) serving a copy thereof upon the agent, if any, designated and appointed by each Obligor as the Obligor's agent for service of process by or pursuant to this Section. Each of the Obligors irrevocably agrees that such service (y) shall be deemed in every respect effective service of process upon the Obligors in any such suit, action or proceeding, and (z) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the Obligors. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the Lender otherwise to bring proceedings against any or all of the Obligors in the courts of any jurisdiction or jurisdictions.

Section 8.11 Duplicate Originals and Counterparts; Counterpart Facsimile Execution.

      This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument. For purposes of executing this Agreement, a document signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

Section 8.12 Headings.

      The headings in this Agreement are included herein for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

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Section 8.13 No Agency.

      Nothing herein contained shall be construed to constitute the Obligors as agents of any of the Lender for any purpose whatsoever or to permit the Obligors to pledge any of the credit of the Lender. The Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof other than through the Lender's gross negligence or willful misconduct. The Lender shall not, by anything herein or in any of the Financing Documents or otherwise, assume the Obligors' obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by the Obligors of any of the terms and conditions thereof.

Section 8.14 Date of Payment.

      Should the principal of or interest on the Loans become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall be payable thereon at the rate per annum specified herein during such extension.

Section 8.15 Entire Agreement.

      This Agreement and the other Financing Documents are intended by the Lender and the Obligors to be a complete, exclusive and final expression of the agreements contained herein. None of the Obligors or the Lender shall hereafter have any rights under any prior agreements pertaining to the matters addressed by this Agreement but shall look solely to this Agreement for definition and determination of all of their respective rights, liabilities and responsibilities under this Agreement.

Section 8.16 Liability of the Lender.

      The Obligors hereby agree that in the absence of the Lender's gross negligence or willful misconduct, the Lender shall not be chargeable for any mistake, act or omission of any accountant, examiner, agency or attorney employed by the Lender in making examinations or investigations or otherwise in perfecting, maintaining or protecting upon any Lien or security interest or any other interest in the Collateral or other security for the Obligations.

      By inspecting the Collateral or any other properties of any Obligor or by accepting or approving anything required to be observed, performed or fulfilled by any Obligor or to be given to the Lender pursuant to this Agreement or any of the other Financing Documents, the Lender shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by the Lender.

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Section 8.17 Patriot Act Notice.

      The Each Lender hereby notifies the Obligors that pursuant to the requirements of the Patriot Act, the Lender is required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of the Obligors and other information that will allow such Lender to identify the Obligors in accordance with the Act.

Section 8.18 Waiver of Trial by Jury.

      EACH OF THE OBLIGORS AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH ANY OR ALL OF THE OBLIGORS AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

      This waiver is knowingly, willingly and voluntarily made by the Obligors and the Lender, and the Obligors and the Lender hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Obligors and the Lender further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

                        (SIGNATURES FOLLOW ON NEXT PAGE)

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      WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

WITNESS OR ATTEST:          OPTELECOM, INC.

/s/ James Armstrong         BY: /s/ Edmund Ludwig (SEAL)
-----------------------         ------------------------
    James Armstrong                 Edmund Ludwig, President and CEO
    -------------------             -------------  -----------------
     (NAME)                             (NAME)           (TITLE)

WITNESS OR ATTEST:          OPTELECOM EUROPE LIMITED

/s/ James Armstrong         BY: /s/ Edmund Ludwig (SEAL)
-----------------------         ------------------------
    James Armstrong                 Edmund Ludwig, President and CEO
    -------------------             -------------  -----------------
     (NAME)                             (NAME)          (TITLE)

WITNESS OR ATTEST:          OPTELECOM UK LIMITED

/s/ James Armstrong         BY: /s/ Edmund Ludwig (SEAL)
-----------------------         ------------------------
    James Armstrong                 Edmund Ludwig, President and CEO
    -------------------             -------------  -----------------
     (NAME)                             (NAME)          (TITLE)

WITNESS OR ATTEST:          NKF ELECTRONICS, B. V.
                             OPTELECOM, INC. ITS MANAGING DIRECTOR

/s/ James Armstrong         BY: /s/ Edmund Ludwig (SEAL)
-----------------------         ------------------------
    James Armstrong                 Edmund Ludwig, President and CEO
    -------------------             -------------  -----------------
     (NAME)                             (NAME)          (TITLE)

WITNESS OR ATTEST:          NKF ELECTRONICS IBERICA S.L., FORMERLY KNOWN AS
                                  NKF IBERICA S.L.

_______________________     BY: /s/ T.W. M Overwijn (SEAL)
                                --------------------------
_______________________             T.W.M Overwijn, Director
                                    --------------  --------
     (NAME)                             (NAME)      (TITLE)

WITNESS OR ATTEST:          MANUFACTURERS AND TRADERS TRUST
                                 COMPANY
_______________________
                            BY: /s/ John H. Lewin, III, (SEAL)
_______________________         ------------------------------
     (NAME)                         JOHN H. LEWIN III, ASSISTANT VICE PRESIDENT


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